                                                                    EXHIBIT 10.4

                                      LEASE

                              40 LANDSDOWNE STREET

                            CAMBRIDGE, MASSACHUSETTS



                                    LANDLORD
================================================================================
                             FC 40 LANDSDOWNE, INC.



                                     TENANT
================================================================================
                        MILLENNIUM PHARMACEUTICALS, INC.






                              DATED: AUGUST 4, 2000

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                                TABLE OF CONTENTS

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                                                                                                                PAGE
ARTICLE I
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RECITALS AND DEFINITIONS..........................................................................................1
         Section 1.1       RECITALS...............................................................................1
         Section 1.2       DEFINITIONS............................................................................1

ARTICLE II

PREMISES AND TERM.................................................................................................3
         Section 2.1       PREMISES...............................................................................3
         Section 2.2       APPURTENANT RIGHTS.....................................................................4
         Section 2.3       LANDLORD'S RESERVATIONS................................................................4
         Section 2.4       PARKING PASSES.........................................................................5
         Section 2.5       COMMENCEMENT DATE; SCHEDULED RENT COMMENCEMENT DATE; RENT COMMENCEMENT DATE............6
         Section 2.6       EXTENSION OPTIONS......................................................................7

ARTICLE III

RENT AND OTHER PAYMENTS...........................................................................................9
         Section 3.1       ANNUAL FIXED RENT......................................................................9
         Section 3.2       REAL ESTATE TAXES......................................................................9
         Section 3.3       OPERATING EXPENSES....................................................................11
         Section 3.4       UTILITY CHARGES.......................................................................13
         Section 3.5       ABOVE-STANDARD SERVICES...............................................................14
         Section 3.6       NO OFFSETS............................................................................14
         Section 3.7       NET LEASE.............................................................................14

ARTICLE IV

ALTERATIONS......................................................................................................14
         Section 4.1       CONSENT REQUIRED FOR TENANT'S ALTERATIONS.............................................14
         Section 4.2       OWNERSHIP OF ALTERATIONS..............................................................15
         Section 4.3       CONSTRUCTION REQUIREMENTS FOR ALTERATIONS.............................................17
         Section 4.4       PAYMENT FOR TENANT ALTERATIONS........................................................17

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ARTICLE V

RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES............................................................18
         Section 5.1       MAINTENANCE OF BUILDING AND COMMON AREAS BY LANDLORD..................................18
         Section 5.2       MAINTENANCE OF PREMISES BY TENANT.....................................................18
         Section 5.3       TENANT-PROVIDED SERVICES..............................................................19
         Section 5.4       DELAYS IN LANDLORD'S SERVICES.........................................................19
         Section 5.5       TENANT'S RESPONSIBILITIES REGARDING HAZARDOUS MATERIALS...............................20
         Section 5.6       LANDLORD'S RESPONSIBILITIES REGARDING HAZARDOUS MATERIALS.............................21
         Section 5.7       CROSS INDEMNIFICATION.................................................................21

ARTICLE VI

TENANT COVENANTS.................................................................................................21
         Section 6.1       PERMITTED USES........................................................................21
         Section 6.2       LAWS AND REGULATIONS..................................................................22
         Section 6.3       RULES AND REGULATIONS; SIGNS..........................................................22
         Section 6.4       SAFETY COMPLIANCE.....................................................................22
         Section 6.5       LANDLORD'S ENTRY......................................................................23
         Section 6.6       FLOOR LOAD............................................................................23
         Section 6.7       PERSONAL PROPERTY TAX.................................................................23
         Section 6.8       ASSIGNMENT AND SUBLEASES..............................................................23

ARTICLE VIII

NDEMNITY AND INSURANCE...........................................................................................26
         Section 7.1       INDEMNITY.............................................................................26
         Section 7.2       LIABILITY INSURANCE...................................................................27
         Section 7.3       PERSONAL PROPERTY AT RISK.............................................................27
         Section 7.4       LANDLORD'S INSURANCE..................................................................27
         Section 7.5       WAIVER OF SUBROGATION.................................................................28
         Section 7.6       POLICY REQUIREMENTS...................................................................28

ARTICLE VIII

CASUALTY AND EMINENT DOMAIN......................................................................................28
         Section 8.1       RESTORATION FOLLOWING.................................................................28
         Section 8.2       LANDLORD'S TERMINATION ELECTION.......................................................29
         Section 8.3       TENANT'S TERMINATION ELECTION.........................................................29
         Section 8.4       CASUALTY AT EXPIRATION OF LEASE.......................................................30
         Section 8.5       EMINENT DOMAIN........................................................................30
         Section 8.6       RENT AFTER CASUALTY OR TAKING.........................................................30
         Section 8.7       TEMPORARY TAKING......................................................................30
         Section 8.8       TAKING AWARD..........................................................................30
         Section 8.9       CASUALTY OR EMINENT DOMAIN OR CONSTRUCTION DELAYS AFFECTING PARKING PRIVILEGES........31

                                       ii

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ARTICLE IX

DEFAULT..........................................................................................................32
         Section 9.1       TENANT'S DEFAULT......................................................................33
         Section 9.2       DAMAGES...............................................................................33
         Section 9.3       CUMULATIVE RIGHTS.....................................................................34
         Section 9.4       LANDLORD'S SELF-HELP..................................................................34
         Section 9.5       ENFORCEMENT EXPENSES; LITIGATION......................................................35
         Section 9.6       LATE CHARGES AND INTEREST ON OVERDUE PAYMENTS.........................................35
         Section 9.7       LANDLORD'S RIGHT TO NOTICE AND CURE; TENANT'S SELF-HELP RIGHTS........................35

ARTICLE X

MORTGAGEES'AND GROUND LESSORS'RIGHTS.............................................................................36
         Section 10.1      SUBORDINATION.........................................................................36
         Section 10.2      PREPAYMENT OF RENT NOT TO BIND MORTGAGEE..............................................36
         Section 10.3      TENANT'S DUTY TO NOTIFY MORTGAGEE: MORTGAGEE'S ABILITY TO CURE........................37
         Section 10.4      ESTOPPEL CERTIFICATES.................................................................37

ARTICLE XI

INTENTIONALLY OMITTED - SEE WORK LETTER..........................................................................38

ARTICLE XII

MISCELLANEOUS....................................................................................................39
         Section 12.1      NOTICE OF LEASE.......................................................................39
         Section 12.2      NOTICES...............................................................................39
         Section 12.3      SUCCESSORS AND LIMITATION ON LIABILITY................................................39
         Section 12.4      WAIVERS BY THE LANDLORD...............................................................39
         Section 12.5      ACCEPTANCE OF PARTIAL PAYMENTS OF RENT................................................40
         Section 12.6      INTERPRETATION AND PARTIAL INVALIDITY.................................................40
         Section 12.7      QUIET ENJOYMENT.......................................................................40
         Section 12.8      BROKERAGE.............................................................................40
         Section 12.9      SURRENDER OF PREMISES AND HOLDING OVER................................................40
         Section 12.10     GROUND LEASE..........................................................................41
         Section 12.11     FINANCIAL REPORTING...................................................................42
         Section 12.12     CAMBRIDGE EMPLOYMENT PLAN.............................................................42
         Section 12.13     TRUCK DELIVERY ROUTES; TRAFFIC MITIGATION MEASURES....................................42
         Section 12.14     PARKING AND TRANSPORTATION DEMAND MANAGEMENT..........................................42
         Section 12.15     LABORATORY ANIMALS....................................................................43
         Section 12.16     NO CONSEQUENTIAL DAMAGES..............................................................43
         Section 12.17     GOVERNING LAW.........................................................................43
         Section 12.18     TERMINATION RIGHTS FOR FAILURE OF CONDITIONS..........................................43
         Section 12.19     DECLARATION OF COVENANTS..............................................................45

EXHIBIT A           -      Basic Lease Terms
EXHIBIT A-1         -      Formula for Annual Fixed Rent
EXHIBIT B           -      Legal Description
EXHIBIT B-1         -      University Park Site Plan
EXHIBIT C           -      Work Letter
EXHIBIT D           -      Standard Services
EXHIBIT E           -      Rules and Regulations
EXHIBIT G           -      Measurement Method
EXHIBIT H-1         -      Form of MIT Non-Disturbance Agreement
EXHIBIT I           -      Form of Permanent Lender's SNDA
EXHIBIT J           -      Dispute Resolution Process
EXHIBIT K           -      Construction Lender's SNDA
EXHIBIT L           -      Forest City Completion Guaranty
EXHIBIT M           -      Millennium Completion Guaranty

                                      LEASE

                                    ARTICLE I

                            RECITALS AND DEFINITIONS

         Section 1.1 RECITALS. This Lease (this "Lease") is entered into this 4th day of August, 2000 by and between FC 40 Lansdowne, Inc. (the "Landlord"), a Massachusetts corporation, and Millennium Pharmaceuticals, Inc. (the "Tenant"), a Delaware corporation.

         In consideration of the mutual covenants herein set forth, the Landlord and the Tenant do hereby agree to the terms and conditions set forth in this Lease.

         Section 1.2 DEFINITIONS. The following terms shall have the meanings indicated or referred to below:

         "Additional Rent" means all charges payable by the Tenant pursuant to this Lease other than Annual Fixed Rent, including without implied limitation the Tenant's parking charges as provided in Section 2.4; the Tax Expenses as provided in Section 3.2; the Operating Expenses in accordance with Section 3.3; amounts payable for special services pursuant to Section 3.5; costs for alterations or additions to the Premises exceeding the Tenant's Allowance (as described in the Work Letter); and the Landlord's share of any sublease or assignment proceeds pursuant to Section 6.8.

         "Annual Fixed Rent" - See Exhibit A, and Section 3.1.

         "Base Building Improvements" - See the Work Letter.

         "Base Systems" - See the Work Letter.

         "Building" means the building to be constructed in accordance with the Work Letter and located at 40 Landsdowne Street, Cambridge, Massachusetts, which Building is also referred to as the Premises.

         "Commencement Date" - See Section 2.5.

         "Common Areas" - See Section 2.2.

         "Declaration of Covenants" means that certain Declaration of Covenants dated as of December 15, 1997 made by Massachusetts Institute of Technology, as declarant, recorded on March 12, 1998 in the Middlesex South Registry of Deeds as Instrument No. 1065 and filed on March 12, 1998 in the Middlesex South Registry District of the Land Court as Document No. 1058425.

         "Extension Term" - See Section 2.6.

         "Excusable Delay" - See the Work Letter.

         "External Causes" means, when referring to a party's responsibilities under this Lease, collectively (i) Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties, unusual shortages of materials or equipment in the ordinary course of trade, extraordinary weather conditions, government order or regulations or other cause not reasonably within the control of such party, and not due to the fault or neglect of such party, and (ii) any act, failure to act or neglect of the other party or the other party's servants, agents, employees, licensees or, which in the case of the Tenant shall include, without limitation, its sublessees, licensees or other occupants deriving their rights under Tenant, which delays such party in the performance of any act required to be performed by such party under this Lease. External Causes shall not include financial inability nor the inability of the responsible party therefor to obtain permits for work to be performed under the Work Letter.

         "Initial Term" - See Exhibit A.

         "Land" means the parcel of land situated in Cambridge, Massachusetts, described in Exhibit B and depicted in Exhibit B-1.

         "Landlord's Original Address" - See Exhibit A.

         "Lease Year" means each period of one year during the Term commencing on the Rent Commencement Date or on any anniversary thereof.

         "Leasehold Improvements" - See the Work Letter.

         "Market Rate Parking Charge" means the monthly parking rate for structured parking facilities charged from time to time by owners of parking facilities of comparable quality at mixed use office/research parks, providing similar convenience and proximity to the work environment, and similar services and amenities in the geographical area of East Cambridge including University Park.

         "Permitted Uses" - See Exhibit A.

         "Premises" means the Building.  See Exhibit A and Section 2.1.

         "Project Schedule" - See Schedule C-4 to the Work Letter.

         "Property" means the Land and the Building.

         "Removable Alterations" - See Section 4.2.

         "Rent Commencement Date" - See Section 2.5.

         "Scheduled Rent Commencement Date" means the date therefor in the Project Schedule, subject to Section 2.5.

         "Substantial Completion" - See the Work Letter.

         "Tenant's Original Address" - See Exhibit A.

         "Term" means the Initial Term together with the Extension Term, to the extent an extension option is timely exercised by the Tenant under Section 2.6.

         "35 Landsdowne" means the building to be constructed by an Affiliate of Landlord and leased to Tenant pursuant to a separate lease of even date herewith.

         "University Park" means the area in Cambridge, Massachusetts, bounded on the North side by Massachusetts Avenue, Green and Blanche Streets, on the East side by Landsdowne, Cross and Purrington Streets, on the South side by Pacific Street and on the West side by Brookline Street.

         "Work Letter" means the letter agreement of even date herewith between the Landlord and Tenant relating to the construction of the Building and the leasehold improvements in the Premises attached hereto and made a part hereof as Exhibit C.

                                   ARTICLE II

                                PREMISES AND TERM

         Section 2.1 PREMISES. The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, for the Term, the Premises. The Premises includes the entire rentable floor area of the Building. The Tenant acknowledges that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of the Landlord with respect to the Premises, the Building or the Property or with respect to the suitability of any of them for the conduct of the Tenant's business. Prior to closing the construction loan and commencing construction of the Building, the Landlord shall deliver to the Tenant a statement from the Landlord's architect setting forth the rentable floor area of the Premises and the total rentable floor area of the Building as computed in accordance with Exhibit G (it being agreed that the Building shall be designed to contain between 190,000 and 215,000 square feet of rentable floor area as computed in accordance with Exhibit G). Upon achievement of the Tenant Construction Readiness Date, the rentable floor area of the Premises shall be finally determined in accordance with Exhibit G. The Landlord and the Tenant shall, after such determination at the request of either party, confirm in writing the rentable square feet of floor area in the Premises, initial Annual Fixed Rent and the total number of Parking Passes to be provided to the Tenant hereunder.

         Section 2.2       APPURTENANT RIGHTS.

                  (a) COMMON AREAS. The Tenant shall have as appurtenant to the Premises, the nonexclusive right to use in common with others, subject to reasonable rules of general applicability throughout University Park, common walkways and driveways necessary or reasonably convenient for access to the Building, and all other areas in and amenities of University Park outside of the Building as are made available generally to the occupants of University Park or the general public (collectively, "Common Areas").

                  (b) ROOF RIGHTS. Subject to the provisions of Section 2.3(b) below, the Tenant shall have, as appurtenant to the Premises (and exclusively for use in connection with the occupancy of the Premises), the exclusive right of access to and use of the roof for the purpose of installing and maintaining mechanical equipment, antennae and dishes which, in each case, have been pre-approved by the Landlord as part of the initial construction of the Building or as otherwise approved by the Landlord under Article IV, subject however, to reasonable rules and regulations of general applicability within University Park of which the Tenant is given notice from time to time made by the Landlord.

                  (c) PREFERENCE REGARDING DAY CARE CENTER. Landlord agrees to cause its Affiliate to enforce the existing provision(s) in the lease to Bright Horizons that tenants of University Park will be given preference regarding the day care center.

         Section 2.3       LANDLORD'S RESERVATIONS.

                  (a) RESERVED COMMON AREA RIGHTS. The Landlord reserves the right from time to time, without unreasonable interference with the Tenant's use (including the specialized needs of Tenant's operations which Landlord hereby acknowledges) to alter or modify Common Areas, provided that (i) any such actions are effected in a good and workmanlike manner at no additional cost to Tenant (other than improvements thereto the costs of which are shared by tenants in University Park pursuant to the Declaration of Covenants) and (ii) such alterations or modifications do not impair Tenant's access to the Premises or its practical use and enjoyment thereof or of the Common Areas.

                  (b) RESERVED ROOF RIGHTS. The Landlord reserves the right from time to time, without unreasonable interference with the Tenant's use, to access, install, use, maintain, repair, replace and relocate mechanical and communications equipment on the roof of the rooftop penthouse, and any related conduits, wires and appurtenant fixtures and equipment ("Landlord Reserved Roof Rights"), provided that the Landlord agrees that the exercise of Landlord's Reserved Roof Rights shall not be permitted to impair the Tenant's conduct of business operations in the Premises including, without limitation, the Tenant's equipment which is located on the roof and Tenant's communication with off-premises locations of the Tenant or its affiliates. Landlord agrees that it shall not exercise its reserved rights set forth in this
         Section 2.3(b) until the first anniversary of the Rent Commencement Date, unless it receives Tenant's prior written consent, which Tenant may withhold in its sole discretion. The Tenant acknowledges that the Tenant's right to make installations, improvements and alterations upon the roof of the Building, in addition to being limited by Article IV of this Lease, shall be restricted to mechanical equipment serving the Premises, and antennae, satellite dishes or other communications equipment that serves exclusively the business activities conducted in the Premises (exclusive of a communications business being conducted in the Premises) including, without limitation, the communication with off-premises locations of the Tenant or its affiliates.

                  (c) GROUND FLOOR LOBBY. Tenant hereby acknowledges that the Landlord has an interest in the appearance and use of the ground floor lobby of the Building notwithstanding that the Building shall be occupied by a single tenant. The Tenant hereby agrees that visitors may enter the front door to the lobby during normal business hours, provided that they shall not have access to the elevators or through the lobby to any other entrance to or exit from the Building. For purposes hereof, normal business hours shall mean Monday through Friday from 8:00 a.m. to 5:00 p.m. Accordingly, Tenant shall not alter the appearance of said lobby in a way contrary to the standards mutually agreed upon by Landlord and Tenant, without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed; provided that such consent shall be deemed given if not denied by Landlord within ten (10) business days of a request therefor and if still not denied within five (5) business days of a written reminder notice, which reminder notice shall state the "deemed approval" consequences of failure to respond.

         Section 2.4 PARKING PASSES. The Landlord shall provide and the Tenant shall pay for Parking Passes (as defined in EXHIBIT A) for use by the Tenant's employees in accordance with EXHIBIT A. Charges for the Tenant's Parking Passes hereunder shall be determined in accordance with EXHIBIT A, shall constitute Additional Rent and shall be payable monthly to the Landlord, during the Term, from and after the Rent Commencement Date. The Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by the Rules and Regulations promulgated by the Landlord in accordance with Section 6.3, of which the Tenant is given written notice, with respect to the use of the parking facilities provided by the Landlord pursuant to this Lease. The Landlord acknowledges that it is the Landlord's responsibility to assure that holders of Parking Passes who fulfill the requirements of the Rules and Regulations are able to find available parking spaces at 55 Franklin Street and/or 80 Landsdowne Street in which to park their motor vehicle.

         At any time during the Term the Landlord shall have the right to assign the Landlord's obligations to provide parking, as herein set forth, together with the Landlord's right to receive Additional Rent for such parking spaces as herein provided, to a separate entity created for the purpose of providing the parking privileges set forth herein. In such event, the Landlord and the Tenant agree to execute and deliver appropriate documentation, including documentation with the new entity, reasonably necessary to provide for the new entity to assume the Landlord's obligations to provide the parking privileges to the Tenant as specified herein and for the Tenant to pay the Additional Rent attributable to the parking privileges directly to the new entity, provided, however, the Landlord shall at all times remain obligated to the Tenant for the Tenant's parking privileges hereunder as an obligation of the Landlord under this Lease, notwithstanding that a new entity is providing the same to the Tenant pursuant to separate documentation.

         Section 2.5 COMMENCEMENT DATE; SCHEDULED RENT COMMENCEMENT DATE; RENT COMMENCEMENT DATE. "Commencement Date" means the date on which the Tenant is first provided access to any portion of the Premises for the construction of the Base Systems or the Leasehold Improvements. "Rent Commencement Date" for the Building shall be the earlier of (i) the date specified for Tenant Improvement Substantial Completion in the Project Schedule, which date shall be extended as hereinafter set forth (the "Scheduled Rent Commencement Date") or (ii) the date on which Tenant commences occupancy for business of any portion of the Premises. Notwithstanding the foregoing, upon the following terms and conditions, but not otherwise, if (i) the Landlord is delayed in achieving (a) Tenant Construction Readiness beyond the Tenant Construction Readiness Date, or (b) Substantial Completion of the Base Building Improvements beyond the date set forth therefor on the Project Schedule (as such terms are defined in the Work Letter), or (ii) the Tenant is delayed in Tenant's Construction Work by a Landlord Delay (as such terms are defined in the Work Letter) and (iii) any such delay is not due to Tenant Delay, then the Scheduled Rent Commencement Date shall be postponed by the number of days that Tenant Construction Readiness and/or Substantial Completion of the Base

Building Improvements is so delayed, up to 120, provided that Rent Commencement Date shall not be postponed by the number of days of Landlord Delay if and to the extent Tenant is not actually delayed because Landlord provides access to Tenant to commence its work prior to Landlord's having fully achieved Tenant Construction Readiness. In addition to the foregoing, in the event the aggregate number of days of Landlord Delay, which cause Tenant to be actually delayed, exceeds one hundred twenty (120), then Rent Commencement Date shall be postponed by the number of Landlord Delay days in excess of 120, multiplied by 1.5.

         Without limitation of the foregoing, there shall be no postponement of the Scheduled Rent Commencement Date to the extent that the Tenant Construction Readiness Date, Substantial Completion of the Base Building Improvements or Tenant's Construction Work is delayed on account of Tenant Delay. The postponement of the Scheduled Rent Commencement Date, set forth above, shall constitute the sole and liquidated damages with respect to damages associated with any delay in the Tenant's ability to occupy the Premises by virtue of Landlord Delay and, except as expressly otherwise provided in Article 9 of the Work Letter, the Tenant shall have no right to terminate this Lease on account thereof. Nothing in this paragraph is intended to limit or prevent Tenant from occupying the Premises prior to the Rent Commencement Date.

         Section 2.6 EXTENSION OPTIONS. Provided that there has been no Event of Default which is uncured and continuing on the part of the Tenant and the Tenant or a Tenant Affiliate (as defined in Section 6.8) is, as of the date of exercise and as of the commencement date of either the Special Extension Term or the Extension Term (as such terms are defined below), actually occupying either (i) at least seventy-five percent (75%) of the Premises, or (ii) at least seventy-five percent (75%) of the rentable area leased by Tenant and any Tenant Affiliates within University Park (not including subleases) for its own business purposes, the Tenant shall have the following extension rights:

                  (a) The Tenant shall have the right to extend the Term hereof for one (1) period of ten (10) years (such ten (10) year period the "Extension Term") on the terms and conditions set forth in this Section 2.6(a) and (b). Such right to extend the Term shall be exercised by the giving of notice by Tenant to Landlord at least eighteen (18) months prior to the expiration of the Initial Term. Upon the giving of such notice, this Lease and the Term hereof shall be extended for an additional term of ten (10) years without the necessity for the execution of any additional documents except a document memorializing the Annual Fixed Rent for the Extension Term to be determined as set forth below. Time shall be of the essence with respect to the Tenant's giving notice to extend the Term. In no event may the Tenant extend the Term under this Section 2.6 for more than ten (10) years after the expiration of the Initial Term.

                  (b) The Extension Term shall be upon all the terms, conditions and provisions of this Lease except the Annual Fixed Rent during the ten (10) year Extension Term shall be the then Extension Fair Rental Value of the Premises for such Extension Term to be determined under
         Section 2.6(c) below, but in no case less than the Annual Fixed Rent that was applicable thereto immediately preceding the Extension Term with respect to which the Extension Fair Rental Value is to be established (the "Then Applicable Annual Fixed Rental Rate"). If the Tenant makes a written request to the Landlord for a proposal for the Extension Fair Rental Value for an Extension Term, the Landlord shall make such a written proposal to the Tenant within thirty (30) days after receipt of the Tenant's request therefor, but in no event shall the Landlord be required to deliver such a proposal sooner than twenty-one (21) months prior to the date as of which such proposal is to become effective. Alternatively, the Landlord may, at its election, propose an Extension Fair Rental Value to the Tenant without any request having been made.

                  (c) For purposes of the Extension Term described in Section 2.6(a), the Extension Fair Rental Value of the Premises shall mean the then current fair market annual rent for leases of other space similarly improved, taking into account the condition to which such premises have been improved (excluding Removable Alterations) and the economic terms and conditions specified in this Lease that will be applicable thereto, including the savings, if any, due to the absence or reduction of brokerage commissions. The Landlord and the Tenant shall endeavor to agree upon the Extension Fair Rental Value of the Premises within forty five (45) days after the Tenant has exercised an option for an Extension Term. If the Extension Fair Rental Value of the Premises is not agreed upon by the Landlord and the Tenant within this time frame, each of the Landlord and the Tenant shall retain a real estate professional with at least ten (10) years continuous experience in the business of appraising or marketing similar commercial real estate in the Cambridge, Massachusetts area who shall, within thirty
         (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Extension Fair Rental Value. The Landlord and the Tenant shall simultaneously exchange such reports; provided, however, if either party has not obtained such a report within ninety (90) days after the last day of the forty-five (45) day period referred to above in this Section 2.6(c), then the determination set forth in the other party's report shall be final and binding upon the parties. If both parties receive reports within such time and the lower determination is within ten percent (10%) of the higher determination, then the average of these determinations shall be deemed to be the Extension Fair Rental Value for the Premises. If these determinations differ by more than ten percent (10%), then the Landlord and the Tenant shall mutually select a person with the qualifications stated above (the "Final Professional") to resolve the dispute as to the Extension Fair Rental Value for the Premises. If the Landlord and the Tenant cannot agree upon the designation of the Final Professional within thirty (30) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional. Within ten (10) days of the selection of the Final Professional, the Landlord and the Tenant shall each submit to the Final Professional a copy of their respective real estate professional's determination of the Extension Fair Rental Value for the Premises. The Final Professional shall not perform his or her own valuation, but rather shall, within thirty (30) days after such submissions, select the submission which is closest to the determination of the Extension Fair Rental Value for the Premises which the Final

         Professional would have made acting alone. The Final Professional shall give notice of his or her selection to the Landlord and the Tenant and such decision shall be final and binding upon the Landlord and the Tenant. Each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this paragraph, and one-half of the fees and expenses of the Final Professional. In the event that the commencement of the Extension Term occurs prior to a final determination of the Extension Fair Rental Value therefor (the "Extension Rent Determination Date"), then the Tenant shall pay the Annual Fixed Rent at the greater of (i) the rate specified by the Landlord in its proposed Extension Fair Rental Value or (ii) the Then Applicable Fixed Rental Rate. If the Annual Fixed Rent for the Extension Term is determined to be greater than the Annual Fixed Rent paid with respect to the Premises prior to the Extension Rent Determination Date, then the Tenant shall pay to the Landlord the amount of such underpayment within ten (10) days of the Extension Rent Determination Date, and if the Annual Fixed Rent for the Extension Term is determined to be less than the Annual Fixed Rent paid with respect to the Premises prior to the Extension Rent Determination Date, then the Landlord shall credit the amount of such overpayment against the monthly installments of Annual Fixed Rent thereafter coming due.

                                   ARTICLE III

                             RENT AND OTHER PAYMENTS

         Section 3.1 ANNUAL FIXED RENT. From and after the Rent Commencement Date (as defined in Exhibit A), the Tenant shall pay, without notice or demand, monthly installments of one-twelfth (1/12th) of the Annual Fixed Rent in effect and applicable to the Premises in advance for each full calendar month of the Term following the Rent Commencement Date and of the corresponding fraction of said one-twelfth (1/12th) for any fraction of a calendar month at the Rent Commencement Date. The Annual Fixed Rent applicable to the Premises during the Initial Term shall be determined in accordance with the formula attached hereto as Exhibit A-1.

         Section 3.2 REAL ESTATE TAXES. From and after the Rent Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the entirety of the Tax Expenses (as such term is hereinafter defined) for the Premises in accordance with this Section 3.2. The terms used in this Section 3.2 are defined as follows:

                  (a) "Fiscal Year" means the 12-month period beginning February 1 each year, or such other fiscal period of twelve (12) consecutive months hereinafter adopted by Landlord for lease administration purposes.

                  (b) "The Tax Expenses" with respect to any Fiscal Year means the aggregate Real Estate Taxes on the Property with respect to that Fiscal Year, reduced by any abatement receipts with respect to that Fiscal Year.

                  (c) "Real Estate Taxes" means (i) all taxes and special assessments of every kind and nature assessed by any governmental authority on the applicable property; and (ii) reasonable expenses of any proceedings for abatement or other reduction of such taxes or special assessments which expenses shall include fees paid to consultants in proactively negotiating assessments with the City of Cambridge prior to issuance of tax bills, provided that Tenant has been given prior notice of Landlord's intention to incur fees in excess of $5,000 per tax fiscal year which notice shall include a reference to any fee cap and has approved the same, such approval not to be unreasonably withheld or delayed. Any special assessments to be included within the definition of "Real Estate Taxes" shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law) required to be paid during the Fiscal Year in respect of which such taxes are being determined. The Landlord hereby represents and warrants that, as of the date hereof, it has no knowledge of any special assessments affecting either the Premises or University Park. There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes, all so-called linkage payments and delinquency interest or penalties; provided, however, that if at any time during the Term the present system of AD VALOREM taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so based, shall be deemed to be included within the term "Real Estate Taxes," based on the Building being the Landlord's only property. There shall also be excluded from the definition of "Real Estate Taxes" any taxes on the Building relating to capital improvements not approved by the Tenant, except for capital improvements required by law or required by the terms of this Lease.

         Payments by the Tenant on account of the Tax Expenses shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent and shall be in an amount of the greater of (i) one-twelfth (1/12th) of the Tax Expenses for the current Fiscal Year as reasonably estimated by the Landlord, or (ii) an amount reasonably estimated by any ground lessor of the Land or holder of a first mortgage on the Property, to be sufficient, if paid monthly, to pay the Landlord's Tax Expenses on the dates due to the taxing authority.

         Not later than ninety (90) days after the Tax Expenses are determinable for the first Fiscal Year of the Term or fraction thereof and for each succeeding Fiscal Year or fraction thereof during the Term, the Landlord shall render the Tenant a statement in reasonable detail showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Property, and any abatements or refunds of such taxes. Reasonable expenses incurred in obtaining any tax abatement or refund not previously charged may be charged against such tax abatement or refund before the adjustments are made for the Fiscal Year provided that Tenant has been given prior notice of Landlord's intention to incur fees in excess of $5,000 per tax fiscal year which notice shall include a reference to any fee cap and has approved the same, such approval not to be unreasonably withheld or delayed. If at the time such statement is rendered it is determined with respect to any Fiscal Year, that the Tenant has paid (i) less than the Tax Expenses or (ii) more than the Tax Expenses, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within fifteen (15) days of such statement the amount of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tax Expenses next thereafter coming due (or refund such overpayment within fifteen (15) days if the Term has expired and the Tenant has no further obligation to the Landlord).

         To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Fiscal Year, the statement to be furnished by the Landlord shall be rendered and payments made on account of such installments. Landlord shall, upon Tenant's request therefor, provide Tenant with copies of all applicable tax bills, statements, records and the like, as well as copies of Landlord's calculations and all other relevant information.

         At the reasonable request of the Tenant, the Landlord shall use reasonable efforts to contest or seek abatement of any Real Estate Taxes affecting the Premises. Should the Landlord contest or seek abatement of such taxes, then it shall do so with diligence and shall keep the Tenant appropriately informed, in the Landlord's reasonable discretion, as to such action.

         Section 3.3 OPERATING EXPENSES. From and after the Rent Commencement Date, during the Term the Tenant shall pay to the Landlord, as Additional Rent, the entirety of the Operating Expenses for the Property, as hereinafter defined, in accordance with this Section 3.3.

                  (a) "Operating Expenses" means the Landlord's actual and reasonable cost of operating, cleaning, maintaining and repairing the Property, the roads, driveways and walkways for providing access to the Building and shall include without limitation, the cost of fulfilling the maintenance and repair obligations required to be performed by Landlord under Section 5.1 and the cost of services specified on Exhibit D; premiums for insurance carried pursuant to Section 7.4; the reasonable amount deductible from any insurance claim of the Landlord; reasonable compensation including, without limitation, reasonable fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons (University Park/Building general manager and below) directly engaged in the operating, maintaining or cleaning of the Property, to the extent allocable to the Property; interior landscaping and maintenance; steam, water, sewer, gas, oil electricity, telephone and other utility charges (excluding such utility charges either separately metered or separately chargeable to tenants for either measured or additional or special services); cost of building and cleaning supplies; the costs of routine environmental management programs operated by Landlord; market rental costs for equipment used in the operating, cleaning, maintaining or repairing of the Property, or the amortized cost of equipment owned by the Landlord; cost of cleaning; cost of maintenance, repairs and replacements (other than repairs and replacements reimbursed from contractors under guarantees or made by the Landlord pursuant to the Work Letter); cost of snow removal; cost of landscape maintenance; security services; payments under service contracts with independent contractors; management fees at reasonable rates consistent with comparable single-tenant buildings in campus settings in the Cambridge market with the type of occupancy and services rendered; the cost of any capital repair or improvement: (i) required by any law or regulation enacted or promulgated after the issuance of a building permit for the construction of the Building, (ii) which is required in order to maintain the Property in the condition it is required to be kept and maintained under Section 5.1 (excluding those repairs, however, which are necessitated by Landlord's negligence or willful misconduct or the errors or omissions by the Landlord's base building architect or contractor(s) or which are the responsibility of Landlord pursuant to the Work Letter), (iii) which reduces the Operating Expenses for the Property (but the same shall not be considered Operating Expenses to the extent the amortized cost of the capital improvement exceeds the amount of such reduction), (iv) which improves the management and operation of the Property in a manner reasonably acceptable to Tenant, or (v) which is required to maintain the Common Areas in the condition required by the Declaration of Covenants (but excluding any costs or expenses associated with the initial development of Common Areas and Facilities and Initial Open Space Improvements, as defined in the Declaration of Covenants) (all such capital costs to be amortized in accordance with generally accepted accounting principles, together with interest on the unamortized balance at the base lending rate announced by a major commercial bank designated by the Landlord, or such higher rate as may have been paid by the Landlord on funds borrowed for the purpose of constructing such capital improvements, with only the annual amortization amount being included in Operating Expenses with respect to any Fiscal Year); charges equitably and reasonably allocated to the Building for the operating, cleaning, maintaining, securing and repairing of University Park common areas and amenities; and all other reasonable and necessary (in the Landlord's reasonable judgment) expenses paid in connection with the operation, cleaning, maintenance and repair of the Property. Any costs related to the Common Areas shall, for the purposes of determining Operating Expenses for the Property, be allocated to the Building based upon the methodology set forth in the Declaration of Covenants, subject in all events to Section 12.20, hereof.

                  Operating Expenses for the Property shall not include the following: the amortized cost of capital improvements expressly not allowed pursuant to the preceding paragraph unless otherwise approved by the Tenant; the Tax Expenses; cost of repairs or replacements (i) resulting from eminent domain takings, (ii) to the extent reimbursed by insurance or otherwise, (iii) resulting from correcting defects in the work for which the Landlord is obligated pursuant to the Work Letter, or (iv) resulting from Landlord's negligence or willful misconduct; replacement or contingency reserves; ground lease rents or payment of debt obligations; legal and other professional fees for matters not relating to the normal administration and operation of the Property, such as those fees incurred in connection with eviction proceedings and rent collection; promotional, advertising, public relations or brokerage fees and commissions paid in connection with services rendered for securing or renewing leases; interest or penalties for late payments; depreciation and other non-cash charges; and separately metered or submetered utilities.

                  Notwithstanding anything to the contrary contained in this
         Section 3.3(b), the reasonable costs of the Tenant-Provided Services (as defined in Section 5.3) shall be excluded from the calculation of the Operating Expenses for the Property.

         Payments by the Tenant for the Operating Expenses for the Property shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Operating Expenses for the Property for each Fiscal Year.

         Not later than one hundred twenty (120) days after the end of each Fiscal Year or fraction thereof during the Term or fraction thereof at the end of the Term, the Landlord shall render the Tenant a statement in reasonable detail and according to usual accounting practices certified by an officer of the Landlord, showing for the preceding Fiscal Year or fraction thereof, as the case may be, the Operating Expenses for the Property. Said statement to be rendered to the Tenant also shall show for the preceding Fiscal Year or fraction thereof, as the case may be, the amounts of Operating Expenses already paid by the Tenant. If at the time such statement is rendered it is determined with respect to any Fiscal Year, that the Tenant has paid (i) less than the Operating Expenses for the Property or (ii) more than the Operating Expenses for the Property, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Operating Expenses for the Property next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired and the Tenant has no further obligation to the Landlord).

         The Tenant may examine or audit the accounts and original bills for Operating Expenses upon ten (10) days' prior written notice to the Landlord, but no more often than one (1) time in any Fiscal Year. The Landlord agrees that it will make available to the Tenant in the Landlord's office in University Park, during regular business hours, such information as the Landlord has available at such office. In similar manner, the Tenant may examine such further records as the Landlord (or its affiliates) may have, but such matters will be conducted where the Landlord customarily keeps such records, which may be at the headquarters of the Landlord's parent company. The Tenant shall bear the cost of any such audit, unless the same discloses a discrepancy in excess of three percent (3%) of the Tenant's Operating Expenses for the Fiscal Year in question, in which event the Landlord shall reimburse the Tenant for such costs reasonably incurred. For any given Fiscal Year of the Landlord, the Tenant must make any such audit within two (2) years after the Tenant's receipt of itemized statements (and any supporting documentation requested by the Tenant) referred to in the preceding paragraph. The Tenant must further make any claim for revision of Operating Expenses for such Fiscal Year by written notice to the Landlord within said two (2) year period.

         Section 3.4 UTILITY CHARGES. During the Term, the Tenant shall pay directly to the provider of the service all separately metered charges for steam, heat, gas, electricity, fuel and other services and utilities furnished to the Premises. The Tenant shall cause all electricity and gas service (specifically serving the Premises and not the common areas) provided by a public utility to be furnished on a separately metered basis.

         Section 3.5 ABOVE-STANDARD SERVICES. If the Tenant requests and the Landlord elects to provide any services to the Tenant in addition to those described in Exhibit D, the Tenant shall pay to the Landlord, as Additional Rent, the amount billed by Landlord for such services at Landlord's standard rates as from time to time in effect, so long as such rates are consistent with comparable services in comparable buildings within the Cambridge market. If the Tenant has requested that such services be provided on a regular basis, the Tenant shall, if requested by the Landlord, pay for such services at their actual cost to Landlord, including, without limitation, a reasonable overhead component, at the time and in the fashion in which Annual Fixed Rent under this Lease is payable. Otherwise, the Tenant shall pay for such additional services within fifteen (15) days after receipt of an invoice from the Landlord.

         Section 3.6 NO OFFSETS. Annual Fixed Rent and Additional Rent shall be paid by the Tenant without offset, abatement or deduction except as provided herein.

         Section 3.7 NET LEASE. It is understood and agreed that this Lease is a net lease and that the Annual Fixed Rent is absolutely net to the Landlord excepting only the Landlord's obligations to pay any debt service or ground rent on the Property, to provide the Landlord's services, to repair or restore the Premises after any casualty or condemnation as provided in Article VIII hereof, to pay the real estate taxes and operating expenses which the Tenant is not required to pay under this Lease and to otherwise comply with its obligations hereunder that are specifically described herein as not subject to reimbursement by Tenant.

                                   ARTICLE IV

                                   ALTERATIONS

         Section 4.1 CONSENT REQUIRED FOR TENANT'S ALTERATIONS. The Tenant shall not make alterations or additions to the Premises except in accordance with the Construction Rules and Regulations, and with plans and specifications therefor first approved by the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be deemed granted if not denied within ten (10) business days of request therefor and if still not denied within five (5) business days of a written reminder notice, which reminder notice shall state the "deemed approval" consequences of failure to respond. Notwithstanding the foregoing, the Tenant may, from time to time without the Landlord's prior consent and at the Tenant's own expense, make interior non-structural alterations and changes in and to the Premises costing less than $100,000 in each instance, provided that such alterations or changes (i) do not materially diminish the value of the Building, (ii) are not incompatible with existing mechanical or electrical, plumbing, HVAC or other systems in the Building, and
(iii) do not affect the exterior
appearance of the Building, in each case, as reasonably determined by the Landlord. Whether or not the Tenant's changes and/or alterations require the Landlord's consent pursuant to this paragraph, the Tenant shall give reasonable prior notice to the Landlord of any alterations and changes in and to the Premises which the Tenant intends to undertake, together with a reasonable description of the proposed work and such plans and specifications, if any, as the Tenant has therefor. Tenant shall furnish Landlord an "as-built" set of plans and specifications of the Premises annually, on the first day of each Fiscal Year, in addition to any other plans and specifications furnished by Tenant to Landlord from time to time. The Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (i) involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises (including, without limitation, interior alterations or additions that affect the exterior appearance of the Building), or any facility serving any area of the Building outside of the Premises or any publicly accessible major interior features of the Building; (ii) will require unusual expense to readapt the Premises to normal use as a biotechnology office and research and development facility unless the Tenant first gives assurance acceptable to the Landlord that such readaptation will be made prior to such termination without expense to the Landlord; or (iii) would not be compatible with existing mechanical or electrical, plumbing, HVAC or other systems in the Building; provided, however, with respect to clause (iii), the Landlord shall not withhold its approval if the Tenant agrees to, at its own cost and expense and within a reasonable period of time as determined by the Landlord, make such alterations or additions compatible with all Building systems and equipment. Neither the Landlord's failure to object to any proposed alterations or additions, nor the Landlord's approval of any plans and specifications furnished by Tenant to Landlord, shall be construed as superseding in any respect, or as a waiver of Landlord's right to enforce, the Tenant's obligation to fulfill all of the terms and conditions of this Lease applicable to any work contemplated thereby.

         Notwithstanding anything to the contrary contained in this Section 4.1, if any of the Tenant's proposed alterations and/or additions affect the roof or the envelope of the Building, the following additional conditions shall apply:
(i) Such alterations and changes will not in any way interfere with the proper functioning of and Landlord's access to the roof of the Building or any equipment thereon; (ii) adequate measures shall be taken to screen and otherwise reduce the visibility and noise of such mechanical equipment, antennae and dishes consistent with the appearance and design scheme required by the City of Cambridge and other structures in University Park, and (iii) such alterations and changes shall comply with the University Park Urban Design Guidelines which have been delivered by Landlord to Tenant.

         Section 4.2 OWNERSHIP OF ALTERATIONS. All alterations and additions shall be part of the Building and owned by the Landlord, except for certain biotechnology laboratory equipment that is to be installed in the Premises, which shall be deemed to be independent of the real property, and which have been identified as Removable Alterations (as defined herein) in accordance with the terms of this Section 4.2 and by mutual agreement between the Landlord and Tenant either at the time of the Tenant's initial occupancy of the Premises or from time to time thereafter; provided, however, that, other than with respect to the original construction of the Millennium Project (as defined in the Work Letter), the Landlord may require removal by Tenant of all or any portion of all other alterations and additions so long as Landlord advised Tenant of such requirement prior to the installation of the alteration or addition by Tenant. If the Tenant fails to inform the Landlord, in writing, at least ten (10) days prior to the installation of the alteration or addition, thereby preventing the Landlord from making a determination as to whether it will want such addition or alteration removed from the Premises prior to its installation, then the Landlord may require such removal without exception. All specialized equipment, trade fixtures and furnishings not attached to the Premises (but excluding "Standard Installed Laboratory Equipment", as defined in the Work Letter) shall remain the property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2, all Tenant Construction Work funded by the Landlord Allowances and installed as part of the Millennium Project (as defined in the Work Letter) (the "Landlord Funded Alterations") shall be part of the Building and owned by the Landlord, and all Tenant Construction Work, alterations and additions which are necessary for the use of the Premises as an operational biotechnology laboratory (the "Base Laboratory Alterations") as well as the Standard Installed Laboratory Equipment, regardless of who funded their acquisition and installation, shall be owned by Landlord, may not be removed by Tenant, and shall in no event constitute Removable Alterations. All alterations and additions which: (i) are not Landlord Funded Alterations; (ii) are not Base Laboratory Alterations; (iii) are not Standard Installed Laboratory Equipment; and (iv) have been designated as Removable Alterations by mutual agreement from time to time established between the Landlord and the Tenant (such items being hereinafter collectively referred to as the "Removable Alterations") shall remain the property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease, unless the Landlord elects to purchase all or a portion of such Removable Alterations from the Tenant for a price equal to the then depreciated book value thereof established on the Tenant's books maintained in accordance with generally accepted accounting principals consistently applied. If the Landlord terminates this Lease on the basis of a default by the Tenant, and the Landlord elects to purchase all or a portion of the Removable Alterations as provided above, then the Landlord will credit such amounts due to the Tenant against any sums owed by Tenant to Landlord, whether overdue Annual Fixed Rent, Additional Rent, damages or otherwise and pay to Tenant the balance within sixty (60) days thereafter. In connection with any removal by the Tenant of the Removable Alterations, the Tenant shall cap off all utility connections behind the adjacent interior finish and restore such interior finish to the extent necessary so that the Premises are left with complete wall, ceiling and floor finishes.

         The Tenant shall have the right to subject the Removable Alterations to a prior security interest in connection with the financing of its Leasehold Improvements (as defined in the Work Letter) so long as the security agreement evidencing the secured party's interest in such Removable Alterations:

                  (a) Requires the secured party to offer the Removable Alterations to the Landlord prior to offering them to third parties in the case of a default by the Tenant as part of the secured party's remedy under such security agreement;

                  (b) Prohibits the sale of any Removable Alterations at the Premises (although secured lender(s) may conduct a viewing of the Removable Alterations at the Premises); and

                  (c) Provides that the secured party agrees to fulfill the Tenant's restoration and repair obligations as a condition to recovering possession of the Removable Alterations.

         Section 4.3 CONSTRUCTION REQUIREMENTS FOR ALTERATIONS. All construction work by the Tenant shall be done in a good and workmanlike manner employing only first-class materials and in compliance with Construction Rules and Regulations and with all applicable laws and all lawful ordinances, regulations and orders of Governmental authority and insurers of the Building, all as more specifically set forth in the Work Letter. The Landlord or Landlord's authorized agent may (but without any implied obligation to do so) inspect the work of the Tenant at reasonable times and shall give notice of observed defects. All of the Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by the Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by the Landlord's general contractor or by contractors or workmen first approved by the Landlord, which approval the Landlord agrees not to unreasonably withhold or delay. The Tenant, before starting any work, shall comply with the Tenant Design and Construction Manual which has been delivered by Landlord to Tenant and shall cause Tenant's contractors to comply therewith, shall secure all licenses and permits necessary therefor and shall deliver to the Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to the Landlord in its reasonable discretion and consistent with the security requirements for comparable work in comparable buildings in the Cambridge market protecting the Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry worker's compensation insurance in statutory amounts covering all the contractors' and subcontractors' employees and comprehensive general public liability insurance with limits of $1,000,000 (individual ) and $5,000,000 (occurrence), or in such lesser amounts as Landlord may accept, covering personal injury and death and property damage (all such insurance to be written in companies approved reasonably by the Landlord and insuring the Landlord, such individuals and entities affiliated with the Landlord as the Landlord may designate, and the Tenant as well as the contractors and to contain a requirement for at least thirty (30) days' notice to the Landlord prior to cancellation, nonrenewal or material change), and to deliver to the Landlord certificates of all such insurance.

         Section 4.4 PAYMENT FOR TENANT ALTERATIONS. The Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by the Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises and promptly to discharge or bond over any such liens which may so attach. If any such lien shall be filed against the Premises and the Tenant shall fail to cause such lien to be discharged within fifteen (15) days after receipt by the Tenant of notice of the filing thereof, the Landlord after a further five
(5) days' written notice may cause such lien to be discharged by payment, bond or otherwise without investigation as to the validity thereof or as to any offsets or defenses which the Tenant may have with respect to the amount claimed. The Tenant shall reimburse the Landlord, as Additional Rent, for any cost so incurred and shall indemnify and hold harmless the Landlord from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorneys' fees) which may be incurred or suffered by the Landlord by reason of any such lien or its discharge.

                                    ARTICLE V

              RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES

         Section 5.1 MAINTENANCE OF BUILDING AND COMMON AREAS BY LANDLORD. Except as otherwise provided in Section 5.3 and Article VIII, the Landlord shall make such repairs to the major structural elements of the Building, including the roof, exterior walls and floor slabs as may be necessary to keep and maintain the same in good condition and repair. Landlord shall maintain and make repairs to the mechanical systems, including HVAC systems, and equipment serving the Building as are necessary to keep them in good order, condition and repair. If requested by Tenant, Landlord shall maintain and repair additional building mechanical equipment which are part of the building (such as exhaust fans) required as a result of laboratory functions ("Additional Mechanical Equipment"), provided that Landlord shall have no responsibility to maintain or repair Tenant's laboratory equipment. The Landlord shall further perform the services designated as Landlord's Services on Exhibit D. The Landlord shall in no event be responsible to the Tenant for any condition in the Premises, the Building or the Land caused by an act or neglect of the Tenant, or any invitee or contractor or agent of the Tenant. Landlord's costs in performing such services shall be reimbursed by the Tenant to the extent provided in Section
3.3. Without in any way limiting the foregoing: (a) Tenant shall maintain any laboratories and other specialized use areas within the Premises, and, except in the event of an emergency, Landlord shall not enter the same without reasonable prior written notice to the Tenant; (b) Tenant shall have the right to approve Landlord's maintenance staff, such approval not to be unreasonably withheld, conditioned or delayed; and (c) Landlord and Tenant shall work together to develop a mutually satisfactory preventive maintenance plan.

         Section 5.2 MAINTENANCE OF PREMISES BY TENANT. The Tenant shall keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, reasonable wear and tear excepted and further excepting those repairs for which the Landlord is responsible pursuant to Sections 5.1,
8.1 and 8.5. Tenant shall surrender the Premises and all alterations and additions thereto, at the end of the Term, in good order, condition and repair, first removing all goods and effects of the Tenant and, to the extent specified by the Landlord by notice to the Tenant, all alterations and additions, including the Removable Alterations, made by the Tenant, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. If the Tenant elects to provide the Tenant-Provided Services, identified as such in Section 5.3, the Tenant shall perform the Tenant-Provided Services promptly, as necessary and appropriate, with due diligence and in accordance with the standards therefor established under Section 5.3. The Tenant shall not permit or commit any damage (waste), and the Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building by the Tenant, or any of the contractors or invitees of the Tenant. Unless Tenant requests Landlord to do so on its behalf pursuant to Section 5.1 hereof, Tenant shall maintain and repair all Additional Mechanical Equipment and cause same to be kept in good order, condition and repair consistent with prevailing standards at comparable first-class biotechnology facilities.

         Section 5.3 TENANT-PROVIDED SERVICES. Notwithstanding anything to the contrary contained in this Article V, the Tenant may choose to provide, at its own cost and expense, in lieu of the Landlord providing the same under this Lease, certain of the building services within the Premises, as specified in Exhibit D (as modified from time to time by mutual consent of Landlord and Tenant, such consent not to be unreasonably withheld, conditioned or delayed) and such other services as may be hereafter approved by the Landlord in its reasonable discretion. Such services which are paid for and provided by the Tenant are hereinafter referred to as the "Tenant-Provided Services." The provision by Tenant of Tenant-Provided Services shall be subject to reasonable standards imposed by Landlord for the purpose of assuring the fulfillment of the reasonable requirements of any ground lessee, mortgagee, tenant, governmental authority or other third party pertaining to the maintenance and operation of the Building in good order, condition and repair and in compliance with all legal requirements.

         Section 5.4 DELAYS IN LANDLORD'S SERVICES. The Landlord shall not be liable to the Tenant for any compensation or reduction of rent by reason or inconvenience or annoyance or for loss of business arising from the necessity of the Landlord or its agents entering the Premises for any purposes authorized in this Lease, or for repairing the Premises or any portion of the Building. In case the Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the Landlord's part, by reason of any External Cause, the Landlord shall not be liable to the Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

         The Landlord reserves the right to stop any service or utility system the Landlord provides or causes to be provided under this Lease (i.e. exclusive of any Tenant-Provided Services or other obligations of the Tenant under this Lease) when necessary by reason of accident or emergency, until necessary repairs have been completed; provided, however, that in each instance of stoppage, the Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, the Landlord will schedule contemplated stoppages at times reasonably approved by the Tenant and will use reasonable efforts to avoid unnecessary inconvenience to the Tenant by reason thereof. To the extent that the Landlord is providing or causing to be provided heat, light or any utility or service, in no event shall the Landlord have any liability to the Tenant for the unavailability of the same to the extent that such unavailability is caused by External Causes, provided, however, that the Landlord is obligated to exercise reasonable efforts to restore such services or utility systems' operation. The Landlord agrees to carry rent interruption insurance in commercially reasonable amounts which, to the extent commercially reasonable, permits recovery within five (5) days after the insured peril. If the unavailability of heat, light or any utility or service provided or caused to be provided by the Landlord other than the unavailability of the same due to the Tenant's acts or omissions renders all or any portion of the Premises untenantable, and the Tenant ceases to occupy the same for the conduct of its business, the Tenant shall receive an abatement of rent as reasonably determined by the Landlord, taking into account the extent of Tenant's loss of use of the Premises, commencing with the day following the expiration of the deductible period provided in Landlord's rent interruption insurance. For all purposes of this Lease, if Tenant has responsibility for maintenance and repair of any aspect of the Building or any equipment or system therein, the functioning and performance of the same shall be the responsibility of the Tenant under this Lease, and shall in no event constitute a service or utility system that the Landlord provides or causes to be provided under this Lease.

         Section 5.5 TENANT'S RESPONSIBILITIES REGARDING HAZARDOUS MATERIALS. The Tenant covenants and agrees that the Tenant shall not use, generate, store or dispose, nor shall the Tenant suffer or permit the use, generation, storing or disposal in the Premises or otherwise by any of Tenant's contractors, licensees, invitees, agents or employees, of any oil, toxic substances, hazardous wastes or hazardous materials (collectively, "Hazardous Materials") in, on or about the Premises, the Building or the Land, except for Hazardous Materials that are necessary or appropriate for Tenant's operation of an office and research facility, and in all cases which Hazardous Materials must be used, generated, stored and disposed of in compliance with all applicable law and regulations. The Tenant covenants and agrees that Tenant shall comply with all applicable laws and regulations in handling and disposing of materials used in its research or other uses of the Premises, whether or not considered Hazardous Materials, and no dumping, flushing or other introduction of Hazardous Materials into the septic, sewage or other waste disposal systems serving the Premises shall occur, except as specifically permitted by law and subject to the conditions and qualifications imposed by any governmental license or permit. The Tenant shall provide to the Landlord copies of all licenses and permits that the Tenant has been required to obtain prior to the handling of any such Hazardous Materials, and the Tenant must obtain all of such licenses and permits prior to the commencement of operations in the Premises requiring the same. From time to time during the Term of this Lease, and thereafter during which the Tenant occupies any portion of the Premises, the Tenant shall provide the Landlord with such reasonable substantiation of the Tenant's compliance with the requirements of this Section 5.5 and any additional requirements set forth in Section 6.2 as the Landlord may reasonably request. The Tenant covenants and agrees that the Tenant shall, at its sole cost, promptly remove or remediate all Hazardous Materials that are found upon the Premises, the Building or the Land by virtue of the failure of the foregoing covenants and agreements to have been fulfilled, or otherwise as the result of the act or omission of Tenant or its contractors, licensees, invitees, agents or employees, in a manner complying with all applicable laws and regulations and the provisions of this Lease. If the Tenant should have any responsibility under this Section 5.5 to remove or remediate Hazardous Materials, the Tenant shall keep the Landlord reasonably informed as to the status of the environmental condition at issue, promptly furnish to the Landlord copies of all regulatory filings with any governmental regulatory agencies in connection therewith, and substantiate the performance of its obligations under this Section 5.5.

         Section 5.6 LANDLORD'S RESPONSIBILITIES REGARDING HAZARDOUS MATERIALS. From and after the date hereof, and during the Term of this Lease, if the removal or remediation of Hazardous Materials from the Premises, Building or Land is required to be undertaken, then except to the extent such obligation is the responsibility of the Tenant under Section 5.5 hereof, the Landlord covenants and agrees to undertake the same. Without limitation of the foregoing, if necessary to comply with any applicable legal requirements, should the existing environmental condition of the Land require the removal or remediation of Hazardous Materials, such removal or remediation is expressly intended herein to be the Landlord's responsibility under this Section 5.6. The Landlord shall keep the Tenant reasonably informed as to the status of the environmental condition at issue, promptly furnish to the Tenant copies of all regulatory filings with any governmental regulatory agencies in connection therewith, and substantiate the performance of its obligations under this Section 5.6.

         Section 5.7 CROSS INDEMNIFICATION. Each of the Landlord and the Tenant shall defend and indemnify the other and hold the other harmless from and against any damages, liability or expense associated with claims by governmental or other third parties arising out of the presence, removal or remediation of Hazardous Materials for which the indemnifying party is responsible for compliance, removal or remediation under this Lease.

                                   ARTICLE VI

                                TENANT COVENANTS

         The Tenant covenants during the Term and for such further time as the Tenant occupies any part of the Premises:

         Section 6.1 PERMITTED USES. The Tenant shall occupy the Premises only for the Permitted Uses, and shall not injure or deface the Premises or the Property, nor permit in the Premises any auction sale. The Tenant shall give written notice to the Landlord, within twenty (20) days after the Rent Commencement Date and thereafter once annually within twenty (20) days of each anniversary of the Rent Commencement Date, of any materials on OSHA's right to know list or which are subject to regulation by any other federal, state, municipal or other governmental authority and which the Tenant intends to have present at the Premises. The Tenant shall comply with all requirements of public authorities and of the Board of Fire Underwriters in connection with methods of storage, use and disposal thereof although nothing herein shall prevent the Tenant from challenging the validity of such requirements. The Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any objectionable noise, odor or vibration, nor use or devote the Premises or any part thereof for any purpose which is contrary to law or ordinance, or liable to invalidate or increase premiums (above those normally incurred for Permitted
Uses) for any insurance on the Building or its contents (unless the Tenant pays for any such increase in premiums or liable to render necessary any alteration or addition to the Building, nor commit or permit any waste in or with respect to the Premises.

         Section 6.2 LAWS AND REGULATIONS. The Tenant shall comply with all federal, state and local laws, regulations, ordinances. executive orders, federal guidelines, and similar requirements in effect from time to time, including, without limitation, City of Cambridge ordinances numbered 1005 and 1086 and any subsequently adopted ordinance for employment and animal experimentation with respect to animal experiments and hazardous waste and any such requirements pertaining to employment opportunity, anti-discrimination and affirmative action. Tenant shall have the right to contest any notice of violation for any of the foregoing by appropriate proceedings diligently conducted in good faith.

         Section 6.3 RULES AND REGULATIONS; SIGNS. The Tenant agrees to comply with such reasonable and non-discriminatorily enforced rules and regulations of general applicability ("Rules and Regulations") as (i) may from time to time be made by the Landlord of which the Tenant is given written notice, so far as the same relate to the use of the Building, the Land and the Tenant's appurtenant parking privileges and (ii) may from time to time be promulgated under the Declaration of Covenants (subject in all events to Section 12.20, hereof) with respect to all or any portion of University Park. In the event of any conflict between the provisions of this Lease and the provisions of any Rules and Regulations made by the Landlord, the provisions of this Lease shall control. The Tenant shall not obstruct in any manner any portion of the Property; and, except as set forth in this Lease, shall not permit the placing of any signs, curtains, blinds, shades, awnings or flagpoles, or the like, visible from outside the Building.

         The Tenant shall have the right to install a single sign with its corporate logo on the facade of the Building. Any such exterior sign, however, shall be subject to prior approval by the City of Cambridge, and Landlord's reasonable approval regarding the content, size, design and location on the Building facade and all signs must be consistent with all applicable legal requirements.

         Section 6.4 SAFETY COMPLIANCE. The Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority because of the manner of use made by the Tenant and to procure all licenses and permits so required because of such manner of use and, if requested by the Landlord, do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Tenant's Permitted Uses. Tenant shall conduct such periodic tests, evaluations or certifications of safety appliances and laboratory equipment as are required or recommended in accordance with generally accepted standards for good laboratory practice to ensure that such safety appliances and equipment remain in good working order, and shall, upon Landlord's reasonable request but not more often than two (2) times in any Fiscal Year, provide to Landlord copies of such reports, evaluations and certifications.

         Section 6.5 LANDLORD'S ENTRY. The Tenant shall permit the Landlord and it agents, after reasonable notice except in the case of emergencies, to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, monitoring Tenant's compliance with the requirements and restrictions set forth in this Lease, and for the purpose of showing the Premises to prospective purchasers and mortgagees at all reasonable times and to prospective tenants within twelve (12) months of the end of the Term provided that in connection with such entry, Tenant may provide procedures reasonably designed so as not to jeopardize Tenant's trade secrets, proprietary technology or critical business operations, including accompaniment of all such persons by an employee of the Tenant. In case of an emergency, the Landlord shall make good faith efforts to notify the Tenant in person or by telephone prior to such entry, and in any event, the Landlord shall notify Tenant promptly thereafter such entry.

         Section 6.6 FLOOR LOAD. The Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and as set forth in Schedule C-1 of the Work Letter attached hereto. The Tenant's machines and mechanical equipment shall be placed and maintained by the Tenant at the Tenant's expense in settings sufficient to absorb or prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

         Section 6.7 PERSONAL PROPERTY TAX. The Tenant shall pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed. Tenant shall have the right to contest the validity or amount of any such taxes by appropriate proceedings diligently conducted in good faith.

         Section 6.8 ASSIGNMENT AND SUBLEASES. The Tenant shall not assign this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) the whole or any part of the Premises (each a "Transfer") without, in each instance, having first received the consent of the Landlord which consent shall not be unreasonably withheld or delayed; provided, however, that a Transfer shall include an assignment only to the extent that it is an assignment of the Lease to a successor tenant and not a collateral assignment. Tenant shall have no right to transfer its roof rights granted under Section 2.2(b) other than in connection with a Transfer of the whole or any part of the Premises for purposes of enabling the transferee to occupy the same for the conduct of its business therein (provided that the occupancy of part of the Premises in service of a business the substantial orientation of which is roof communications shall not qualify as such an occupancy). Except as specifically permitted herein, any Transfer made without such consent shall be void, and in no event shall the Tenant have the right to mortgage, pledge, hypothecate or otherwise transfer this Lease. The Landlord shall not be deemed to be unreasonable in withholding its consent to any proposed Transfer by the Tenant based on any of the following factors:

                  (a) If the manner in which the proposed occupant conducts its business operations is not consistent, in Landlord's reasonable opinion, with the image and character of the University Park development as a first-class office/research and development park then the Landlord may reasonably withhold its consent.

                  (b) If Landlord or any affiliate of the Landlord has already issued a written proposal to or received a written proposal from or on behalf of the proposed occupant regarding space within University Park that is or is to become available for lease, then the Landlord may reasonably withhold its consent.

If the Tenant desires to contest the Landlord's withholding of consent to any proposed Transfer based on any of the foregoing factors, then Tenant shall, within sixty (60) days after receipt of the Landlord's notice withholding consent, send written notice of such disagreement to the Landlord. After the Landlord's receipt of such notice, the Landlord and the Tenant shall have thirty
(30) days within which to resolve such controversy after which such controversy shall be resolved by submittal to the binding Dispute Resolution Process described in Exhibit J attached hereto and made a part hereof.

         Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to assign or otherwise transfer this Lease or the Premises, or part of the Premises, without obtaining the prior consent of Landlord, (a) to an entity owning a majority of Tenant or to a majority owned subsidiary or to an entity which is majority owned by the same entity which owns a majority of Tenant (any of the foregoing being referred to herein as a "Tenant Affiliate"), provided that (i) the transferee shall, subject to applicable law, regulation or prior binding agreement, prior to the effective date of the transfer, deliver to Landlord instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form reasonably acceptable to Landlord, and (ii) at the time of such transfer there shall not be an uncured Event of Default under this Lease; or (b) to the purchaser of at least fifty percent (50%) of its assets or stock, or to any entity into which the Tenant may be merged or consolidated (along with all or substantially all of its assets) (the "Acquiring Company"), provided that (i) the net worth of the Acquiring Company upon the consummation of the transfer or merger shall not be less than the net worth of the Tenant at the time immediately prior to such transfer or merger, (ii) the Acquiring Company continues to operate the business conducted in the Premises consistent with the Permitted Uses described in Exhibit A hereto, (iii) the Acquiring Company shall assume in writing, in form reasonably acceptable to Landlord, all of Tenant's obligations under this Lease, (iv) Tenant shall provide to Landlord such additional information regarding the Acquiring Company as Landlord shall reasonably request, and (v) Tenant shall pay Landlord's reasonable out-of-pocket expenses incurred in connection therewith. Unless Landlord shall have objected to such assignment or transfer by Tenant within ten (10) business days following Landlord's receipt of the information or items described in (b)(i) and (iii) above, Landlord shall be deemed to have waived its right to object thereto. Each of the transfers described in this paragraph is referred to hereinafter as "Permitted Transfers." In no event shall any transaction consummated for the purpose of evading Tenant's obligation to obtain Landlord's consent under this Section 6.8 be construed as a Permitted Transfer, notwithstanding that such transaction otherwise qualifies as a Permitted Transfer.

         Whether or not the Landlord consents, or is required to consent, to any Transfer, the Tenant named herein shall remain fully and primarily liable for the obligations of the tenant hereunder, including, without limitation, the obligation to pay Annual Fixed Rent and Additional Rent provided under this Lease.

         The Tenant shall give the Landlord notice of any proposed Transfer, whether or not the Landlord's consent is required hereunder, specifying the provisions thereof, including (i) the name and address of the proposed subtenant, assignee, mortgagee or other transferee, (ii) a copy of the proposed subtenant's, assignee's, mortgagee's or other transferee's most recent annual financial statement, (iii) all of the terms and provisions upon which the proposed Transfer is to be made including, without limitation, all of the documentation effectuating such Transfer (which shall be subject to the Landlord's approval not to be unreasonably withheld) and such other reasonable information concerning the proposed Transfer or concerning the proposed subtenant, assignee, mortgagee or other transferee as the Tenant has obtained in connection with the proposed Transfer. The Tenant shall reimburse the Landlord promptly for reasonable legal and other expenses incurred by the Landlord in connection with any request by the Tenant for consent to any Transfer. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than the Tenant, or there is otherwise a Transfer after an Event of Default the Landlord may, at any time and from time to time, collect rent and other charges from the assignee, sublessee, occupant, mortgagee or transferee and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the prohibitions contained in this Section 6.8 or the acceptance of the assignee, sublessee or occupant as a tenant or a release of the Tenant from the further performance by the Tenant of covenants on the part of the Tenant herein contained. The Tenant shall pay to the Landlord fifty percent (50%) of any amounts the Tenant receives from any subtenant, assignee, mortgagee or other transferee as rent, additional rent or other forms of compensation or reimbursement other than those which are less than or equal to the aggregate of (i) the then due and payable (present valued in a manner reasonably satisfactory to Landlord in the case of an assignment or similar Transfer) proportionate monthly share of Annual Fixed Rent, Additional Rent and all other monies due to Landlord pursuant to this Lease (allocable in the case of a sublease to that portion of the Premises being subleased) and (ii) the reasonable transaction costs associated with such a transaction, which shall include brokerage commissions, fees for legal services and any expenses of preparing the Premises or applicable portion thereof for occupancy by such subtenant, assignee, mortgagee or other transferee (provided that only the monthly amortization of the expenses incurred in preparing the space for occupancy by such transferee, utilizing an interest component reasonably satisfactory to Landlord, may be included in this calculation in case of a sublease or similar Transfer). The preceding sentence shall not apply to any Permitted Transfers. Neither the fact that the Landlord's consent may not be required in order for the Tenant to effectuate a Permitted Transfer, nor the consent by the Landlord to a Transfer for which the Landlord's consent is required shall be construed to relieve the Tenant from obtaining the express consent in writing of the Landlord to any further Transfer whether by the Tenant or by anyone claiming by, through or under the Tenant including, without limitation, any assignee, subtenant, mortgagee or other transferee, excluding any Permitted Transfer.

         Landlord may elect, within thirty (30) days of receipt of written notice from Tenant of any proposed assignment of Tenant's entire interest under this Lease prior to approving or disapproving any such proposed assignment, to repossess the Premises. Landlord may thereafter lease the Premises in such a manner as the Landlord may in its sole discretion determine. In the event Landlord elects to repossess the Premises as provided above, then all of the Tenant's rights and obligations hereunder with respect to the Premises shall cease and shall be of no further force and effect. The provisions of this paragraph shall not apply to Permitted Transfers.

                                   ARTICLE VII

                             INDEMNITY AND INSURANCE

         Section 7.1 INDEMNITY. The Tenant shall indemnify and save harmless the Landlord and the Landlord's ground lessees, mortgagees and managing agent for the Building from and against all claims, loss, or damage of whatever nature arising from (i) any breach by Tenant of any obligation of Tenant under this Lease, or (ii) from any negligence or misconduct of the Tenant, or the Tenant's contractors, licensees, invitees, agents, servants or employees, or (iii) arising from any accident, injury or damage whatsoever caused to any person or property in or about the Premises, occurring after the initial occupancy of all or any portion of the Premises and until the end of the Term and thereafter, so long as the Tenant is in occupancy of any part of the Premises, provided that the foregoing indemnity shall not include any claims, loss or damage to the extent arising from any negligence or misconduct of the Landlord, or the Landlord's contractors, licensees, agents, servants or employees or the Landlord's ground lessees, mortgagees or managing agent for the Building.

         The Landlord shall indemnify and save harmless the Tenant from and against all claims, loss, or damage of whatever nature arising from (i) any breach by Landlord of any obligation of Landlord under this Lease or (ii) from any negligence or misconduct of the Landlord, or the Landlord's contractors, licensees, agents, servants or employees, occurring after the initial occupancy of the Premises provided that the foregoing indemnity shall not include any claims, loss or damage to the extent arising from any act, omission or negligence of the Tenant, or the Tenant's contractors, licensees, invitees, agents, servants or employees.

         The foregoing indemnity and hold harmless agreements shall include indemnity against reasonable attorneys' fees and all other costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon, and the defense thereof, but shall be subject to the limitation specified in Section 12.15.

         Section 7.2 LIABILITY INSURANCE. The Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as the Tenant is in occupancy of any part of the Premises, a policy of comprehensive general liability insurance under which the Landlord (and any individuals or entities affiliated with the Landlord, any ground lessor and any holder of a mortgage on the Property of whom the Tenant is notified by the Landlord) and the Tenant are named as insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7.1, in the broadest form of such coverage from time to time available. Each such policy shall be noncancellable and nonamendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Lease) with respect to the Landlord and such ground lessors and mortgagees without thirty (30) days' prior notice to the Landlord and such ground lessors and mortgagees and at the election of the Landlord, either a certificate of insurance or a duplicate original policy shall be delivered to the Landlord. The minimum limits of liability of such insurance as of the Commencement Date shall be Ten Million Dollars ($10,000,000.00) for combined bodily injury (or death) and damage to property (per occurrence) with an aggregate annual limit of liability of Ten Million Dollars ($10,000,000.00), and from time to time during the Term such limits of liability shall be increased to reflect such higher limits as are customarily required pursuant to new leases of space in the Boston-Cambridge area with respect to similar properties.

         Section 7.3 PERSONAL PROPERTY AT RISK. The Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of the Tenant and of all persons claiming by, through or under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant, may be on the Premises or elsewhere in the Building or on the Land or parking facilities provided hereby, shall be at the sole risk and hazard of the Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes. by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Landlord, except that the Landlord shall in no event be exonerated from any liability to the Tenant or to any person, for any injury, loss, damage or liability to the extent caused by Landlord's or its employees', agents' or contractors' negligence or willful misconduct.

         Section 7.4 LANDLORD'S INSURANCE. The Landlord shall carry such all risk casualty and liability insurance upon and with respect to operations at the Building as may from time to time be deemed reasonably prudent by the Landlord with deductibles in amounts carried at comparable buildings with similar uses within the Cambridge market or required by any mortgagee holding a mortgage thereon or any ground lessor of the Land, in an amount equal to the replacement cost of the Building, including all leasehold improvements, exclusive of foundations, site preparation and other nonrecurring construction costs. During the period of construction of the Building, prior to the Rent Commencement Date, Landlord shall carry Builder's Risk insurance with respect to the Building, and the cost thereof shall be allocated between Landlord and Tenant based on the proportionate costs of construction work to be done by Landlord (as described in the Work Letter) and construction work to be done by Tenant (as described in the Work Letter).

         Section 7.5 WAIVER OF SUBROGATION. Any insurance carried by either party with respect to the Building, Land, Premises, parking facilities or any property therein or occurrences thereon shall, without further request by either party, if it can be so written without additional premium, or with an additional premium which the other party elects to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss, including, without limitation, injury or loss caused by negligence of such other party, due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

         Section 7.6 POLICY REQUIREMENTS. Any required insurance may be in the form of blanket coverage, so long as the coverage required herein is maintained. Each party shall cause a certificate, providing such information as reasonably requested by the other party, evidencing the existence and limits of its insurance coverage with respect to the Premises and the Building, as the case may be, to be delivered to such other party upon the commencement of the Term. Thereafter, each party shall cause similar certificates evidencing renewal policies to be delivered to such other party at least thirty (30) days prior to the expiration of the term of each policy and at such other times as reasonably requested by the other party. The insurance policies and certificates required by this Article VII shall contain a provision requiring the insurance company to furnish Landlord and Tenant, as the case may be, thirty (30) days' prior written notice of any cancellation or lapse, or the effective date of any reduction in the amounts or scope of coverage.

                                  ARTICLE VIII

                           CASUALTY AND EMINENT DOMAIN

         Section 8.1 RESTORATION FOLLOWING. If, during the Term, the Building shall be damaged by fire or casualty, subject to termination rights of the Landlord and the Tenant provided below in this Article VIII, the Landlord shall proceed promptly to exercise diligent efforts to restore, or cause to be restored, the Building, to substantially the condition thereof just prior to time of such damage, but the Landlord shall not be responsible for delay in such restoration which may result from External Causes. The Landlord shall have no obligation to expend in the reconstruction of the Building more than the sum of the amount of any deductible and the actual amount of insurance proceeds made available to the Landlord by its insurer. Any restoration of the Building shall be altered to the extent necessary to comply with then current and applicable laws and codes.

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         Section 8.2 LANDLORD'S TERMINATION ELECTION. If the Landlord reasonably determines, based upon certification by its architect or other design professional, that (a) the amount of insurance proceeds available to the Landlord is insufficient (by more than the amount of any deductible) to cover the cost of restoring the Building, or (b) the Landlord will be unable to restore the Building within twelve (12) months from the date of the casualty, then the Landlord may terminate this Lease by giving notice to the Tenant. Any such termination shall be effective on the date designated in such notice from the Landlord, but in any event not later than sixty (60) days after such notice, and if no date is specified, effective upon the delivery of such notice. Failure by the Landlord to give the Tenant notice of termination within ninety (90) days following the occurrence of the casualty shall constitute the Landlord's agreement to restore the Building as contemplated in Section 8.1. A termination of the Lease shall automatically terminate any separate parking lease that may exist.

         Section 8.3 TENANT'S TERMINATION ELECTION. If the Landlord has not terminated this Lease under Section 8.2, but the Landlord has failed to restore the Premises, within twelve (12) months from the date of the casualty or taking, such period to be subject, however, to extension (not exceeding ninety (90) days) where the delay in completion of such work is due to External Causes or the inability of the Landlord to obtain permits for the restoration work, the Tenant shall have the right to terminate this Lease at any time after the expiration of such 12-month period (as extended by such delay (not exceeding ninety (90) days) due to External Causes or the inability of the Landlord to obtain permits for the restoration work), until the restoration is substantially completed, such termination to take effect as of the date of the Tenant's notice. However, if the Landlord reasonably determines at any time, and from time to time, during the restoration, based upon certification by its architect or other design professional, that such restoration will not be able to be completed before the deadline date after which the Tenant may terminate this Lease under this Section 8.3, and the Landlord specifies in a notice to Tenant to such effect a later date that the Landlord estimates will be the date upon which such restoration will be completed, then the Tenant may terminate this Lease within ten (10) days of the Landlord's notice as aforesaid, failing which the deadline date shall be extended to the date set forth in Landlord's notice (as extended by delay due to External Causes or the inability of the Landlord to obtain permits for the restoration work). A termination of the Lease shall automatically terminate any separate parking lease that may exist. The Landlord shall exercise reasonable efforts to keep the Tenant advised of the status of restoration work from time to time, and promptly following any request for information during the course of the performance of the restoration work.

         Section 8.4 CASUALTY AT EXPIRATION OF LEASE. If the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty
(120) days from the commencement of repair work and such damage occurs within the last eighteen (18) months of the Term (as the same may have been extended prior to such fire or casualty), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice. Notwithstanding the foregoing, the Landlord shall not have the right to terminate this Lease as aforesaid provided that the Tenant shall have exercised its right to extend the Term of this Lease pursuant to Section 2.6 hereof not later than forty-five (45) days after the date of damage to the Premises.

         Section 8.5 EMINENT DOMAIN. Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for the Tenant's purposes as contemplated under this Lease, shall be taken by condemnation or right of eminent domain, the Landlord or the Tenant shall have the right to terminate this Lease and any separate parking lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty
(30) days after receipt by the Tenant of notice of the effective date of such taking. If so much of the Building shall be so taken that the Landlord reasonably determines that it would be reasonably necessary to raze or substantially alter the Building, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord's desire to do so not later than thirty (30) days after the effective date of such taking.

         Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use reasonable efforts to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence.

         Section 8.6 RENT AFTER CASUALTY OR TAKING. If the Premises shall be damaged by fire or other casualty, until the Lease is terminated or the Premises is restored, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant. In the event of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent shall be abated for the remainder of the Term.

         Section 8.7 TEMPORARY TAKING. In the event of any taking of the Premises or any part thereof for a temporary use not in excess of twelve (12) months, (i) this Lease shall be and remain unaffected thereby and Annual Fixed Rent and Additional Rent shall not abate, and (ii) the Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term.

         Section 8.8 TAKING AWARD. Except as otherwise provided in Section 8.7, the Landlord shall have and hereby reserves and accepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Land, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses and improvements made by the Tenant in the Premises that constitute Tenant's personal property, including the Removable Alterations.

         Section 8.9 CASUALTY OR EMINENT DOMAIN OR CONSTRUCTION DELAYS AFFECTING PARKING PRIVILEGES. If, during the Term, there shall be damage by fire or casualty, or a taking by condemnation or right of eminent domain (including a change in law which amounts to a regulatory taking by depriving Tenant of its parking privileges described herein), or if delays occur in the construction of the 80 Landsdowne garage so that it is not completed upon Tenant's taking occupancy of the Premises, in either event resulting in the Landlord reducing the number of Parking Passes that permit the Tenant to park in parking spaces at 55 Franklin Street and/or 80 Landsdowne Street (a "University Park Parking Privileges Reduction"), then notwithstanding anything to the contrary provided in Section 12.14 and EXHIBIT A, the Landlord may substitute alternative parking arrangements ("Temporary Substitute Parking Arrangements") within a one-mile radius of University Park that will provide parking areas with respect to which the Tenant may (using the Parking Passes that may no longer be used for parking within University Park) enjoy the parking privileges contemplated hereby, provided that any such alternative parking areas shall be, at Landlord's expense, reasonably well lit, and there shall be provided shuttle bus transportation, also at Landlord's expense, to and from University Park from such alternative parking areas, on terms reasonably satisfactory to the Tenant. The Market Rate Parking Charge shall be abated during the duration of such Temporary Substitute Parking Arrangements. The Landlord's furnishing of Temporary Substitute Parking Arrangements shall constitute a satisfactory curing of the adverse effects of a University Park Parking Privileges Reduction, subject to the further provisions of this Section 8.9 below.

         The Landlord hereby covenants and agrees that any University Park Parking Privileges Reduction shall be made on a fair and equitable basis with respect to all of the tenants in University Park. The Landlord shall, within sixty (60) days of any fire, casualty or taking affecting parking facilities at 55 Franklin Street and/or 80 Landsdowne Street that results in a University Park Parking Privileges Reduction, give the Tenant written notice ("Parking Notice")
(i) describing to what extent the Landlord will be able to provide Temporary Substitute Parking Arrangements that fulfill the requirements of the immediately prior paragraph of this Section 8.9 and (ii) providing an estimate of the likely duration of such University Park Parking Privileges Reduction. The Landlord shall, in the Parking Notice, designate the number of affected Parking Passes and the location of the substitute parking areas, and cooperate with the Tenant to establish reasonably satisfactory terms for shuttle bus transportation, as soon as reasonably possible following the occurrence of an event resulting in a University Park Parking Privileges Reduction.

         If the Landlord (i) does not, in the Parking Notice, timely make Temporary Substitute Parking Arrangements that fulfill the requirements of the first paragraph of this Section 8.9 with respect to at least seventy-five percent (75%) of the Parking Passes that are made subject to the University Park Parking Privileges Reduction, (ii) specifies in the Landlord's estimate of the likely duration of the University Park Parking Privileges Reduction that the period during which the Tenant must suffer a reduction of more than seventy-five percent (75%) of its Parking Passes (I.E., not replaced through Temporary Substitute Parking Arrangements) will exceed one (1) year, or (iii) specifies in the Landlord's estimate of the likely duration of the University Park Parking Privileges Reduction that the period during which a University Park Parking Privileges Reduction will exist will likely exceed twenty four (24) months, then the Tenant shall have the right, exercisable upon written notice to the Landlord within thirty (30) days after the Tenant receives the Parking Notice, to terminate this Lease.

         If the Tenant does not exercise its termination right, as aforesaid, then the Landlord shall, to the extent practicable, proceed promptly after the occurrence of a University Park Parking Privileges Reduction affecting the Tenant to construct, restore, or cause to be restored, sufficient parking areas in University Park to permit the Tenant to have the number of Parking Passes contemplated in EXHIBIT A to be able to be used in parking areas within University Park. However, if the Landlord is unable to so construct or restore the Tenant's parking privileges within University Park within twenty four (24) months from the date of the University Park Parking Privileges Reduction, then the Tenant shall have the right to terminate this Lease by notice to the Landlord of its desire to do so, provided such notice is given not later than thirty (30) days after the Landlord notifies the Tenant as aforesaid.

         The Tenant's right to receive rent-free Temporary Substitute Parking Arrangements and termination rights set forth in this Section 8.9 shall be the Tenant's sole remedies for the Landlord's inability to provide the parking privileges contemplated under this Lease in the event of construction delays regarding the 80 Landsdowne garage or a casualty or taking affecting parking 55 Franklin garage or the 80 Landsdowne garage, provided that the Landlord has complied with its obligation to act in a fair and equitable basis. Any such termination of this Lease by the Tenant, as aforesaid, shall be effective on the date specified by the Tenant in such termination notice, which specified effective date may be up to twenty-four (24) months after the date of termination notice. Such termination notice shall be binding on both Landlord and Tenant, despite the fact that Landlord may subsequently complete the construction or restoration of the affected garage. During such period after the termination notice hereunder and until the effective date of such termination notice, Landlord and Tenant shall continue to have all of their respective rights and obligations specified in this Lease. Failure by the Tenant to timely exercise any right to terminate this Lease under this Section 8.9 shall result in the waiver by the Tenant of any such right to terminate this Lease.

                                   ARTICLE IX

                                     DEFAULT

         Section 9.1 TENANT'S DEFAULT. Each of the following shall constitute an Event of Default:

                  (a) Failure on the part of the Tenant to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, if such condition continues for five (5) business days after written notice that the same are due; provided, however if Tenant shall fail to pay any of the foregoing when due two (2) times in any period of twelve
         (12) consecutive months, then Landlord shall not be required to give notice to Tenant of any future failure to pay during the remainder of the Term and any extension thereof, and such failure shall thereafter constitute an Event of Default if not cured within five (5) days after the same are due.

                  (b) Failure on the part of the Tenant to perform or observe any other term or condition contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after written notice from the Landlord to the Tenant thereof, provided that in the case of breaches that are not reasonably susceptible to cure within thirty (30) days through the exercise of due diligence, then so long as the Tenant commences such cure within thirty (30) days, and the Tenant diligently pursues such cure to completion, such breach shall not be deemed to create an Event of Default.

                  (c) The taking of the estate hereby created on execution or by other process of law; or a judicial declaration that the Tenant is bankrupt or insolvent according to law; or any assignment of the property of the Tenant for the benefit of creditors; or the appointment of a receiver, guardian, conservator, trustee in bankruptcy or other similar officer to take charge of all or any substantial part of the Tenant's property by a court of competent jurisdiction, which officer is not dismissed or removed within ninety (90) days; or the filing of an involuntary petition against the Tenant under any provisions of the bankruptcy act now or hereafter enacted if the same is not dismissed within ninety (90) days; the filing by the Tenant of any voluntary petition for relief under provisions of any bankruptcy law now or hereafter enacted.

         If an Event of Default shall occur, then, in any such case, whether or not the Term shall have begun, the Landlord lawfully may, immediately or at any time thereafter, give notice to the Tenant specifying the Event of Default and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and the Tenant will then quit and surrender the Premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

         Section 9.2 DAMAGES. In the event that this Lease is terminated, the Tenant covenants to pay to the Landlord forthwith on the Landlord's demand, as compensation, an amount (the "Lump Sum Payment") equal to the excess, if any, of the discounted present value of the total rent reserved for the remainder of the Term over the then discounted present fair rental value of the Premises for the remainder of the Term. The discount rate for calculating such sum shall be the then current rate of United States Treasury securities having a maturity date as close as possible to the end of the Term (had the Lease not been terminated). In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by the Tenant over the remainder of the Term. In addition, the Tenant shall pay punctually to the Landlord all the sums ("Periodic Payments") and perform all the obligations which the Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated until such time as the entire Premises has been relet and the term under the new lease has commenced. In calculating the amounts to be paid by the Tenant under the foregoing covenant, the Tenant shall be credited with the net proceeds of any rent obtained by reletting the Premises, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting. The Tenant shall also be entitled to credit against such payments which would otherwise become due the amount, if any, paid to the Landlord as a Lump Sum Payment. The Landlord may (i) relet the Premises, or any part or parts thereof, for a term or terms which may, at the Landlord's option, exceed or be equal to or less than the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and improvements in the Premises as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same. No action of the Landlord in accordance with foregoing or failure to relet or to collect rent under-reletting shall operate to release or reduce the Tenant's liability. The Landlord shall be entitled to seek to rent other properties of the Landlord prior to reletting the Premises. Notwithstanding the foregoing, the Landlord shall offer such Premises to lease in the same manner as the Landlord offers other vacant space for lease in University Park.

         Section 9.3 CUMULATIVE RIGHTS. The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, the Landlord shall be entitled to seek the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

         Section 9.4 LANDLORD'S SELF-HELP. If there shall be an Event of Default or circumstances which, upon the giving of notice or passage of time would constitute an Event of Default by the Tenant in the performance of any obligation under this Lease, then the Landlord shall have the right, but not the obligation, after the giving by the Landlord of notice thereof to the Tenant and the expiration of any applicable cure period (except in case of emergency in which case no notice need be given nor must any applicable cure period expire) and upon reasonable, but in no event more than ten (10) days' notice to the Tenant (except in case of emergency in which case no such additional notice need be given), to perform such obligation (including, without limitation, stopping any service or utility system until necessary repairs have been completed). In the event the Landlord exercises its rights under this Section 9.4 in case of emergency, the Landlord shall notify the Tenant as soon as reasonably possible after the taking of such action. The Landlord may exercise its rights under this Section without waiving any other of its rights or releasing the Tenant from any of its obligations under this Lease. The

Tenant shall be liable to the Landlord for all of the Landlord's reasonable costs associated with effecting such cure.

         Section 9.5 ENFORCEMENT EXPENSES; LITIGATION. Each party hereto shall promptly reimburse the other for all costs and expenses, including without limitation legal fees, incurred by such party in exercising and enforcing its rights under this Lease following the other party's failure to comply with its obligations hereunder, whether or not such failure constitutes an Event of Default pursuant to Sections 9.1 or 9.7 hereof.

         If either party hereto be made or becomes a party to any litigation commenced by or against the other party by or against a third party, or incurs costs or expenses related to such litigation, involving any part of the Property and the enforcement of any of the rights, obligations or remedies of such party, then the party becoming involved in any such litigation because of a claim against such other party hereto shall receive from such other party hereto all costs and reasonable attorneys' fees incurred by such party in such litigation.

         Section 9.6 LATE CHARGES AND INTEREST ON OVERDUE PAYMENTS. In the event that any payment of Annual Fixed Rent or Additional Rent shall remain unpaid for a period of five (5) days following notice by the Landlord to the Tenant that such payment is overdue, there shall become due to the Landlord from the Tenant, as Additional Rent and as compensation for the Landlord's extra administrative costs in investigating the circumstances of late rent, a late charge of two percent (2%) of the amount overdue. In addition, any Annual Fixed Rent and Additional Rent not paid within five (5) days of the date when due shall bear interest from the date due to the Landlord until paid at the variable rate (the "Default Interest Rate") equal to the higher of (i) the rate at which interest accrues on amounts not paid when due under the terms of the Landlord's financing for the Building, as from time to time in effect, and (ii) one hundred and twenty-five percent (125%) of the rate from time to time announced by FleetBank N.A. as its base rate, or if such rate can no longer be determined, one hundred and twenty-five percent (125%) of the rate from time to time announced by a major commercial bank selected by the Landlord as the rate charged to creditworthy commercial clients for short-term unsecured borrowings.

         Section 9.7 LANDLORD'S RIGHT TO NOTICE AND CURE; TENANT'S SELF-HELP RIGHTS. The Landlord shall in no event be in default in the performance of any of the Landlord's obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by the Tenant to the Landlord expressly specifying wherein the Landlord has failed to perform any such obligation. If Landlord has failed to make any repair which results in a material risk of damage or injury to persons or property within the Premises within thirty (30) days or such additional time as is required to make such repair, then the Tenant shall have the right, after providing an additional ten (10) days' written notice to the Landlord, to perform such obligation so long as the same may be done solely on the Property or within the common areas of the Building. Notwithstanding the foregoing, in the case of an emergency, the Tenant shall have the right to perform any such obligation without regard to the thirty (30) day notice period, so long as (a) the Tenant makes a good faith attempt to notify the Landlord prior to taking such action and (b) notifies the Landlord as soon as possible thereafter. The Landlord shall be liable to the Tenant for all of the Tenant's reasonable costs associated with effecting such cure, provided that in no event shall the Tenant be entitled to abate any Annual Fixed Rent or Additional Rent or otherwise offset such costs against sums due the Landlord under this Lease.

                                    ARTICLE X

                     MORTGAGEES' AND GROUND LESSORS' RIGHTS

         Section 10.1 SUBORDINATION. This Lease shall, at the election of the holder of any mortgage or ground lease on the Property, be subject and subordinate to any and all mortgages or ground leases on the Property, so that the lien of any such mortgage or ground lease shall be superior to all rights hereby or hereafter vested in the Tenant, provided that such mortgagee or ground lessor shall have entered into a subordination non-disturbance and attornment agreement with Tenant, the form of which shall be furnished by the mortgagee or ground lessor, as the case may be, with such reasonable modifications as Tenant shall request within a reasonable time period. The form of non-disturbance and attornment agreement attached hereto as Exhibit H is acceptable to Tenant in connection with the Ground Lease held by MIT (as such terms are defined in Section 12.10). The form of subordination, non-disturbance and attornment agreement attached hereto as Exhibit I is acceptable to the Tenant with respect to any such agreement to be entered into during the period following Substantial Completion of the Premises, and the form of subordination, non-disturbance and attornment agreement attached hereto as Exhibit K is acceptable to the Tenant with respect to any such agreement to be entered into during the period prior thereto, in connection with any mortgage to which this Lease shall be subordinated.

         Section 10.2 PREPAYMENT OF RENT NOT TO BIND MORTGAGEE. No Annual Fixed Rent, Additional Rent, or any other charge payable to the Landlord shall be paid more than thirty (30) days prior to the due date thereof under the terms of this Lease and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee or ground lessor) be a nullity as against such mortgagee or ground lessor and the Tenant shall be liable for the amount of such payments to such mortgagee or ground lessor.

         Section 10.3 TENANT'S DUTY TO NOTIFY MORTGAGEE: MORTGAGEE'S ABILITY TO CURE. No act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant's obligations to pay Annual Fixed Rent or Additional Rent hereunder or to terminate this Lease, shall result in a release or termination of such obligations of the Tenant or a termination of this Lease unless (i) the Tenant shall have first given written notice of the Landlord's act or failure to act to the Landlord's mortgagees or ground lessors of record, if any, of whose identity and address the Tenant shall have been given notice, specifying the act or failure to act on the part of the Landlord which would give basis to the Tenant's rights; and (ii) such mortgagees or ground lessors, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; which shall include a reasonable time for such mortgagee or ground lessors, but in no event more than thirty (30) days after receipt of such notice, to obtain possession of the Property if possession is necessary for the mortgagee or ground lessor to correct or cure the condition and if the mortgagee or ground lessor notifies the Tenant of its intention to take possession of the Property and correct or cure such condition; provided, however, nothing contained in this Section 10.3 shall affect Tenant's right (a) to terminate this Lease under Sections 8.3, 8.4, 8.5 or 8.9 or (b) to exercise its self-help rights under Section 9.7.

         Section 10.4 ESTOPPEL CERTIFICATES. The Tenant shall from time to time, upon not less than fifteen (15) days' prior written request by the Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying to the Landlord or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements are true and accurate, (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Landlord or the Tenant under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant has accepted, is satisfied with, and is in full possession of the Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease; (vi) that the Landlord has satisfactorily complied with all of the requirements and conditions precedent to the occurrence of the Rent Commencement Date with respect to the entire Building; (vii) that the Tenant has been in occupancy since the Rent Commencement Date and paying rent since the specified dates;
(viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord's assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into Lease, except as specified; (ix) that Tenant has no notice of a prior assignment, hypothecation, or pledge of rents or of the Lease;
(x) that the Lease represents the entire agreement between Landlord and Tenant;
(xi) that no prepayment or reduction of rent and no modification, termination or acceptance of Lease will be valid as to the party to whom such certificate is addressed without the consent of such party; (xii) that any notice to Tenant may be given it by certified or registered mail, return receipt requested, or delivered, at the Premises, or at another address specified; and (xiii) such other matters with respect to the Tenant and this Lease as the Landlord may reasonably request. On or following the Rent Commencement Date hereunder, the Tenant shall, within ten (10) days after receipt of Landlord's request therefor, promptly execute, acknowledge and deliver to the Landlord a statement in writing that the Rent Commencement Date has occurred with respect to the Premises, that the Annual Fixed Rent has begun to accrue with respect thereto, and, to the extent true, that the Tenant has taken occupancy of the Premises. Any statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee or ground lessor of the Premises and shall be binding on the Tenant.

         Landlord shall from time to time, upon not less than fifteen (15) days' prior written request by the Tenant, execute, acknowledge and deliver to the Tenant a statement in writing certifying to the Tenant or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements are true and accurate (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications);
(ii) that the Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations to perform its covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Tenant or the Landlord under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant is in full possession of the Premises; (vi) that Landlord has no notice of a prior assignment of the Lease or sublease of space therein; (vii) that the Lease represents the entire agreement between Landlord and Tenant; (viii) that any notice to Landlord may be given if by certified or registered mail, return receipt requested, or delivered to the Landlord's address listed on Exhibit A, or at another address specified; and (xii) such other matters with respect to the Tenant and this Lease as the Tenant may reasonably request. Any statement delivered pursuant to this Section may be relied upon by any prospective assignee or sublessee of Tenant and shall be binding on the Landlord.

                                   ARTICLE XI

                    INTENTIONALLY OMITTED - SEE WORK LETTER.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1 NOTICE OF LEASE. The Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a memorandum of this Lease in form appropriate for recording or registration, an instrument acknowledging the Commencement Date of the Term, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

         Section 12.2 NOTICES. Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed, if to the Landlord, at the Landlord's Address for Notices as set forth in Exhibit A or at such other address as may have been specified by prior notice to the Tenant; and if to the Tenant, at the Tenant's Original Address or at such other place as may have been specified by prior notice to the Landlord. Any communication so addressed shall be deemed duly given on the earlier of (i) the date received, (ii) on the third business day following the day of mailing if mailed by registered or certified mail, return receipt requested, or (iii) on the next business day if sent by a nationally recognized overnight courier service. If the Landlord by notice to the Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by the Tenant shall be paid or given to the agent designated until notice to the contrary is received by the Tenant from the Landlord.

         Section 12.3 SUCCESSORS AND LIMITATION ON LIABILITY. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successor Landlord shall be liable only for obligations accruing during the period of its ownership. The obligations of the Landlord under this Lease shall be binding upon the assets of the Landlord consisting of an equity ownership of the Property, including its interest under the Ground Lease (and including any proceeds realized from the sale of such Property), but not upon other assets of the Landlord and neither the Tenant, nor anyone claiming by, under or through the Tenant, shall be entitled to obtain any judgment in enforcing the terms and conditions of this Lease creating personal liability on the part of the Landlord or enforcing any obligations of the Landlord against any assets of the Landlord other than an equity ownership of the Property. The obligations of the Tenant under this Lease shall be binding upon the assets of the Tenant and neither the Landlord, nor anyone claiming by, under or through the Landlord, shall be entitled to obtain any judgment in enforcing the terms and conditions of this Lease creating personal liability on the part of any of Tenant's, officers, employees, directors or shareholders.

         Section 12.4 WAIVERS BY THE LANDLORD. The failure of the Landlord or the Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by the Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by the Landlord or the Tenant, as the case may be, unless such waiver be in writing signed by the Landlord or the Tenant, as the case may be. No consent or waiver, express or implied, by the Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

         Section 12.5 ACCEPTANCE OF PARTIAL PAYMENTS OF RENT. No acceptance by the Landlord of a lesser sum than the Annual Fixed Rent and Additional Rent then due shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of the Landlord or to the Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

         Section 12.6 INTERPRETATION AND PARTIAL INVALIDITY. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. The titles of the Articles are for convenience only and not to be considered in construing this Lease. This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

         Section 12.7 QUIET ENJOYMENT. So long as the Tenant pays Annual Fixed Rent and Additional Rent, performs all other Tenant covenants of this Lease and observes all conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the Premises free of any claims by, through or under the Landlord.

         Section 12.8 BROKERAGE. Each party represents and warrants to the other that it has had no dealings with any broker or agent other than Meredith & Grew, Incorporated and Insignia/ESG (collectively, the "Broker") in connection with this Lease and shall indemnify and hold harmless the other from claims for any brokerage commission (other than by the Broker) arising out a breach of the foregoing representations. Landlord shall be responsible for any commission due to the Broker pursuant to the terms of a separate agreement.

         Section 12.9 SURRENDER OF PREMISES AND HOLDING OVER. The Tenant shall surrender possession of the Premises on the last day of the Term and the Tenant waives the right to any notice of termination or notice to quit. The Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear and damage by fire or other casualty excepted, first removing therefrom all goods and effects of the Tenant and any leasehold improvements Landlord specified for removal pursuant to Section 4.2, and repairing all damage caused by such removal. Upon the expiration of this Lease or if the Premises should be abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such expiration, abandonment or termination, the Tenant or Tenant's agents, subtenants or any other person should leave any property of any kind or character on or in the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, and individuals and entities deriving their rights through the Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Landlord shall have the right and authority without notice to the Tenant or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant therefor and the proceeds thereof shall belong to the Landlord as compensation for the removal and disposition of such property.

         If the Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, the Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to one hundred fifty percent (150%) of the Annual Fixed Rent and the Additional Rent required to be paid under this Lease as applied to any period in which the Tenant shall remain in possession. Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Tenant's rights of occupancy. Such payments shall be in addition to and shall not affect or limit the Landlord's right of re-entry, Landlord's right to collect such damages as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.

         Section 12.10 GROUND LEASE. The Land is owned by the Massachusetts Institute of Technology ("MIT"). MIT as lessor and the Landlord as lessee shall enter into a ground lease (the "Ground Lease") of the Land which Ground Lease shall be in substantially the form attached as EXHIBIT H-2 to the 35 Landsdowne Lease and which shall specify a term and permitted uses which are consistent with the terms and provisions of this Lease and this Lease shall in all respects be subject to such Ground Lease. If the Ground Lease shall terminate during the Term for any reason whatsoever, except as may otherwise be agreed between MIT and the Tenant, this Lease shall terminate with the same force and effect as if such termination date had been named herein as the date of expiration hereof. However, this Lease is subject to the execution by MIT, the Tenant and the Landlord of a non-disturbance agreement substantially in the form attached hereto as Exhibit H-1. Each party shall pay its own expenses related to such non-disturbance agreement. The Landlord represents and warrants to the Tenant that, upon execution of the Ground Lease by the Landlord, or upon assignment of this Lease to the Limited Partnership and the execution of the Ground Lease by the Limited Partnership, the Landlord or the Limited Partnership, as the case may be, shall have the full right and authority to grant the estate demised herein and the appurtenant rights granted herein.

         Section 12.11 FINANCIAL REPORTING. Tenant shall from time to time (but not less frequently than quarterly) provide Landlord with financial statements of Tenant, together with related statements of Tenant's operations for Tenant's most recent fiscal year then ended, certified by an independent certified public accounting firm. Notwithstanding the foregoing, so long as the Tenant is a public company, it shall be in compliance with its financial reporting obligations provided that it submits all 10-Q and 10-K reports to the Landlord within ten (10) business days of filing the same with the Securities and Exchange Commission.

         Section 12.12 CAMBRIDGE EMPLOYMENT PLAN. The Tenant agrees to sign an agreement with the Employment and Training Agency designated by the City Manager of the City of Cambridge as provided in subsections (a)-(g) of Section 24-4 of Ordinance Number 1005 of the City of Cambridge, adopted April 23, 1984.

         Section 12.13 TRUCK DELIVERY ROUTES; TRAFFIC MITIGATION MEASURES. Tenant agrees to exercise good faith efforts to cooperate with any efforts by the City of Cambridge to direct truck traffic to certain streets and away from certain other streets, in connection with the making of deliveries to the Premises.

         Section 12.14 PARKING AND TRANSPORTATION DEMAND MANAGEMENT. Tenant covenants and agrees to work cooperatively with Landlord to develop a parking and transportation demand management ("PTDM") program that comprises part of a comprehensive PTDM for University Park. In connection therewith, the use of single occupant vehicle commuting will be discouraged and the use of alternative modes of transportation and/or alternative work hours will be promoted. Without limitation of the foregoing, Tenant agrees that its PTDM program (and Tenant will require in any sublease or occupancy agreement permitting occupancy in the Premises that such occupant's PTDM program) will include offering a subsidized MBTA transit pass, either constituting a full subsidy or a subsidy in an amount equal to the maximum deductible amount therefor allowed under the federal tax code, to any employee working in the Premises requesting one. Tenant agrees to comply with the traffic mitigation measures required by the City of Cambridge described as of the date hereof on Exhibit F hereto, and Tenant shall otherwise comply with all legal requirements of the City of Cambridge pertaining thereto, provided that if such compliance causes Tenant to be deprived of parking rights described herein, then Landlord shall substitute Temporary Substitute Parking Arrangements as provided in Section 8.9. Landlord represents and warrants that neither Landlord nor any affiliate of Landlord has entered into or shall enter into any agreement with respect to parking or transportation that imposes or would impose on Tenant any obligations in excess of those set forth in this
Section 12.14 or which would impair Tenant's parking rights under this Lease. Nothing in this Section 12.14 shall in any way limit Tenant's express rights set forth in this Lease, including without limitation, its rights with respect to parking.

         Section 12.15 LABORATORY ANIMALS. The Landlord acknowledges that the Tenant will be conducting biotechnology research and development at the Premises and as such may require the use of certain laboratory animals at the Premises in order to carry out such research and development.

         Section 12.16 NO CONSEQUENTIAL DAMAGES. In no event shall either Landlord or Tenant be liable to the other for consequential damages, provided that damages incurred by the Landlord in connection with any holding over by Tenant in the Premises, including without limitation those associated with loss, cost, liability or expense arising by virtue of the existence of aggrieved third parties (e.g. lenders and prospective tenants), shall not constitute consequential damages.

         Section 12.17 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         Section 12.18: TERMINATION RIGHTS FOR FAILURE OF CONDITIONS. The effectiveness of this Lease shall be subject to the timely satisfaction of each of the conditions specified below, unless the satisfaction of a condition is waived or deemed waived, on or before the deadline date specified below for the satisfaction thereof:

                  (a) TENANT'S TITLE DUE DILIGENCE: That the Tenant is reasonably satisfied, on or before three (3) weeks after delivery by Landlord to Tenant of that certain ALTA leasehold title insurance commitment with respect to this Lease and a boundary survey of the Land specifying the location of any easements or restrictions; that any matters set forth therein will not materially and adversely interfere with Tenant's use of the Premises, and the timely occupancy thereof as contemplated under this Lease, for the Permitted Uses. The Tenant's failure to terminate this Lease under this clause (a) on the basis of the condition herein described, on or before the expiration of said three-week period, shall constitute a waiver by the Tenant of such condition, except that Tenant shall continue to have a termination right for any new material, adverse title matters which may arise after the date of such title commitment and survey, respectively, but prior to the recordation of a Notice of Lease for this Lease.

                  (b) CLOSING OF CONSTRUCTION LOAN: that a loan financing construction of the Building shall have closed on or before February 1, 2002 (as such date shall be accelerated by up to 150 days in the event Tenant exercises Tenant's Acceleration Right, as defined in the Work Letter), which condition shall be for the benefit of both the Landlord and the Tenant, and cannot be waived as a condition unless waived by both the Landlord and the Tenant. If the construction loan is not closed on or before February 1, 2002 (as such date shall be accelerated by up to 150 days in the event Tenant exercises Tenant's Acceleration Right, as defined in the Work Letter), this Lease may be terminated by either the Landlord or the Tenant on or before thirty (30) days thereafter upon notice to such effect to the other. Landlord agrees to use good faith efforts to obtain financing which is non-recourse (other than including completion guaranties from Forest City Enterprises and Tenant) on commercially reasonable terms, from an institutional lender with loan provisions consistent with the terms of this Lease and with loan provisions substantially similar to the financing of the construction of the building at 45/75 Sidney Street, Cambridge, Massachusetts. Tenant agrees to cooperate and deliver estoppel certificates reasonably requested by Lender. Landlord shall periodically keep Tenant apprised of its discussions with potential lenders. If Landlord has not obtained a financing commitment by September 15, 2001 (as such date shall be accelerated by up to 150 days in the event Tenant exercises Tenant's Acceleration Right, as defined in the Work Letter) for such financing described above, then Landlord and Tenant agree to explore alternative means to achieving funding for the Millennium Project which alternative solutions might include some financing by Tenant or a partial guaranty by Tenant. If Landlord elects to terminate the Lease, Tenant shall have the right to supersede such Landlord election, in a notice to Landlord, in which notice Tenant shall specify a time period (which may not exceed sixty (60) days), during which Tenant and Landlord shall continue to be bound to the terms of this Lease, and during which Landlord shall continue to use good faith efforts to obtain financing from an institutional lender with loan provisions consistent with the terms of this Lease.

                  (c) SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT: that the Tenant has been furnished with a subordination, non-disturbance and attornment agreement, substantially in the form attached hereto as Exhibit K on or before the closing of the construction loan to which reference is made in clause (c) above.

                  (d) INTENTIONALLY OMITTED.

                  (e) FOREST CITY ENTERPRISES GUARANTY OF COMPLETION: that guaranties of completion for the benefit of the Tenant, Construction Lender and Ground Lessor, in substantially the forms attached hereto as Exhibit L (the "Forest City Completion Guaranties") are furnished to the Tenant, Construction Lender and Ground Lessor on or before the closing of the construction loan to which reference is made in clause
         (c) above, provided that certain provisions of the completion guaranty to Construction Lender may be further modified so long as such modification does not materially adversely affect the rights of Tenant under the Forest City Completion Guaranty to be delivered to Tenant.

                  (f) MILLENNIUM GUARANTY OF COMPLETION: that guaranties of completion for the benefit of the Landlord, Construction Lender and Ground Lessor in substantially the forms attached hereto as Exhibit M (the "Millennium Completion Guaranties") are furnished to the Landlord, Construction Lender and Ground Lessor on or before the closing of the construction loan to which reference is made in clause (c) above, provided that paragraph 2(c)(ii) of Exhibit A thereto may be further modified so long as such modification does not materially adversely affect the rights of Landlord, Construction Lender and Ground Lessor under the Millennium Completion Guaranty.

                  (g) LENDER'S PERMITTING OPINION: that the Tenant has been furnished with a copy of any zoning or permitting opinion given by the Landlord's counsel to the lender making the construction loan to which reference is made in clause (b) above on or before the closing of such construction loan, which opinion does not reveal, in the Tenant's reasonable judgment, any issues that will materially and adversely interfere with Tenant's use of the Premises and the timely occupancy thereof as contemplated in this Lease for the Permitted Uses.

                  (h) MIT GROUND LEASE AND SNDA: that MIT as lessor and Landlord as lessee shall have entered into the Ground Lease, and MIT, Tenant and Landlord shall have entered into the non-disturbance agreement contemplated by Section 12.10 no later than the date of closing of the construction loan referenced in Section 12.18(b) above.

                  (i) PERMITS AND APPROVALS: that Landlord or its Affiliate shall have received prior to August 1, 2001 (as such date shall be accelerated by up to 150 days in the event Tenant exercises Tenant's Acceleration Right, as defined in the Work Letter) all local and state permits and approvals (other than building permits) which, in Landlord's reasonable judgment, are required to construct the Building with an area of not less than 190,000 rentable square feet, which may be used for the Permitted Uses, which permits and approvals shall contain only those conditions which are substantially similar to conditions applicable to the building at 35 Landsdowne or otherwise approved by Landlord. Landlord covenants and agrees to use diligent, good faith efforts to obtain said permits and approvals within the time period therefor set forth in the Project Schedule, provided that Landlord shall in no event be required to appeal the denial of any permit or approval. In the event that the issuance of any permit or approval for the Millenium 40 Project is appealed by a third party, then if Tenant agrees in writing that this lease shall remain in effect Landlord agrees to intervene in such litigation provided that (i) Tenant agrees to pay 50% of Landlord's costs of such litigation and
         (ii) Landlord shall not be required to participate in such litigation beyond the first anniversary of the date such third party appeal was filed and either Landlord or Tenant may exercise its right to terminate this Lease if such third party appeal shall not have been definitively defeated or satisfactorily settled by such first anniversary.

         Section 12.19 DECLARATION OF COVENANTS. Notwithstanding any provision in this Lease to the contrary, the following shall apply with respect to the Declaration of Covenants:

                  (a) In no event shall Operating Expenses under the Declaration of Covenants include any late charges or penalties assessed or incurred by Landlord or any entity controlled by, controlling or under common control with Landlord.

                  (b) Landlord shall direct the Manager under the Declaration of Covenants to deliver to Tenant copies of all default notices sent to Landlord with respect to the Declaration of Covenants and shall request of the Manager under the Declaration of Covenants estoppel certificates, from time to time, on request of the Tenant.

                  (c) If at any time assessments due under the Declaration of Covenants are not paid when due, then at its election Tenant may make such assessment payments directly, and may deduct amounts so paid from Annual Fixed Rent or Additional Rent otherwise due hereunder.

                  (d) Landlord agrees that it shall not, without obtaining Tenant's prior written consent, vote for any amendment to the Declaration of Covenants that would materially increase Operating Expenses thereunder.

         IN WITNESS WHEREOF, this Lease has been executed and delivered as of the date first above written as a sealed instrument.

                                               LANDLORD:

                                               FC 40 LANDSDOWNE, INC.

                                               By: /s/ Gayle W. Friedland
                                                   ----------------------------
                                                   Gayle W. Friedland
                                                   Vice President

                                               TENANT:

                                               MILLENNIUM PHARMACEUTICALS, INC.

                                               By: /s/ Kevin Starr
                                                   ----------------------------
                                                   Kevin Starr
                                                   Chief Financial Officer

                                    EXHIBIT A

                                BASIC LEASE TERMS

Annual Fixed Rent
for the Initial Term:       Lease Years One (1) through Five (5): $38.70 per
                            rentable square foot, adjusted in accordance with the formula attached hereto as Exhibit A-1. Lease
                            Years Six (6) through Eleven (11): Annual Rent for
                            Lease Years One (1) through Five (5), multiplied by
                            1.0646 Lease Years Twelve (12) through Seventeen
                            (17): Annual Rent for Lease Years Six (6) through
                            Eleven (11), multiplied by 1.0607.

TI Security Deposit:        $24.85 per rentable square foot adjusted per the
                            Construction Cost Adjustment included in the formula in Exhibit A-1; See Work Letter.

Landlord's TI Allowance:    $45 per rentable square foot, adjusted
                            per the Construction Cost Adjustment included in the formula in Exhibit A-1; See Work Letter.

Landlord's Base Systems
Allowance:                  $49.69 per rentable square foot adjusted per the
                            Construction Cost Adjustment included in the formula in Exhibit A-1; See Work Letter.

MEP Design
Allowance:                  $0.87 per rentable square foot adjusted per the
                            Construction Cost Adjustment included in the formula in Exhibit A-1.

Tenant Work L/C:            $49.69 per rentable square foot adjusted per the
                            Construction Cost Adjustment included in the formula in Exhibit A-1; See Work Letter.

Initial Term:               Approximately seventeen (17) years, commencing on
                            the Rent Commencement Date, and expiring on the last day of the month during which the seventeenth (17th) anniversary of the Rent Commencement Date occurs.

Extension Options:          Tenant shall have one (1) option to extend the term
                            of this Lease for an additional ten (10) years, all as described in Section 2.6 of the Lease.

Landlord's Original
Address:                    FC 40 Landsdowne, Inc.
                            1100 Terminal Tower
                            50 Public Square
                            Cleveland, Ohio  44130
                            Attention:  James Ratner

Landlord's Address for
Notices:                    FC 40 Landsdowne, Inc.
                            38 Sidney Street
                            Cambridge, Massachusetts  02139-4234
                            Attention: Gayle Friedland

                            With a copy to:

                            Forest City Commercial Management
                            38 Sidney Street
                            Cambridge, Massachusetts  02139-4234
                            Attention: General Manager

Premises:                   Approximately 200,000 total rentable square feet
                            ("rsf") of space, as such calculation may be adjusted in accordance with Section 2.1 of the Lease.


Parking Privileges:         During the Term, the Tenant shall be entitled to
                            parking passes (each a "Parking Pass"), each of which shall entitle the parking of a single motor vehicle in an unreserved parking space in University
                            Park. Tenant's Parking Passes shall entitle Tenant's employees to park in the garage at 80 Landsdowne
                            Street, provided that Landlord may, upon (30) days prior written notice to Tenant, relocate some or all Parking Passes to the garage at 55 Franklin Street.
                            Tenant shall receive a number of parking passes equal to the product of (a) 1.5 multiplied by (b) each 1,000 rentable square feet of floor area in the Premises. The parking spaces relating to the Parking
                            Passes shall be accessible twenty four (24) hours per day, seven (7) days per week. In no event are Parking Passes transferable other than to the holder, from time to time, of the tenant's interest under this Lease or a subtenant that has been demised all or a portion of the Premises in conformity with the requirements of this Lease, and use of the Parking Pass is limited to use by employees, business invitees and visitors of either of the foregoing. The charge for each Parking Pass shall be equal to the Market Rate Parking Charge, established by the parking garage operator from time to time. "Market Rate Parking
                            Charge" means the monthly parking rate for parking facilities charged from time to time by owners of parking facilities of comparable quality at mixed use office/research parks in East Cambridge. If the Tenant desires additional Parking Passes, and at the time in question there are sufficient Parking Passes in the reasonable judgment of the parking garage operator, that are not committed to others, then
                            Tenant may request from the parking garage operator additional Parking Passes which may be made available, on a month-to-month basis, subject to availability (availability to be determined in a fair and reasonable manner vis-a-vis the other tenants in University Park that have outstanding requests for surplus Parking Passes) and subject to any limitations imposed by any applicable Parking and Transportation Demand Management Plan or other applicable legal requirements.

Permitted Uses:             General business and administrative offices,
                            pharmaceutical research and manufacturing, and customary accessory uses supporting the foregoing.

Commencement Date:          See Section 2.5.

Rent Commencement Date:     The date determined in accordance with Section 2.5.

Tenant's Address for
Notices:                    Millennium Pharmaceuticals, Inc.
                            75 Sidney Street
                            Cambridge, Massachusetts  02139-4211
                            Attention: General Counsel

                            With a copy to:

                            Katharine E. Bachman, Esq.
                            Hale and Dorr LLP
                            60 State Street
                            Boston, Massachusetts  02109

                                   EXHIBIT A-1

                           Millennium Pharmaceuticals
          Economic Adjustments between 35 Landsdowne and 40 Landsdowne
                                  July 17, 2000

CONSTRUCTION COST ADJUSTMENT
The Annual Fixed Rent and the Base Systems Allowance, the Leasehold Improvement Allowance, the MEP Design Allowance, the TI Security Deposit, and the Tenant Work L/C established at 35 Landsdowne will be adjusted at 40 Landsdowne to reflect increases (but not decreases) in commercial construction costs. The items which are addressed in assessing this cost adjustment are: the index, the applicable time duration for the adjustment, and the point in time at which the index will be applied. The index to be used will be the CPI Boston All Urban Consumers Index plus a construction factor of 2.0% per annum. The duration and time frame for applying the adjustment will be the period from three (3) months prior to Construction Commencement (defined as the date on which the first concrete is placed for the permanent foundations) at 35 Landsdowne to that date which is three (3) months prior to the estimated date for Construction Commencement at 40 Landsdowne based on the Project Schedule, as such Project Schedule may be mutually modified by Landlord and Tenant or as such Project Schedule may be accelerated pursuant to Tenant's Acceleration Right. In no event shall the charge in the CIP index be less than zero for 40 Landsdowne being less than the Annual Fixed Rent for 35 Landsdowne, on a per rentable square foot basis. An example is provided below for illustrative purposes only:

Estimated date 3 months prior to Construction Commencement (as defined)
at 35 Landsdowne:                                                               7/1/00

Estimated date 3 months prior to Construction Commencement
at 40 Landsdowne:                                                               7/1/01

Duration (in months):                                                           12

Estimated CPI Index on 9/1/00                                                   185.5

Estimated CPI Index on 9/1/01                                                   191.06

Percent Change CPI Index                                                        3%

Construction Factor Change                                                      2%

Total Percentage Change                                                         5%

Initial Annual Rent/RSF at 35 Landsdowne                                        $38.70


Rent Adjustment                                                                $ 1.93
                                                                               ------

Construction Adjusted Rent at 40 Landsdowne                                    $40.63

Tenant Improvement Allowance/RSF at 35 Landsdowne                              $45.00

Tenant Improvement Allowance/RSF at 40 Landsdowne                              $47.25

Base Building Allowance at 35 Landsdowne                                       $10m

Base Building Allowance at 40 Landsdowne(1)                                    $10.5m

(1) To be further adjusted by final rentable square feet in building

FINANCING ADJUSTMENT
The Annual Fixed Rent at 40 Landsdowne shall be further adjusted to account for the percentage change in long-term financing rates, either up or down, as follows:

The base rate will be the March 3, 2000, 10 year U.S. Treasury Yield (6.38%) plus the Morgan Stanley Weekly CMBS spreads for BBB 10 year average life as published by Bloomberg Ticker CMS4CM10 index (2.15%). The combination of these indices will then be used to derive the "Initial Constant" that will amortize the principal amount ($38.70/RSF) at that rate over 25 years. A "Second Constant" will be derived in the same manner as was used to derive the "Initial Constant" on that date which is three (3) months prior to estimated Construction Commencement (as defined above) at 40 Landsdowne based on the Project Schedule, as such Project Schedule may be mutually modified by Landlord and Tenant or as such Project Schedule may be accelerated pursuant to Tenant's Acceleration Right. The percentage change between the Initial Constant and the Second Constant will then be applied to the "Construction Adjusted Annual Base Rent" to determine the "Final Adjusted Annual Base Rent at 40 Landsdowne." An example is provided below for illustrative purposes only:

March 3, 2000 10 year U.S. Treasury Yield                                       6.38%

March 3, 2000 Morgan Stanley Weekly CMBS BBB 10 year average life               2.15%

March 3, 2000 financing rate                                                    8.54%

Initial Constant based on 8.54%                                                 .0970

Estimated Second Constant based on 8.78% financing rate at 3 months prior to
projected 40 Landsdowne Construction Commencement:                              .0989

Resultant Percentage Increase or Decrease                                       2%

Percentage Increase applied to Construction Adjusted Rent ($40.63)              $41.44

ADDITIONAL RENT AT 40 LANDSDOWNE
Millennium to pay additional Base Rent at 40 Landsdowne equal to $0.20 per RSF per annum for each month that the duration between construction commencement (foundation installation) and the Scheduled Rent Commencement Date exceeds 21 months.

RENT COMMENCEMENT
The Scheduled Rent Commencement for 40 Landsdowne will be as set forth in the Project Schedule. If Millennium occupies any portion of the building for the conduct of business prior to the Scheduled Rent Commencement Date, then Rent shall commence as of the date of occupancy.

                                    EXHIBIT B

                                                                  July 25, 2000

                              40 LANDSDOWNE STREET

A parcel of land situated in the City of Cambridge, Middlesex County, Commonwealth of Massachusetts, being more particularly bounded and described as follows:

Beginning at the intersection of the southerly line of Landsdowne Street and the westerly line of Cross Street;

THENCE running S53 degrees 10' 19" W along said southerly line of Landsdowne Street, a distance of 154.97 feet, to the true point of beginning;

THENCE running through land now or formerly of Massachusetts Institute of Technology the following three (3) courses:

S51 degrees 31' 50" E, a distance of 151.79 feet, to a point;
S59 degrees 10' 19" W, a distance of 35.23 feet, to a point;
And S51 degrees 31' 50" E, a distance of 53.21 feet, to a true point on the northerly line of Purrington Street;

THENCE running S53 degrees 10' 19" W along said northerly line of Purrington Street, a distance of 242.5 feet to a point;

THENCE running through land now or formerly of Massachusetts Institute of Technology the following two courses:

N30 degrees 49' 41" W, a distance of 108.52 feet, to a point;
And N51 degrees 49' 41" W, a distance of 89.16 feet, to a point on the aforesaid southerly line of Landsdowne Street;

THENCE running N59 degrees 10' 19" E along said southerly line of Landsdowne Street, a distance of 237.21 feet, to the TRUE POINT OF BEGINNING.

The above described parcel contains 45,886 more or less, square feet.

                                   EXHIBIT B-1

                              DEPICTION OF PREMISES

                                   EXHIBIT B-2

                             MAP OF UNIVERSITY PARK

                                    EXHIBIT C

                                   WORK LETTER
                         40 Landsdowne Street, Cambridge

                                TABLE OF CONTENTS

ARTICLE 1         DEFINITIONS.....................................................................................1
      1.1         DEFINITIONS.....................................................................................1
      1.2         SCHEDULES.......................................................................................5

ARTICLE 2 ENGAGEMENT OF ARCHITECT; MEP ENGINEER AND TENANT'S REPRESENTATIVE.......................................5
      2.1         ENGAGEMENT OF ARCHITECT; MEP ENGINEER...........................................................5
      2.2         BASE SYSTEM DESIGN..............................................................................6
      2.3         REPRESENTATIVES.................................................................................7
      2.4         PARTICIPATION IN DESIGN PROCESS.................................................................7

ARTICLE 3 PLANS AND SPECIFICATIONS................................................................................8
      3.1         PLANS AND SPECIFICATIONS........................................................................8
      3.2         DEVELOPMENT OF PLANS AND SPECS..................................................................8
      3.3         LANDLORD'S APPROVAL.............................................................................9
      3.4         TENANT'S APPROVAL...............................................................................9
      3.5         MAJOR CHANGES TO BASE BUILDING AND C/L/F PLANS AND SPECS........................................9

ARTICLE 4 CONSTRUCTION OF THE PROJECT............................................................................10
      4.1         CONTRACTORS....................................................................................10
      4.2         CONSTRUCTION OF BASE BUILDING..................................................................11
      4.3         TENANT'S CONSTRUCTION WORK.....................................................................11
      4.4         PERMITS........................................................................................12
      4.5         COORDINATION...................................................................................12
      4.6         TENANT CONSTRUCTION READINESS..................................................................12
      4.7         INTERIM PROJECT SUBSTANTIAL COMPLETION.........................................................13

ARTICLE 5 CHANGES IN THE WORK....................................................................................15
      5.1         TENANT REQUESTED CHANGE ORDERS TO BASE BUILDING AND C/L/F......................................15
      5.2         BASE SYSTEMS CHANGE ORDERS.....................................................................15
      5.3         TI CHANGE ORDERS...............................................................................15
      5.4         LANDLORD WORK CHANGE ORDERS....................................................................16

                                      B-3

      5.5         CONSTRUCTION LENDER APPROVAL OF CHANGE ORDERS..................................................16

ARTICLE 6 PAYMENT OF COSTS; CONSTRUCTION ALLOWANCES AND TENANT'S CASH ESCROW; MEP DESIGN ALLOWANCE...............17
      6.1         PAYMENT OF COSTS; MEP DESIGN ALLOWANCE.........................................................17
      6.2         ELIGIBLE TENANT EXPENSES.......................................................................17
      6.3         EXCESS TENANT COSTS............................................................................17
      6.4         DRAW REQUESTS..................................................................................18
      6.5         APPLICATION OF FUNDS...........................................................................18
      6.6         MEASUREMENT....................................................................................19
      6.7         FUNDING OF MEP DESIGN ALLOWANCE................................................................19

ARTICLE 7 SUBSTANTIAL COMPLETION; DELAYS; MATERIAL TENANT CONSTRUCTION DEFAULTS..................................20
      7.1         SUBSTANTIAL COMPLETION.........................................................................20
      7.2         COMPLIANCE WITH PROJECT SCHEDULE...............................................................20
      7.3         TENANT DELAY...................................................................................21
      7.4         LANDLORD DELAY.................................................................................21
      7.6         EXTENSIONS DUE TO PRIOR DELAYS.................................................................22
      7.7         LANDLORD COSTS; RENT COMMENCEMENT DATE DELAY...................................................22
      7.8         MATERIAL TENANT CONSTRUCTION DEFAULTS..........................................................22

ARTICLE 8 COMPLETION OF BASE BUILDING IMPROVEMENTS; PUNCH LIST...................................................24
      8.1         COMPLETION OF BASE BUILDING IMPROVEMENTS.......................................................24
      8.2         SUBSTANTIAL COMPLETION INSPECTION AND PUNCH LIST...............................................24
      8.3         ACCEPTANCE OF WORK.............................................................................24
      8.4         AS BUILT PLANS.................................................................................25

ARTICLE 9 WARRANTIES.............................................................................................25
      9.1         LANDLORD WARRANTY..............................................................................25
      9.2         TENANT WARRANTY................................................................................25

ARTICLE 10 CONSTRUCTION SECURITY.................................................................................25
     10.1     SECURITY FOR LANDLORD'S CONSTRUCTION OBLIGATIONS...................................................25
     10.2     SECURITY FOR TENANT'S CONSTRUCTION OBLIGATIONS.....................................................26
     10.3     PLEDGE TO LENDER AND RETURN OF LETTERS OF CREDIT...................................................27

                                    EXHIBIT C

                                   WORK LETTER

                         40 Landsdowne Street, Cambridge

         All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to said terms in the Lease to which this Work Letter is attached as EXHIBIT C. This Work Letter is expressly subject to the provisions of the Lease and supplements the Lease. The provisions herein should be read consistently with the Lease, provided, however, in the event of any inconsistency between this Work Letter and the Lease, the terms and conditions of the Work Letter shall, in all instances, and for all purposes, control.

         Attached to this Work Letter as SCHEDULE C-1 is the Project Work Allocation. In the event of any inconsistency between this Work Letter and the Project Work Allocation, the terms and conditions of the Project Work Allocation shall, in all instances, and for all purposes, control. The Millennium 40 Project is intended by both Tenant and Landlord to be an office and research facility, to be owned by a real estate company that takes a long term view to ownership and management of its real estate and to be occupied by a company that regards flexibility as a highly critical component of both the initial design and construction process and its long-term operations. As such, the parties have agreed upon a unique allocation of responsibilities for design and construction, placing greater responsibility with Tenant but also requiring an integrated team approach with very close cooperation among all team members.

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 DEFINITIONS . The following terms shall have the meanings indicated or referred to below:

             "Architects" mean, collectively, the Base Building Architect and the Tenant's Architect.

             "Base Building Architect" means the architect to be selected by Landlord to design the Base Building (or replacement therefor in accordance with Section 2.1), which selection shall be subject to Tenant's approval, which approval shall not be unreasonably withheld or delayed, the parties agreeing that Elkus/Manfredi Architects Ltd. is pre-approved.

             "Base Building Improvements" means the Building structural elements, facade, roof and other components of the Building envelope, egress stairs, loading areas and site work around the Building, including landscaping of the Property and any other work described in Column 1 of the Project Work Allocation for which responsibility for design and construction has been allocated to Landlord in the Project Work Allocation. No Core/Lobby/Finish Work is included within the definition of Base Building Improvements.

             "Base Building Plans and Specs" -- See Section 3.1.

             "Base Building C/L/F Schematic Plans and Specs" means the schematic plans and outline specifications to be prepared by the Base Building Architect for the Base Building Improvements and the Core/Lobby/Finish Work consistent with SCHEDULE C-2 attached hereto.

             "Base Building Plans and Specs" - See Section 3.1.

             "Base Systems" means the base building mechanical systems, electrical systems, plumbing systems and life safety systems, which shall be designed by Tenant's MEP Engineer and approved by Landlord's MEP Engineer, as set forth in the Project Work Allocation.

             "Base Systems Allowance" - See Section 6.1.

             "Base Systems Change Order" -- See Section 5.2.

             "Base Systems Description and Outline Specs" -- See Section 3.2.

             "Base Systems Design" - See Section 2.2.

             "Building Standards" means the standards associated with the Millennium 40 Project specified in the Project Work Allocation, the Base Building C/L/F Schematic Plans and Specs, the Base Systems Description and Outline Specs Exhibit, the TI Schematic Plans and Specs and the project design and construction manual to be mutually agreed upon by Landlord and Tenant.

             "C/L/F Plans and Specs" - See Section 3.1.

             "Construction Allowances" means, collectively, the Base Systems Allowance and the Leasehold Improvements Allowance.

             "Construction Lender" means Landlord's construction lender who shall finance a portion of the Construction Allowances and the MEP Design Allowance.

             "Contractors" means the Landlord's Contractor and the Tenant's Contractor.

             "Core/Lobby/Finish Work" means construction of Building core elements, restrooms, lobbies, elevators, and any other work which is designated in Column 2 of the Project Work Allocation as "Landlord Design Tenant Construct".

             "Deferred Area L/C" -- See Section 10.2.

             "Developer's Administrative Fee" means a fee of Eighty Thousand Dollars ($80,000.00), to be charged against the Leasehold Improvement Allowance by Forest City Development for construction administration services, in sixteen
(16) equal monthly installments of Five Thousand Dollars ($5,000.00) each, commencing on the first day of the month following the date upon which Landlord commences construction of the Building.

             "Eligible Tenant Expenses" -- See Section 6.2.

             "Excusable Delay" means any delay in the satisfaction of the conditions in question to the extent the same is a consequence of External Causes including, without limitation, any governmental embargo restrictions, or actions of local, state or federal governments but excluding any failure due to financial incapacity and any delays in issuing building permits, certificates of occupancy or other similar permits or certificates.

             "Interim Project Substantial Completion" shall mean that the Base Building, Base Systems, Core/Lobby/Finish Work and the Leasehold Improvements for all but the Deferred Area(s) (as defined in Section 4.7) shall be substantially complete and Landlord and Tenant shall have obtained a temporary certificate of occupancy for the Millennium 40 Project.

             "Landlord Construction Documents" mean the plans, specifications and drawings for the Base Building Improvements prepared and approved in accordance with Section 3.1, which shall be constructed by Landlord.

             "Landlord Delay" -- See Section 7.4.

             "Landlord's Contractor" means the construction manager to be selected and engaged by Landlord to construct the Base Building Improvements, which selection shall be subject to Tenant's approval, which approval shall not be unreasonably withheld or delayed.

             "Landlord's Lighting Consultant" means the design professional selected by Landlord, which selection shall be subject to Tenant's approval, which approval shall not be unreasonably withheld or delayed, the parties agreeing that Joe Kaplan Architectural Lighting is pre-approved.

             "Landlord's MEP Engineer" means the engineer selected by Landlord, which selection shall be subject to Tenant's approval, which approval shall not be unreasonably withheld or delayed.

             "Landlord's Structural Engineer" means the engineer selected by Landlord, which selection shall be subject to Tenant's approval, which approval shall not be unreasonably withheld or delayed.

             "Leasehold Improvement Allowance" -- See Section 6.1.

             "Leasehold Improvements" means the build-out of the Premises into a first class biotechnology research and development laboratory and office facility as contemplated by the Project Work Allocation and the TI Plans and Specs, including without limitation office and laboratory improvements, casework, fume hoods and other laboratory components that are integrated into the Building, and any other work described in Column 3 of the Project Work Allocation for which responsibility for design and construction has been allocated to Tenant in the Project Work Allocation.

             "MEP Design Allowance" -- See Section 6.1.

             "Material Tenant Construction Default" -- See Section 7.8.

             "Millennium 40 Project" means, collectively, the Base Building Improvements, the Base Systems, the Core/Lobby/Finish Work and the Leasehold Improvements.

             "Project Schedule" -- See Section 3.1 and SCHEDULE C-4 attached hereto. Tenant shall have the right, by written notice to Landlord delivered no later than October 15, 2000 ("Tenant's Acceleration Right"), to unilaterally amend the Project Schedule, as well as the dates set forth in Section 12.18 of the Lease, to advance by up to one hundred fifty (150) days each and every date in the Project Schedule, as well as the dates set forth in Section 12.18 of the Lease. Tenant may not advance only certain dates. Any other modifications to the Project Schedule may only be made by mutual agreement of Landlord and Tenant.

             "Project Work Allocation" means the schedule denoting aspects of the Millennium 40 Project and the allocation of design and construction responsibilities therefor to either Landlord or Tenant (or partially to Landlord and the balance to Tenant) attached hereto as SCHEDULE C-1.

             "Substantial Completion" -- See Section 7.1.

             "Tenant's Architect" means the architect to be selected by Tenant to design the Leasehold Improvements, (or replacement therefor in accordance with Section 2.1), which selection shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed.

             "Tenant Construction Documents" mean the plans, specifications and drawings for the Tenant Construction Work prepared and approved in accordance with Section 3.1.

             "Tenant Construction Readiness Date"-- See Section 4.6.

             "Tenant's Construction Work" means, collectively, the construction of the Base Systems, the Core/Lobby/Finish Work and the Leasehold Improvements.

             "Tenant's Contractor" means the construction manager to be selected and engaged by Tenant to construct the Tenant's Construction Work, which selection shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed.

             "Tenant Delay" -- See Section 7.3.

             "Tenant's MEP Engineer" means the engineer to be selected by Tenant to design the Base Systems, who will be engaged by Tenant's Architect, which selection shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed, the parties agreeing that Shooshanian Engineering, Inc. is pre-approved.

             "Tenant Requested Change Order" -- See Section 5.1.

             "TI Plans and Specs" -- See Section 3.1.

             "TI Schematic Plans and Specs" means the schematic plans and outline specifications to be prepared by the Tenant's Architect for the Leasehold Improvements.

             "Tenant's Representative" -- See Section 2.3.

             "35 Landsdowne" means the building to be constructed by an Affiliate of Landlord and leased to Tenant pursuant to a separate lease of even date herewith (the "35 Landsdowne Lease").

         1.2 SCHEDULES . The following Schedules, which are attached to this Work Letter, are incorporated herein:

                  Schedule C-1:             Project Work Allocation
                  Schedule C-2:             Base Building Description
                  Schedule C-3:             Intentionally Omitted
                  Schedule C-4:             Project Schedule (Including Times for Performance)
                  Schedule C-5:             Description of Standard Installed Laboratory Equipment
                  Schedule C-6:             Construction Rules and Regulations
                  Schedule C-7:             Intentionally Omitted
                  Schedule C-8:             Noise Standards
                  Schedule C-9:             Intentionally Omitted
                  Schedule C-10:            Form of Pledge Agreement
                  Schedule C-11:            Form of Letter of Credit

                                    ARTICLE 2

        ENGAGEMENT OF ARCHITECT; MEP ENGINEER AND TENANT'S REPRESENTATIVE

         2.1 ENGAGEMENT OF ARCHITECT; MEP ENGINEER. Landlord shall engage the Base Building Architect to develop schematic plans, drawings and specifications for the Base Building Improvements and for the Core/Lobby/Finish Work. Tenant shall engage the Tenant's Architect to develop schematic plans, drawings and specifications for the Base Systems and the Leasehold Improvements. Landlord and Tenant shall hereafter enter into separate formal architect's contracts with the Base Building Architect and the Tenant's Architect, respectively. The Base Building Architect will be engaged by Landlord to prepare more fully developed plans, drawings and specifications, work with Landlord through the bid process and supervise the construction of the Base Building Improvements. The Tenant's Architect will be engaged by Tenant to prepare the Base Systems Design (working through Tenant's MEP Engineer), prepare more fully developed TI Plans and Specs, work with Tenant through the bid process and supervise the construction of the Tenant's Construction Work. Landlord and Tenant agree to work together to engage the services of the Base Building Architect and the Tenant's Architect, respectively, under contracts that properly allocate the design responsibilities to each of Landlord and Tenant, and to assure that the construction of the Millennium 40 Project is well coordinated. Landlord and Tenant may, but shall not be required to, engage the same Architect. In order to assure such coordination, Landlord shall furnish a copy of its architect's contract to Tenant, and it is intended by the parties that the Base Building Architect's contract shall serve as a guide for the preparation of Tenant's Architect's contract. Tenant shall furnish a copy of its proposed architect's contract with the Tenant's Architect to Landlord prior to its execution for Landlord's review and approval, which shall not be unreasonably withheld or delayed. With respect to either such contract, neither Landlord nor Tenant shall permit any provision to be included therein which would influence a mutually engaged Architect to prioritize work for one party hereto over the other's or otherwise interfere with a mutually engaged Architect's obligations to the other party hereto (including, by way of example but not limitation, penalties for delayed completion of work, retainage or bonuses for early completion of work other than to the extent which may be commercially customary). In either case, purely economic terms that a party may reasonably believe are appropriately confidential (excluding retainage provisions, penalties and other provisions which could be contrary to the preceding sentence) may be redacted. Tenant's agreement with the Tenant's Architect shall require the Tenant's Architect to incorporate Landlord's Structural Engineer, Landlord's Civil Engineer and Landlord's Lighting Consultant into its team and to work closely with such parties so as to ensure coordination of the complete design package. If either Landlord or Tenant should elect to replace (i) the Base Building Architect, Landlord's MEP Engineer or Landlord's Structural Engineer, or (ii) the Tenant's Architect or Tenant's MEP Engineer, respectively, and engage a replacement architect or engineer to fulfill the responsibilities contemplated to be undertaken by the respective Architect or engineer on behalf of such party, (the parties hereby agreeing that such a replacement of an Architect or engineer will not be implemented without good cause but agreeing, further that non-competitive prices shall be deemed good cause) the identity of the replacement shall be subject to the other party's approval, which shall not be unreasonably withheld or delayed.

         2.2 BASE SYSTEM DESIGN. The Tenant's Architect shall engage Tenant's MEP Engineer to provide comprehensive engineering services related to Base Systems ("Base System Design") and to the entire Millennium 40 Project. Tenant hereby acknowledges that Landlord and Tenant retain joint rights of approval over the basic design approach, system capacities, equipment selection and other matters associated with Base Systems components throughout the Building, but that Tenant is responsible for the overall efficacy of the Base System Design; provided, however that Landlord may not require Base Systems to the extent inconsistent with Schedule C-2. All systems shall comply with noise control standards established within zoning and related ordinances by the City of Cambridge, summarized in their current form as set forth on SCHEDULE C-8, and requirements established by Landlord's insurance underwriters (Factory Mutual). In addition, Tenant's MEP Engineer will include Landlord's objectives for long-term durability and flexibility together with Tenant's specific operational objectives in proposing systems, controls, and other components of the Building Base Systems. Tenant's MEP Engineer shall provide to the Base Building Architect all Base Systems plans, details, specifications and other information necessary to obtain a building permit for the Base Building Improvements (notwithstanding that Base Systems are not a part of Base Building Improvements) in accordance with the Project Schedule. In accordance with the Project Schedule, Tenant shall provide the necessary planning information specified on the Project Schedule to Tenant's MEP Engineer so that the Base System Design can be completed so as to maintain the Project Schedule.

         2.3 REPRESENTATIVES. Tenant shall enter into an agreement (which may be one or more employment relationships or consulting agreements) with a project manager or project management team ("Tenant's Representative"), which Project Manager will perform certain services for and on behalf of Tenant during the design and construction phases of Tenant's Construction Work. Tenant shall, at its sole cost and expense, and in accordance with the terms and conditions of its agreement with Tenant's Representative, compensate Tenant's Representative for providing such services. Landlord hereby agrees that Tenant's Representative shall receive copies of all notices to which reference is made in this Work Letter given by Landlord to Tenant. Tenant hereby agrees that Tenant's Representative shall have authority to act as Tenant's representative in connection with its participation in meetings and otherwise, and that except to the extent Landlord has been given contrary instructions in writing from Tenant with respect to any matter with which Tenant's Representative has been involved, Landlord is entitled to rely on Tenant's Representative as the party having authority to make decisions and establish schedules for the performance of work. Tenant agrees further to continue to engage Tenant's Representative to render the services contemplated hereunder, or a qualified successor subject to Landlord approval, which shall not be unreasonably withheld, until such time as final completion of the Tenant's Construction Work and occupancy by Tenant in the Premises has been achieved. Landlord shall appoint a project manager ("Landlord's Representative"), which project manager will perform certain services on behalf of Landlord during the design and construction phase of the Base Building Improvements. Tenant hereby agrees that all notices to which reference is made in this Work Letter given by Tenant to Landlord shall be delivered to the attention of Landlord's Representative. Landlord hereby agrees that Landlord's Representative shall have authority to act as Landlord's representative in connection with its participation in meetings and otherwise, and that except to the extent Tenant has been given contrary instructions in writing from Landlord with respect to any matter with which Landlord's Representative has been involved, Tenant is entitled to rely on Landlord's Representative as the party having authority to make decisions and establish schedules for the performance of work.

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         2.4 PARTICIPATION IN DESIGN PROCESS. Notwithstanding the specific responsibilities allocated to each of Tenant and Landlord, it is understood and agreed that each party has a direct interest in and specific goals for certain aspects of the other party's responsibilities. For example, Landlord has a direct interest in the design approach to the centralized Base Systems as well as the overall quality level of Leasehold Improvements, particularly as viewed from the exterior within the context of the University Park campus context and design guidelines. In the same manner, Tenant has a direct interest in the functionality, design and finishes of lobby and core elements that will be designed by Landlord. Therefore, it is jointly acknowledged that a basic premise of this approach will be open participation by all parties in all phases of design and construction, together with reasoned consideration by one party of legitimate comments or concerns raised by the other. Notwithstanding the foregoing, Landlord and Tenant agree that the lobby of the Building shall have a level of finish mutually agreeable to both parties.

                                    ARTICLE 3

                            PLANS AND SPECIFICATIONS

         3.1 PLANS AND SPECIFICATIONS. Landlord shall, at its sole cost and expense (except as provided in Section 3.5 and Article 5), as soon as reasonably possible, but in any event in accordance with the Project Schedule attached hereto as SCHEDULE C-4, cause the completion of the Base Building Plans and Specs and the C/L/F Plans and Specs as necessary to obtain a building permit and commence construction of the Base Building Improvements on or before the date contemplated therefor in the Project Schedule. For all purposes hereof, the "Base Building Plans and Specs" and the "C/L/F Plans and Specs" mean respectively, the plans, specifications and working drawings for the Base Building Improvements and the Core/Lobby/Finish Work approved by Tenant as herein provided, as the same may be modified consistently with the terms and conditions hereof. Landlord shall also cause the Base Building Architect to prepare the Landlord's Construction Documents so that Landlord may bid the work described therein in accordance with the Project Schedule. Tenant shall at its sole cost and expense (except as provided in Section 3.5 and Article 5), as soon as reasonably possible, but in any event in accordance with the Project Schedule, cause the completion of Base System Design and Landlord shall incorporate such design into the Base Building Plans and Specs and the C/L/F Plans and Specs and submit a set of plans and specifications so as to obtain a building permit in accordance with the Project Schedule. Tenant shall also, at its own cost and expense, cause the TI Plans and Specs to be completed in accordance with the Project Schedule to permit construction of Tenant's Construction Work to proceed in accordance with the Project Schedule. For all purposes hereof, the "TI Plans and Specs" means the plans, specifications and working drawings for the completion of the Leasehold Improvements approved by Landlord as herein provided, as the same may be modified consistently with the terms and conditions hereof. Landlord shall share with Tenant in accordance with the Project Schedule the Base Building Plans and Specs and the C/L/F Plans and Specs so that Tenant may proceed with the design of the Leasehold Improvements in accordance with the Project Schedule.

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         3.2 DEVELOPMENT OF PLANS AND SPECS. Landlord, Tenant, the Engineers
and Architects shall work together in accordance with the Project Schedule to create design concepts, plans and specifications for the Millennium 40 Project that will be mutually satisfactory to Landlord and Tenant. The results of such efforts as of the date of this Lease are the Project Work Allocation, and the description of standard installed laboratory equipment identified on SCHEDULE C-5 attached hereto. The parties agree to work together with the Architects, Engineers and any other retained design professionals to finalize the Base Building Plans and Specs, the C/L/F Plans and Specs, the Base Systems Design, and the TI Plans and Specs in accordance with the Project Schedule. Landlord and Tenant agree to furnish to each other in accordance with the Project Schedule such information as may be requested by the other party, to promptly "sign off" or specify objections or concerns as to matters where a "sign off" is requested by one party or the other and to otherwise undertake all such actions in accordance with the Project Schedule as are reasonably necessary in order to assure the timely commencement of the construction of the Base Building Improvements and, upon the Tenant Construction Readiness Date, the Tenant Construction Work.

         3.3 LANDLORD'S APPROVAL. The TI Plans and Specs and the Base System Design, including without limitation each iteration thereof (at schematic, design development and construction document stages), and each change proposal with respect thereto, through and including the "as-built" version thereof, and the work contemplated to be performed in accordance therewith, shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed and shall, in any event, be given or denied within the applicable time frame set forth in the Project Schedule. Landlord shall not be considered unreasonable if it withholds approval to changes which are visible from the exterior, are inconsistent with the Building Standards or are inconsistent with the use for standard, multi-purpose, first-class biotechnology space, including a mix of office, laboratory and manufacturing. Without limitation of the foregoing, Landlord shall not be deemed to be unreasonable for requiring that the standards provided in Article IV of this Work Letter are being fulfilled. The Base System design shall be subject to peer review on behalf of Landlord by Landlord's MEP Engineer (at schematic, design development and construction document stages) to ensure consistency with Landlord's objectives. Neither the requirement that Base System Design and TI Plans and Specifications be submitted to Landlord nor Landlord's agents, nor their actual or implied review thereof or changes thereto shall in any way be deemed to be an agreement by Landlord that
(i) the work contemplated thereby or any other aspect thereof complies with legal or other requirements, (ii) that any plans or specifications will be approved by any governmental agency having jurisdiction thereover, or (iii) that the Base System Design or the TI Plans and Specs are free from errors, omissions or inconsistencies or are coordinated within themselves, with each other or with the then existing Base Building Plans and Specs and without limitation, any delay associated with any of the foregoing (i), (ii) and (iii) shall constitute Tenant Delay.

         3.4 TENANT'S APPROVAL. The Base Building Plans and Specs and the C/L/F Plans and Specs, including without limitation each iteration thereof (at schematic, design development and

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construction document stages), and each change proposal with respect thereto, through and including the "as-built" version thereof, and the work contemplated to be performed in accordance therewith, shall be subject to Tenant's prior approval, which approval shall not be unreasonably withheld or delayed and shall, in any event, be given or denied within the applicable time frame set forth in the Project Schedule. Without limitation of the foregoing, Tenant shall not be deemed to be unreasonable for requiring that the standards provided in
Article IV of this Work Letter are being fulfilled. Neither the requirement that the Base Building Plans and Specs and the C/L/F Plans and Specs be submitted to Tenant nor Tenant's agents, nor their actual or implied review thereof or changes thereto shall in any way be deemed to be an agreement by Tenant that (i) the work contemplated thereby or any other aspect thereof complies with legal or other requirements, (ii) that any plans or specifications will be approved by any governmental agency having jurisdiction thereover, or (iii) that the Base Building Plans and Specs and the C/L/F Plans and Specs are free from errors, omissions or inconsistencies or are coordinated within themselves, with each other or with the then existing Base System Design or the TI Plans and Specs and without limitation, any delay associated with any of the foregoing (i), (ii) and
(iii) shall constitute Landlord Delay.

         3.5 MAJOR CHANGES TO BASE BUILDING AND C/L/F PLANS AND SPECS. The
Base Building Plans and Specs and the C/L/F Plans and Specs to be developed by Landlord under Section 3.1 shall always remain consistent with the Building Standards and the Base Building C/L/F Schematic Plans and Specs and, if during the development and completion of the Base Building Plans and Specs and the C/L/F Plans and Specs, Landlord desires to make any change that would not be so consistent (a "Major Change"), such Major Change shall be subject to Tenant's consent, which shall not be unreasonably withheld or delayed. Tenant may, in any event, condition its approval to a Major Change proposed by Landlord upon Landlord expressly acknowledging its responsibility for any increase in the costs associated with the Tenant Construction Work resulting from such Major Change and any delay under the Project Schedule resulting therefrom as a Landlord Delay, based on input from the Landlord's Contractor. If, during the development and completion of the Base Building Plans and Specs and the C/L/F Plans and Specs, Tenant desires to propose a Major Change, Tenant shall be responsible for reimbursing the Landlord for the reasonable actual cost of having Landlord's Architect prepare any necessary modifications to the Base Building Plans and Specs and/or the C/L/F Plans and Specs, as the case may be, and any such Major Change shall be subject to Landlord's approval, which Landlord shall not unreasonably withhold or delay. Landlord may, in any event, condition its approval to a Major Change proposed by Tenant upon Tenant's expressly acknowledging its responsibility for any increase in the costs associated with the Base Building Improvements resulting from such Major Change and any delay under the Project Schedule resulting therefrom as a Tenant Delay, based on input from the Tenant's Contractor. Either party may withhold consent to a Major Change if such Major Change is reasonably anticipated to cause a delay and such delay, when added to other then existing delays (but excluding delays caused by the party with the consent right and Excusable Delays), would, in the aggregate, be reasonably anticipated to cause the Base Systems or C/L/F Work to be delayed beyond the Base Systems/C/L/F Outside Date. If Landlord should approve Tenant's proposed Major Change, Tenant shall cause all plans and specifications associated therewith to be prepared and furnished to Landlord and Tenant for

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approval. Without in any way limiting the provisions of Article 9, hereof,
Tenant acknowledges that Landlord has made no representation or warranty with respect to the Base Building Improvements or Core/Lobby/Finish Work being suitable for any particular use or purpose, Tenant having the responsibility to make such determination.

                                    ARTICLE 4

                           CONSTRUCTION OF THE PROJECT

         4.1 CONTRACTORS. Landlord and Tenant shall each, under separate contracts, respectively engage the Landlord's Contractor and the Tenant's Contractor, and enter into such other arrangements as are appropriate, to cause the Base Building Improvements (Landlord's contract) and the Tenant's Construction Work (Tenant's contract), respectively, to be timely constructed, installed and completed. The Landlord's Contractor's duties shall include preparing and updating from time to time a construction progress schedule setting forth key dates for construction of the Millennium 40 Project. Tenant hereby acknowledges that all major construction projects in University Park are undertaken on a union basis, and the Contractors must provide a payment and performance bond on all work. Tenant shall furnish a copy of its proposed construction contract with the Tenant's Contractor, prior to its execution for Landlord's review and approval, which shall not be unreasonably withheld or delayed. It is contemplated that Tenant's construction contract with the Tenant's Contractor be consistent with the terms and conditions set forth in Landlord's contract with the Landlord's Contractor, and due to the fact that the construction of the Base Building Improvements and of the Tenant's Construction Work are to be performed contemporaneously in some respects, the coordination of the construction process is critically important. In furtherance of such coordination, Landlord shall furnish Tenant a copy of Landlord's construction contract, and it is intended by the parties that Landlord's construction contract shall serve as a guide for the preparation of Tenant's construction contract. Landlord and Tenant may, but shall not be required to, engage the same Contractor. If Landlord and Tenant each engage the same Contractor, then with respect to either such contract, neither Landlord nor Tenant shall permit any provision to be included therein which would influence a mutually engaged Contractor to prioritize work for one party hereto over the other's or otherwise interfere with a mutually engaged Contractor's obligations to the other party hereto (including, by way of example but not limitation, penalties for delayed completion of work, retainage or bonuses for early completion of work other than to the extent which may be commercially customary). Any decision to replace a mutually engaged Contractor (the parties hereby agreeing that such a replacement of a mutually engaged Contractor will only be implemented for good cause, if the Contractor is not performing and, the success of the Millennium 40 Project is thereby imperiled) prior to Substantial Completion of the Base Building Improvements may only be made by mutual agreement of Landlord and Tenant. Following Substantial Completion of the Base Building Improvements, upon a mutual agreement to terminate a mutually engaged Contractor, the selection of the replacement shall be made by Tenant, subject to Landlord's approval, which shall not be unreasonably withheld or delayed. Each of Landlord and Tenant agree to notify the other party in the event such party desires, or a

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Contractor elects, to terminate a construction contract entered into by such party and the Landlord's Contractor or Tenant's Contractor, as applicable.

         4.2 CONSTRUCTION OF BASE BUILDING. Landlord shall cause to be installed, furnished and performed, as the case may be, with reasonable diligence and, in any event, in accordance with the Project Schedule, and in a good and workmanlike manner and at its sole cost and expense (except as otherwise expressly provided herein to the contrary), the facilities, materials, labor, supplies and work required for the construction of the Base Building Improvements in accordance with the Base Building Plans and Specs.

         4.3 TENANT'S CONSTRUCTION WORK. Tenant shall cause to be installed, furnished, and performed, as the case may be, with reasonable diligence and, in any event, in accordance with the Project Schedule (but subject to Section 4.7 below), and in a good and workmanlike manner and at its own cost and expense (except as otherwise expressly provided to the contrary herein) the facilities, materials, labor, supplies and work required for the construction of the Tenant's Construction Work, in accordance with the Tenant Construction Documents or otherwise as approved by Landlord. Subject to the provisions hereof, the Tenant's Construction Work shall be commenced promptly following the Tenant Construction Readiness Date, and shall be constructed, installed and performed in accordance with the Rules and Regulations for Tenant Construction which are set forth as SCHEDULE C-6 and with any and all reasonable and customary requirements of Construction Lender which relate to construction of the Tenant Work or disbursement of the Construction Allowances such as title policy endorsements (the obtaining of which shall be Landlord's responsibility), requirements regarding materials stored off-site, retainage, collateral assignment of construction contracts, lien waivers, inspections by Construction Lender's representative, payment and performance bonds and required certifications that the Millennium 40 Project is "on schedule" (with reference to the Outside Dates described in SCHEDULE C-4) and, with each draw request, a Tenant certification as to the current Tenant Cost Budget, with Tenant reaffirming its obligation to pay for Excess Tenant Costs (hereinafter defined). (The foregoing provisions are not intended to make Tenant liable for Landlord obligations under its loan documents which are Landlord's obligations under this Work Letter.) As construction of the Base Building Improvements and the Tenant Construction Work will, to a certain extent, be conducted contemporaneously, each of Landlord and Tenant expressly acknowledge that in conducting their respective work, due care must be exercised to avert interference in the conduct by the other party of its work, and each party covenants and agrees to exercise reasonable efforts to avert such interference. Landlord and Tenant acknowledge that, prior to the Tenant Construction Readiness Date, Tenant shall be permitted to undertake certain elements of the Tenant Construction Work. This work includes, but is not necessarily limited to, equipment deliveries and rough-in work to the interior building systems. Prior to the Tenant Construction Readiness Date, Landlord shall not be required to delay any aspect of Landlord construction of Base Building Improvements on account of any aspect of Tenant Construction Work unless Tenant acknowledges in writing its responsibility for the scheduling and cost effects of the delay and Tenant agrees to waive the affected component of Landlord's work as a requirement for Tenant Construction Readiness. From and after the Tenant Construction Readiness Date, Tenant shall not be required to delay any aspect of Tenant

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Construction Work on account of any aspect of Landlord's Base Building
Improvements unless Landlord acknowledges in writing its responsibility for the scheduling and cost effects of the delay.

         4.4 PERMITS. All building permits, certificates of occupancy and other governmental approvals required to construct the Base Building Improvements shall be obtained by Landlord at Landlord's sole cost and expense. Notwithstanding the foregoing, to the extent building permit fees paid by Landlord are based on work which constitutes Base Systems or Core/Lobby/Finish Work, then such portion of the permit fees shall be reimbursed by Tenant, or paid to Landlord out of the Construction Allowances. All building permits, certificates of occupancy, and other governmental approvals required to construct the Tenant Construction Work, other than work which is the subject of permits which Landlord is required to obtain, and to occupy and operate Tenant's business in the Premises shall be obtained by Tenant at Tenant's sole cost and expense.

         4.5 COORDINATION. Landlord and Tenant agree to work together cooperatively so as to coordinate the management, administration, and scheduling of the Base Building Improvements and the Tenant Construction Work. Such cooperation shall include without limitation, coordination of the contractors' schedules, regular meetings, generally to be held weekly, during the construction period with the Contractors, the attendance at such meetings to include Landlord's Representative and Tenant's Representative. Landlord and Tenant each agree that they shall respectively assure the availability of such representatives at reasonable times after reasonable notice and that each party shall provide the other reasonable advance notice of all construction meetings.

         4.6 TENANT CONSTRUCTION READINESS. The Base Building Improvements shall for all purposes hereof be deemed at the stage of completion sufficient to permit Landlord to establish that the "Tenant Construction Readiness Date" has occurred on such date as the Base Building Improvements are in such condition, to permit efficient progress of the Tenant Construction Work within the Building without adverse effects from the on-going work on Base Building Improvements nor weather conditions, and all Base Building Improvements are complete with the following items as potential acceptable deficiencies, provided that the parties may mutually agree upon any appropriate revisions to this list when the design of the Building has reached a sufficient level of detail to do so:

-  Caulking and trim to facade
- 1st floor slab, and associated underslab services. Note: the following shall be completed as a condition of Tenant Construction Readiness: loading bay walls; all elevator pit slabs and walls.
-  Interior wall construction at 1st floor.
-  Equipment related to the redundant primary electrical service entrance.
- Sections of the main building and/or penthouse facade left open for construction access, equipment installation and/or ventilation as required by the contractor to perform the Tenant's Construction Work.

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-  5th floor roofing ballast
-  Lightning protection system
-  Security system
-  Signage
-  Landscaping and final grading.
- Any other deficiencies that Landlord and Tenant may agree are appropriate to accommodate the efficient scheduling and progress of Tenant Work.

Landlord shall diligently proceed with the construction of the Base Building Improvements so as to cause the Tenant Construction Readiness Date to occur on or before the date specified therefor on the Project Schedule, and Substantial Completion of the Base Building Improvements to occur on or before the date specified therefor on the Project Schedule.

         Tenant Construction Readiness shall be determined by a joint inspection of the Landlord, Base Building Architect, Tenant and the Tenant's Architect within five (5) working days of notification by the Landlord that Tenant Construction Readiness has been achieved. The Base Building Architect and Tenant's Architect shall issue a certificate certifying the date Tenant Construction Readiness has been achieved, or a list of deficiencies in the case of the determination the Base Building Improvements are not complete to achieve Tenant Construction Readiness.

         4.7 INTERIM PROJECT SUBSTANTIAL COMPLETION. The parties acknowledge Tenant's need for some flexibility in planning and occupying its space, but also Landlord's needs for closure, for a permanent certificate of occupancy for the Millennium 40 Project and the constraints of construction lenders and permanent lenders. The Project Schedule calls for Tenant Improvements Substantial Completion, by the applicable Outside Date set forth on the Project Schedule. Notwithstanding, the parties agree that Tenant may elect, by written notice to Landlord ("Tenant's Deferral Election"), to delay the completion of Leasehold Improvements for up to 50,000 square feet of building area (the "Deferred Area(s)"), which notice shall describe the size and location of such Deferred Area(s). Such election by Tenant shall not relieve Tenant of its obligations to complete all other Tenant Work by the applicable Outside Dates specified in the Project Schedule. If Tenant exercises Tenant's Deferral Election, Tenant shall complete the Leasehold Improvements for all but 25,000 square feet of such Deferred Area(s) by the 1st Deferred Space Substantial Completion Outside Date, and shall complete the balance by the 2nd Deferred Space Substantial Completion Outside Date. As a condition precedent to Tenant's exercising Tenant's Deferral Election, Tenant shall deliver the Deferred Area L/C described hereafter in
Section 10.2 to secure the build-out of the Deferred Area(s).

          If, at Interim Project Substantial Completion, Leasehold Improvement Allowance funds have not yet been drawn down due to Tenant's Deferral Election hereunder, then, provided that Tenant has delivered the Deferred Area L/C described in Section 10.2 to secure future build-out of the Deferred Areas as provided above, either (a) the remaining Leasehold Allowance funds shall be drawn down to reimburse Tenant for funds it has previously advanced to pay for then

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existing Leasehold Improvements ("Option 1"), or (b) the balance shall be drawn down and placed in escrow with Construction Lender, with interest to accrue to Tenant, for payment of costs to be incurred by Tenant later in its build-out of Leasehold Improvements for the Deferred Area(s) ("Option 2"). Within thirty (30) days of receipt of notice of Tenant's Deferral Election, Landlord will confer with the Construction Lender and shall provide notice to Tenant of its election of Option 1 or Option 2. In the event that Option 2 is used, such escrowed amount of Leasehold Improvement Allowance funds (the "Deferred Area Escrow") shall reduce, on a dollar-for-dollar basis, the required amount of the Deferred Area L/C described in Section 10.2. For example, if Tenant were to elect a Deferred Area of 30,000 square feet, and Landlord were to elect Option 2, then Leasehold Improvement Allowance funds equal to the product of the Leasehold Improvement Allowance per rentable square foot (set forth in Exhibit A to the Lease) multiplied by 30,000 (or $X) would be drawn down and placed in escrow with Construction Lender. The amount of the Deferred Area L/C would be [the product of [$100] multiplied times 30,000] minus $X.

         Prior to commencement of construction of Deferred Areas Tenant shall establish, and Landlord shall review, a budget for the anticipated cost and expense of construction of the build-out of the Deferred Areas and a timetable for completion, which timetable shall be consistent with the applicable Outside Dates set forth in the Project Schedule. As construction of the Deferred Area(s) progresses, the Deferred Area Escrow may be drawn down to reimburse Tenant for a portion of its construction costs incurred in such build-out. The portion of any monthly draw requests to be paid out of the Deferred Area Escrow would be based on a ratio, the numerator of which is the Deferred Area Escrow and the denominator of which is the amount of the Deferred Area build-out budget (including only Eligible Tenant Expenses). The Tenant shall be solely responsible for amounts due on each Tenant's Contractor requisition associated with non-Eligible Expenses or any Tenant Change Orders that have resulted in actual increases to the build-out budget and for any budgeted build-out expenses in excess of the Deferred Area Escrow. The amount of the Deferred Area L/C described in Section 10.2 may be reduced, at Tenant's request, no more frequently than once per quarter, provided that the amount remaining shall at no time, when added to the amount of the then remaining Deferred Area Escrow, be less than the estimated budget to build-out the Deferred Areas.

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                                    ARTICLE 5

                               CHANGES IN THE WORK

         5.1 TENANT REQUESTED CHANGE ORDERS TO BASE BUILDING AND C/L/F. Tenant may request changes, subject to the Landlord's approval as hereinafter provided, in the Base Building Plans and Specs and the C/L/F Plans and Specs. Any such change in the Base Building Plans and Specs and the C/L/F Plans and Specs which is approved by Landlord may be authorized by Landlord as a written change order to the contract with the Contractor who performed the work affected by the change (herein, a "Tenant Requested Change Order") and any costs associated therewith shall be paid for by Tenant. Landlord's rights with respect to approving or withholding approval to a proposed Tenant Requested Change Order shall be governed by the same criteria as are applicable to a requested change to the Base Building Plans and Specs and the C/L/F Plans and Specs under Section 3.5, with the additional criteria that Landlord may withhold consent to a Tenant Requested Change Order if the Tenant Requested Change Order is reasonably anticipated to cause a delay and such delay, when added to other then existing delays (but excluding Landlord delays and Excusable Delays) would, in the aggregate, cause a delay in completion of Base Building Improvements beyond the Base Building Substantial Completion Outside Date. If Tenant determines that a Tenant Requested Change Order will result in an increase in the cost of the Base Building Improvements, as calculated below, Tenant shall, in turn, notify Landlord as to whether Tenant wishes to proceed with the Tenant Requested Change Order in question. Any delay in the occurrence of the Tenant Construction Readiness Date, Substantial Completion of the Base Building Improvements, the Interim Project Substantial Completion Date and/or Substantial Completion of the Millennium 40 Project caused by a Tenant Requested Change Order shall be deemed Tenant Delay for all purposes of this Work Letter.

         5.2 BASE SYSTEMS CHANGE ORDERS. Tenant may, subject to obtaining the Landlord's approval as hereinafter provided, make changes to the Base Systems consisting of additions or deletions to, or other revisions in the Base Systems Design. Any such change in the Base System Design which is approved by Landlord may be authorized by Tenant as a written change order to Tenant's contract with the Tenant's Contractor, with Tenant being responsible for any cost increases associated with such changes, and Tenant being responsible for any delays resulting therefrom, as a Tenant Delay ("Base Systems Change Order"). Landlord's rights with respect to approving or withholding approval to a proposed Base Systems Change Order shall be governed by the same criteria as are applicable to the approval of Base Systems Design and TI Plans and Specs under Section 3.3., with the additional criteria that Landlord may withhold consent to a Base Systems Change Order if the proposed Base Systems Change Order is reasonably anticipated to cause a delay and such delay, when added to other then existing delays (but excluding Landlord Delays and Excusable Delays), would, in the aggregate, cause a delay in substantial completion of Base Systems beyond the Base Systems/CLF Outside Date.

         5.3 TI CHANGE ORDERS. Subject to Section 5.5, Tenant may, subject to notifying Landlord at least five (5) days prior to the effective date of a change order, which notice shall

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describe the proposed change order, make changes to the Leasehold Improvements
("TI Change Orders"), and appropriate adjustment, if any, to the Tenant Cost Budget and to the Project Schedule, with Tenant being responsible for any cost increases associated with such changes, and Tenant being responsible for any delays resulting therefrom, as a Tenant Delay, provided that Landlord shall have the right to disapprove within said five (5) day period only those proposed TI Change Orders which are visible from the exterior, are inconsistent with the Building Standards or are inconsistent with use for standard multi-purpose, first-class biotechnology space including a mix of office, laboratory and manufacturing. Notwithstanding the foregoing, Landlord may withhold approval of a TI Change Order if the proposed TI Change Order is reasonably anticipated to cause a delay and such delay, when added to other then existing delays (but excluding Landlord Delays and Excusable Delays), would, in the aggregate, cause a delay in substantial completion of Leasehold Improvements beyond the Tenant Improvement Substantial Completion Outside Date.

         5.4 LANDLORD WORK CHANGE ORDERS. Landlord may, subject to obtaining the Tenant's approval as hereinafter provided, make changes to the Base Building Plans and Specs or the C/L/F Plans and Specs, with an appropriate adjustment, if any, to the Project Schedule ("Landlord Work Change Order"). Such Tenant's rights with respect to approving or withholding approval to a Landlord Work Change Order shall be governed by the same criteria as applicable to the approval of the Base Building Plans and Specs and the C/L/F Plans and Specs under Section 3.4. If Landlord elects to make a change to the Base Building Plans and Specs or the C/L/F Plans and Specs that would have the effect of requiring modifications to the Tenant Construction Documents, and/or increase the cost to Tenant of constructing the Tenant Construction Work and Tenant approves the same, then Landlord agrees that the Construction Allowances shall be increased by the amount of such increase. Any delay in the Project Schedule caused by a Landlord Work Change Order shall be deemed a Landlord Delay for all purposes of this Work Letter. Tenant may withhold consent to a Landlord Work Change Order if the Landlord Work Change Order is reasonably anticipated to cause a delay and such delay, when added to other then existing delays (but excluding delays caused by Tenant and Excusable Delays), would, in the aggregate, cause a delay in completion of the Base Building Improvements beyond the Base Building Substantial Completion Outside Date. Nothing in this Section is intended to impose the burden upon Tenant of any violation by Landlord in its preparation of the Base Building Plans and Specs or the Base Building C/L/F Plans and Specs of any applicable legal requirements in effect at the time Landlord obtained the building permit therefor, or any breach by Landlord of any existing agreements with municipal authorities.

         5.5 CONSTRUCTION LENDER APPROVAL OF CHANGE ORDERS. Notwithstanding any other provision herein to the contrary, Landlord shall have the right to review and approve any change order regarding any component of the Millennium 40 Project if (i) Construction Lender has the right to approve such change order subject to the provisions of this Section 5.5 and (ii) Construction Lender withholds or conditions such approval under the construction loan agreement. The construction loan agreement shall provide that Construction Lender shall not have approval rights regarding Leasehold Improvements with an associated cost of Seventy-Five Thousand Dollars ($75,000) or less (herein "Minor TI Change Orders") unless the Minor TI

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Change Orders, in the aggregate, including prior Minor TI Change Orders, have an aggregate associated cost greater than Two Hundred Fifty Thousand Dollars ($250,000). The construction loan agreement shall also provide that the Construction Lender shall not have approval rights regarding a proposed TI
Change Order unless such proposed TI Change Order is visible from the exterior, is inconsistent with the Building Standards or is inconsistent with use for standard multi-purpose biotechnology space including a mix of office, laboratory and manufacturing.

                                    ARTICLE 6

       PAYMENT OF COSTS; CONSTRUCTION ALLOWANCES AND TENANT'S CASH ESCROW;
                              MEP DESIGN ALLOWANCE

         6.1 PAYMENT OF COSTS; MEP DESIGN ALLOWANCE. Landlord shall establish an allowance (the "Leasehold Improvements Allowance") equal to the product of a dollar amount determined pursuant to Exhibits A and A-1 to the Lease, multiplied by the rentable square footage of the Premises for purposes of being applied to certain costs and expenses, more particularly set forth below, incurred by or on behalf of Tenant in connection with the construction of the Leasehold Improvements. Landlord shall establish an additional allowance (the "Base Systems Allowance") equal to the amount determined pursuant to Exhibits A and A-1 to the Lease, for purposes of being applied to certain costs and expenses, more particularly set forth below, incurred by or on behalf of Tenant in connection with the construction of the Core/Lobby/Finish work and the Base Systems. Landlord shall establish a third allowance (the "MEP Design Allowance") equal to the amount determined pursuant to Exhibits A and A-1 to the Lease for purposes of being applied to the cost to design the Base Systems. The Leasehold Improvement Allowance and the Base Systems Allowance are collectively referred to as the "Construction Allowances". As described in Article 10 below, Tenant shall deposit with Landlord or the Construction Lender Letters of Credit to secure Tenant's construction of Tenant Construction Work. To the extent Tenant incurs costs in connection with the construction of the Tenant Construction Work in excess of the Construction Allowances, or in connection with the Base Systems Design in excess of the MEP Design Allowance, then except as otherwise expressly provided in Section 5.3 and Section 7.7, all costs shall be borne by Tenant, in accordance with the terms and conditions specified in Section 6.3 below.

         6.2 ELIGIBLE TENANT EXPENSES. The application of the Construction Allowances shall be limited to payment of the costs incurred by Tenant in connection with the following costs and expenses incurred by or on behalf of Tenant in connection with the construction of the Tenant Construction Work (collectively "Eligible Tenant Expenses"): the actual documented and verified cost of the labor and materials, together with the associated contractor's overhead and profit and general conditions and the Developer's Administrative Fee, incurred in the construction of the Tenant Construction Work, except for the making of Removable Alterations or other improvements, installation of fixtures or incorporation of other items which (x) by virtue of their quantity or quality (whether greater or less) would not be of general utility to other laboratory tenants that might later occupy the Premises, whether at the expiration of the Term or by virtue of the earlier termination of this Lease, or
(y) are moveable rather than permanent

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improvements, examples of which are furniture, telephone and security systems, communication systems, research systems and bench-top laboratory equipment items such as microscopes. Any other expenses incurred by Tenant in the Tenant Construction Work, unless approved by Landlord as an Eligible Tenant Expense, shall constitute a "non-Eligible Expense" hereunder.

         6.3 EXCESS TENANT COSTS. No later than thirty (30) days prior to the Tenant Construction Readiness Date, Tenant shall establish, and Landlord shall review, the anticipated cost and expense of construction of the Tenant Construction Work (the "Tenant Cost Budget", or "TCB" and a budget, based upon the TCB, that includes only Eligible Tenant Expenses (the Tenant Eligible Cost Budget" or "TECB".) The parties intend that the TCB and The TECB shall reflect the actual Tenant's Contractor's budget as accurately as possible. Tenant shall be responsible for all non-Eligible Tenant Expenses. If for any reason, other than Landlord's failure to comply with its obligations hereunder, the anticipated cost and expense of construction of Tenant Construction Work should increase, including any increase in construction period interest due to Tenant Delays, Tenant shall pay such Excess Tenant Costs.

         6.4 DRAW REQUESTS. Each of Landlord's Contractor and Tenant's Contractor shall deliver separate monthly requisitions to, respectively, Landlord and Tenant, for work performed pursuant to their respective construction contracts, which requisitions shall comply with the Construction Rules and Regulations and with customary, commercially reasonable requirements imposed by the Construction Lender which relate to disbursement procedures regarding the Construction Allowances such as title policy endorsements (the obtaining of which shall be Landlord's responsibility), lien waivers, inspections by Construction Lender's representative and Tenant certifications as to the current Tenant Cost Budget, with Tenant reaffirming its obligation to pay for Excess Tenant Costs. During the construction of the Tenant Construction Work, Tenant shall, on a monthly basis (as the Tenant's Contractor submits to Tenant its application for payment less retainage of not less than five percent (5%) together with lien waivers), deliver to Landlord a draw request for payment from the Construction Allowances, which draw request shall show the cost of the Tenant Construction Work and the amount of the current payment requested from Landlord. Tenant's draw request shall break out and show separately any material non-Eligible Expenses. Each of the draw requests shall also show the amounts paid to date and the percent complete of the total scope of the Tenant Construction Work. Landlord will deliver such draw requests to the Lender together with its own requisition for payment of costs associated with Base Building Improvements, and shall promptly, but in any event within thirty (30) days of receipt of such draw request, pay to the Tenant, for further payment to the Tenant's Contractor, the portion received from the Construction Allowances. Following the completion of the Tenant Construction Work, Tenant shall deliver to the Landlord, within ninety (90) days of completion, a statement showing the final costs of the Tenant Construction Work, the total of Tenant's Excess Tenant Costs, the amounts paid to date to, or on behalf of the Tenant, and any amounts available for release of retainage. Landlord shall ensure that the Construction Lender advances monies properly and duly owed to Contractor for the Tenant Construction Work. Notwithstanding anything herein to the contrary, except to the extent that Construction Lender has failed to make a timely advance because of Tenant's failure to comply with its obligations hereunder, including any Tenant Delay, Landlord shall fund, within thirty (30) days of any

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failure by Construction Lender to fund payment to the Tenant the portion due from the Construction Allowances, if the Construction Lender has failed to do so, with respect to a regular draw or with respect to final payment.

         6.5      APPLICATION OF FUNDS.

                  (i) Landlord shall pay Tenant's draw requests on account of Tenant's Contractor's requisitions, to the extent they include Eligible Tenant Expenses, in an amount up to one-half of the Base Systems Allowance. Thereafter, payments to the Tenant for Tenant's draw requests on account of Tenant's Contractor requisitions, to the extent they include Eligible Tenant Expenses (excluding additional costs, if any, associated with Tenant Change Orders), shall be made from the then remaining Landlord Construction Allowances in accordance with a ratio, the numerator of which is the amount of the then remaining Landlord Construction Allowances and the denominator of which is the amount of the Tenant Eligible Cost Budget less the dollar amount equal to half of the Base Systems Allowance. The Tenant shall be solely responsible for amounts due on each Contractor requisition associated with non-Eligible Tenant Expenses and Tenant Change Orders that have resulted in actual increases to the TECB.

                  [Example: Assume Landlord Construction Allowances total $19,000,000 and the TECB is $32,000,000. Landlord would pay the first dollars of Contractor requisitions representing eligible construction costs equal to [half of Base Systems Allowance]. Assume for this example that the Base Systems Allowance is $10,000,000, so that [half] of that amount is $5,000,000. The remaining TECB would be $27,000,000. The Landlord payment ratio would be ($14,000,000 divided by 27,000,000), i.e. {(19,000,000 less 5,000,000) divided by
                  (32,000,000 less 5,000,000)}, or .518. Assume further that a
                  $1,100,000 requisition includes $50,000 of non-Eligible Tenant Expenses and $50,000 associated with a Tenant Change Order. Landlord would pay an amount equal to .518 times ($1,100,000 less $100,000), or $518,000. ]

                  (ii) Tenant shall maintain the Tenant Work LC as provided in
                  Section 10.2. The Tenant Work L/C may be reduced, at Tenant's request, no more frequently than once per quarter, such that the amount remaining shall at no time be less than an amount equal to the product of the estimated unpaid balance of the Tenant Eligible Cost budget multiplied by a ratio, the numerator of which is [the amount of the Tenant Work L/C and the denominator of which is the TECB less the amount equal to [half of the Base Systems Allowance]. For example, if half of the Base Systems Allowance equals $5,000,000, the Tenant Construction L/C is $10,000,000 and the TECB less $5,000,000 is $27,000,000, and the estimated unpaid balance of Eligible Tenant Expenses is $15,000,000, the Tenant Construction LC shall be no less than ($10,000,000 divided by $27,000,000) times $15,000,000, or $5,550,000.]

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

         6.6 MEASUREMENT. All of the payments to be made by Landlord and Tenant described in this Article 6, shall be made based upon the rentable floor area of the Premises calculated by the Base Building Architect in accordance with Section 2.1 of the Lease and EXHIBIT G to the Lease. After a final determination of such rentable floor area pursuant to Section 2.1 of the Lease, the aforesaid payments shall be adjusted between the parties within thirty (30) days of such final determination.

         6.7 FUNDING OF MEP DESIGN ALLOWANCE. The MEP Design Allowance shall be funded by Landlord in connection with Tenant's costs incurred with respect to the Base Systems Design within thirty (30) days of Tenant's forwarding to Landlord of invoices with respect to such validly incurred costs; provided that Landlord shall not be required to advance the MEP Design Allowance at rates greater than (a) fifteen (15%) percent of the MEP Design Allowance at completion of schematic design, (b) twenty (20%) percent of the MEP Design Allowance at completion of design development, (c) forty (40%) percent of the MEP Design Allowance at completion of construction documents, and (d) twenty-five (25%) percent of the MEP Design Allowance at the issuance of a certificate of occupancy.

                                    ARTICLE 7

      SUBSTANTIAL COMPLETION; DELAYS; MATERIAL TENANT CONSTRUCTION DEFAULTS

         7.1 SUBSTANTIAL COMPLETION. For all purposes hereof, "Substantial Completion" of the Base Building Improvements shall be deemed to have taken place once the Base Building Improvements have been completed in substantial accordance with the Base Building Plans and Specs as certified by the Base Building Architect, notwithstanding that minor or insubstantial details of construction remain to be performed, provided that the same do not materially adversely affect Tenant's use or enjoyment of the Building or the performance of Tenant's Construction Work hereunder. Substantial Completion of the Base Building Improvements can be achieved with the following items as acceptable deficiencies:

- Sections of the facade left open for construction access, equipment installation and/or ventilation as required by the contractor to perform the Tenant's Construction work.
-        Security system
-        Signage
-        Exterior site improvements and landscaping
-        Other deficiencies of a "punchlist" nature.

The acceptable deficiencies noted above shall be completed contemporaneously with the Tenant Construction Work as mutually agreed by the Tenant, Landlord, and Landlord's Contractor which completion dates shall be made specific by the construction progress schedule. For all purposes hereof, "Substantial Completion" of the Tenant Construction Work shall be deemed to

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have taken place once the Tenant Construction Work has been completed in substantial accordance with the Tenant Construction Documents as certified by Tenant's Architect, notwithstanding that minor or insubstantial details of construction, mechanical adjustment, balancing or decorating remain to be performed. When Substantial Completion of the Base Building Improvements has occurred, and Substantial Completion of all Tenant Construction Work has occurred, such that a permanent certificate of occupancy has been obtained from the City of Cambridge for the entire Millennium 40 Project, then the "Substantial Completion" of the Millennium 40 Project will be deemed to have been achieved.

         7.2 COMPLIANCE WITH PROJECT SCHEDULE. Landlord and Tenant shall respectively complete final iterations of Base Building Plans and Specs and C/L/F Plans and Specs (in the case of Landlord) and Tenant Construction Documents (in the case of Tenant), and respectively execute construction contracts with the Landlord's Contractor and the Tenant's Contractor on or before the dates contemplated therefor in the Project Schedule. Landlord shall diligently proceed with construction so as to meet the Tenant Construction Readiness Date for the Building on or before the date set forth therefor on the Project Schedule, and Landlord shall cause Substantial Completion of the Base Building Improvements on or before the Base Building Substantial Completion Date set forth therefor on the Project Schedule. Without in any way limiting the provisions of Section 4.3, from and after the Tenant Construction Readiness Date, Tenant shall diligently proceed with Tenant Construction Work so as to achieve Substantial Completion of the Tenant Construction Work by the Tenant Work Target Date, as set forth in the Project Schedule.

         7.3 TENANT DELAY. As used herein, "Tenant Delay" shall mean any delay (measured in calendar days) in (a) the Landlord's satisfaction of the condition in question (e.g. the Tenant Construction Readiness Date or the Base Building Improvements Substantial Completion Date) or (b) the Tenant's satisfaction of the condition in question (e.g., Substantial Completion of all Tenant's Construction Work), beyond the Tenant Work Target Date as set forth in the Project Schedule, in any event to the extent the same are a consequence of any act, omission or neglect of Tenant, Tenant's MEP Engineer or the Tenant's Architect (in connection with Base System Design, TI Plans and Specs or Tenant Requested Change Orders), or of any other employee, agent, Tenant's Contractor (in its performance of the Tenant Construction Work), subcontractor, sub-subcontractor, agent or representative of Tenant, including without limitation, any failure by Tenant, Tenant's Architect or Tenant's MEP Engineer to comply with the Project Schedule, (including, without limitation the failure to obtain permits as specified therein) any errors, omissions or inconsistencies in Tenant Construction Documents or the lack of coordination caused by Tenant, Tenant's Architect or Tenant's MEP Engineer of Base System Design or TI Plans and Specs with the Base Building Plans and Specs or the C/L/F Plans and Specs, delays attributable to any Major Changes requested by Tenant, Tenant Requested Change Orders, Base Systems Change Orders, TI Change Orders or otherwise from interference that could reasonably have been averted in the manner by which Tenant's construction of the Tenant Construction Work is conducted.

         7.4 LANDLORD DELAY. As used in this Work Letter, "Landlord Delay" shall mean any delay (measured in calendar days) in (a) in the Landlord's satisfaction of the condition in

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question (e.g. the Tenant Construction Readiness Date or the Base Building
Substantial Completion Date) or (b) the Tenant's satisfaction of the condition in question (e.g., Substantial Completion of Tenant's Construction Work) in any event to the extent the same are a consequence of any act, omission or neglect of Landlord, of the Base Building Architect (in connection with the Base Building Plans and Specs or the C/L/F Plans and Specs or Landlord Work Change Orders), or of any other employee, agent, Landlord's Contractor (in its performance of the Base Building Improvements), subcontractor, sub-subcontractor, agent or representative of Landlord, including without limitation any failure by Landlord, the Base Building Architect, Landlord's Lighting Consultant, Landlord's MEP Engineer or Landlord's Structural Engineer to comply with the Project Schedule (including, without limitation the failure to obtain permits as specified therein), any errors, omissions or inconsistencies in Base Building Plans and Specs or C/L/F Plans and Specs or the lack of coordination caused by Landlord, the Base Building Architect, Landlord's Lighting Consultant, Landlord's MEP Engineer or Landlord's Structural Engineer of the Base Building Plans and Specs or the C/L/F Plans and Specs, with the Base System Design or TI Plans and Specs, or due to delays by Landlord in funding amounts due from the Construction Allowances for reasons which do not include Tenant Delay, or otherwise from interference that could reasonably have been averted in the manner in which Landlord's construction of the Base Building Improvements is conducted.

         7.5 NOTICE OF DELAY. In the event that either Landlord or Tenant anticipate or learn that it will not be able to meet a milestone set forth in the Project Schedule, for whatever reason, such party shall notify the other, which notice shall indicate the cause of delay and the probable duration thereof. Each of Landlord and Tenant agree to work together to mitigate the duration of any delays.

         7.6 EXTENSIONS DUE TO PRIOR DELAYS. To the extent that the performance of any obligation set forth on the Project Schedule is actually delayed as the result of a Landlord Delay (with respect to obligations of the Tenant, Tenant's Architect or Tenant's MEP Engineer) or is actually delayed as the result of a Tenant Delay (with respect to obligations of the Landlord, the Base Building Architect, Landlord's Lighting Consultant, Landlord's MEP Engineer or Landlord's Structural Engineer) the date for performing the same shall be extended by the same time period as the delay in question and, to the extent that such extension actually delays the performance of any other item set forth on the Project Schedule, the date for performing such other item shall be similarly extended and such further actual delay shall be deemed a Landlord Delay (to the extent the original delay in question was a Landlord Delay) or a Tenant Delay (to the extent the original delay in question was a Tenant Delay). However, to the extent a Landlord Delay or a Tenant Delay causes no actual delay in the other party's ability to perform its obligations, then there shall be no extension as to subsequent obligations.

         7.7 LANDLORD COSTS; RENT COMMENCEMENT DATE DELAY. If Landlord must incur change order costs under its construction contract with the Landlord's Contractor with respect to the Base Building Improvements by virtue of Tenant Delay, such costs shall be payable by Tenant as incurred. If Tenant must incur change order costs under its construction contract with the Tenant's Contractor with respect to the Tenant Construction Work by virtue of Landlord

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Delay, such costs shall be payable by Landlord as incurred. As set forth in
Section 2.5 of the Lease and subject to the conditions therein, the failure by Landlord to meet the Tenant Construction Readiness Date or Base Building Substantial Completion Date as set forth on the Project Schedule and any other Landlord Delay which affects the Project Schedule, except for delays which the Landlord and Tenant may mutually agree are in their mutual best interests, shall delay the Rent Commencement Date.

         7.8 MATERIAL TENANT CONSTRUCTION DEFAULTS. The occurrence of any of the following shall constitute a Material Tenant Construction Default:

                           (a) Tenant's failure to complete Base System Design
                  so as to enable Landlord to submit plans for a Base Building building permit by the "Submit Building Permit Set" Outside Date set forth on the Project Schedule (subject to extension for Landlord Delays and Excusable Delays);

                           (b) Tenant's failure to achieve Base Systems and
                  C/L/F Substantial Completion by the applicable Outside Date set forth in the Project Schedule (subject to extension for Landlord Delays and Excusable Delays);

                           (c) Tenant's failure to achieve Tenant Improvement
                  Substantial Completion (without regard to Deferred Areas if Tenant has made Tenant's Deferral Election under Section 4.7) by the applicable Outside Date set forth in the Project Schedule (subject to extension for Landlord Delays and Excusable Delays);

                           (d) Tenant's failure to achieve 1st Deferred Space
                  Substantial Completion by the applicable Outside Date set forth on the Project Schedule (subject to extension for Excusable Delays);

                           (e) Tenant's failure to achieve 2nd Deferred Space
                  Substantial Completion by the applicable Outside Date set forth on the Project Schedule (subject to extension for Excusable Delays);

                           (f) Tenant's failure to pay for the costs of Tenant's
                  Work (other than amounts to be funded from the Construction Allowances) which failure results in a lien against the Property which is not released of record with fifteen (15) days' of notice to Tenant; and

                           (g) Tenant's failure to construct Tenant's Work in
                  accordance with applicable laws and with plans and specifications approved by Landlord as provided in this Work Letter, and such failure is not cured within fifteen (15) days of Landlord's notice to Tenant, provided that it shall not be a Material Tenant Construction Default if such failure is not capable of being cured within fifteen (15) days but Tenant commences cure during such fifteen (15) days and thereafter

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
                  diligently pursues such cure and ultimately completes such cure prior to the applicable Outside Date specified in the Project Schedule.

Upon the occurrence of a Material Tenant Construction Default, Landlord shall have the sole and exclusive rights and remedies described below:

                  (i) Landlord shall be entitled, on ten (10) days prior written notice to Tenant, to cure any Material Tenant Construction Default and be reimbursed by Tenant in full, and may draw upon the Letters of Credit to fund costs incurred by Landlord in curing such Material Tenant Construction Default. In the case of Tenant's failure to complete build-out of Tenant Improvements, including the Deferred Area(s), this shall include such build-out as may be necessary to obtain a permanent certificate of occupancy and/or to satisfy reasonable and customary requirements of Construction Lender and/or a permanent lender related to Tenant's Work.

                  (ii) In the event a lien is filed against the Premises as a result of any component of the Tenant Work, and such lien is not removed or bonded within fifteen (15) days of notice to Tenant, Landlord or Construction Lender may remove such lien and be reimbursed by Tenant in full, and may draw on the Letters of Credit to fund costs incurred by Landlord.

                   (iii) If Landlord incurs direct costs as a result of a
                  Material Tenant Construction Default, including without limitation legal fees, lender's legal fees default rate interest or other default-related charges under the construction loan, or increased construction period interest under the construction loan, loss of permanent loan commitment fees, where Landlord can demonstrate that Tenant Delays, and not Landlord Delays, are the cause of a permanent lender's refusal to fund, or Landlord's enforcement costs (but excluding consequential damages of Landlord), then Tenant shall be responsible for such direct costs, and Landlord may draw upon the Letters of Credit in the amount of such actual direct damages.

The amounts of the Letters of Credit are not intended to be a cap on the Tenant's liability in the event of a Material Tenant Construction Default.

                                    ARTICLE 8

              COMPLETION OF BASE BUILDING IMPROVEMENTS; PUNCH LIST

         8.1 COMPLETION OF BASE BUILDING IMPROVEMENTS. Notwithstanding that Substantial Completion of the Base Building Improvements shall be deemed to have occurred with respect to the Building, subject to the provisions of this Section 8, Landlord shall cause the remaining Base

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

Building Improvements to be completed by the date set forth therefor on the Project Schedule, subject to Tenant Delays.

         8.2 SUBSTANTIAL COMPLETION INSPECTION AND PUNCH LIST. Within fifteen
(15) days after Landlord notifies Tenant that it has achieved Substantial Completion of the Base Building, Tenant shall conduct an inspection of the Base Building Improvements with respect thereto, giving Landlord prior notice and an opportunity to attend the same, and furnish to Landlord a notice ("Punch List Notice") specifying any aspect of Base Building Improvements which remains to be completed or which, if completed, is not substantially in accordance with the Base Building Plans and Specs (other than defects which could not reasonably have been discovered by a reasonable investigation at that time). Landlord shall cause any incomplete work to be completed and/or remedy any such work not substantially in accordance with the Base Building Plans and Specs promptly following the establishment of the punchlist. In no event shall Landlord be obligated for any costs associated with the repair of any damage to the Base Building Improvements caused by Tenant, its employees, agents or contractors. Nothing in this Section 8.2 shall limit any of Tenant's rights or Landlord's obligations under the Lease with respect to the maintenance or operation of the Building.

         8.3 ACCEPTANCE OF WORK. If Tenant shall fail to conduct an inspection of Base Building Improvements and timely give to Landlord a Punch List Notice as provided in Section 8.1 above, then it shall be deemed that, except for latent defects, and work which cannot be inspected or tested due to seasonal factors, the Base Building Improvements with respect to the building in question has been fully completed in accordance with the Base Building Plans and Specs. If Tenant shall conduct an inspection and give Landlord a Punch List Notice as provided in
Section 8.1, then except for the items specified in the Punch List Notice, latent defects and work which cannot be inspected due to seasonal factors, the Base Building Improvements with respect to the building in question has been fully completed in accordance with the Base Building Plans and Specs. Nothing in this Section 8.3 shall limit any of Tenant's rights or Landlord's obligations under the Lease with respect to the maintenance or operation of the Building.

         8.4 AS BUILT PLANS. Tenant shall furnish Landlord, promptly after the Substantial Completion of the Millennium 40 Project, an "as built" iteration of the Tenant Construction Documents.

                                    ARTICLE 9

                                   WARRANTIES

         9.1 LANDLORD WARRANTY. Landlord warrants to the Tenant that the materials and equipment furnished in connection with the Base Building Improvements will be of good quality and new unless otherwise required or permitted by the Base Building Plans and Specs and that the work with respect thereto will be free from defects not inherent to the quality required or

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

permitted and that such work will conform with the requirements of the Base Building Plans and Specs and such warranty shall remain in full force and effect for one (1) year after the Rent Commencement Date. In furtherance of the same, Landlord shall require the Landlord's Contractor to provide a warranty on the Base Building Improvements on the same terms and conditions for at least such period. Landlord shall share with Tenant the benefits and rights under all extended warranties for Base Building Improvements components.

         9.2 TENANT WARRANTY. Tenant warrants to the Landlord that the materials and equipment furnished in connection with Base Systems and the Core/Lobby/Finish Work will be of good quality and new unless otherwise required or permitted by the Tenant Construction Documents and that the work with respect thereto will be free from defects not inherent to the quality required or permitted and that such work will conform with the requirements of the Tenant Construction Documents and such warranty shall remain in full force and effect for one (1) year after the date of Substantial Completion of the Millennium 40 Project. In furtherance of the same, Tenant shall require the Tenant's Contractor to provide a warranty on the Base Systems and the Core/Lobby/Finish Work on the same terms and conditions for at least such period. Tenant shall share with Landlord the benefits and rights under all extended warranties for Base Systems or C/L/F Work components.

                                   ARTICLE 10

                              CONSTRUCTION SECURITY

         10.1 SECURITY FOR LANDLORD'S CONSTRUCTION OBLIGATIONS. In order to secure Landlord's obligations to construct and pay for the costs of the Base Building Improvements, in accordance with the Project Schedule, Forest City Enterprises agrees to execute on or before the closing of Landlord's construction loan with Construction Lender, for the benefit of Tenant, Construction Lender, and the Ground Lessee, a completion guaranty in substantially the form of Exhibit L, with such changes as may be reasonably requested by Construction Lender or Ground Lessee; provided that such changes do not materially or substantially adversely affect Landlord's or Tenant's rights or obligations thereunder.

         10.2 SECURITY FOR TENANT'S CONSTRUCTION OBLIGATIONS. In order to secure Tenant's obligations to complete the Tenant Construction Work and pay for the costs thereof to the extent such costs may exceed the Construction Allowances, in accordance with the Project Schedule, Tenant agrees to do the following:

                  (i) Tenant shall execute on or before the closing of Landlord's construction loan with Construction Lender, for the benefit of Landlord, Construction Lender, and the Ground Lessor, a completion guaranty in substantially the form of Exhibit M, with such changes as may be reasonably requested by Construction Lender or Ground Lessor; provided that such changes do not materially or substantially adversely affect Tenant's or Landlord's rights or obligations thereunder;

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                  (ii) Tenant shall deliver, prior to the closing of Landlord's
         Construction Loan to the Construction Lender, in an amount determined in accordance with Exhibits A and A-1 to the Lease, a clean, unconditional and irrevocable letter of credit in form and substance reasonably satisfactory in all respects to the Landlord, and from a commercial bank having an AA rating by Standard and Poors or from an institution that is a wholly owned subsidiary of a bank having an AA rating by Standard and Poors (it being agreed that the form of letter of credit attached hereto as SCHEDULE C-11 and State Street Bank, as issuer of a letter of credit shall be substantially satisfactory for all purposes hereunder) (the "Tenant Work L/C"). The Tenant Work L/C shall be used to secure the performance by Tenant of the Tenant Construction Work, and the payment therefor by Tenant. The Tenant Work L/C shall provide for partial draws. The Tenant Work L/C may be replaced or amended periodically, but no more often than quarterly, to reduce the amount payable thereunder, as more specifically set forth in
         Section 6.5 hereof.

                  (iii) Tenant shall deliver to Landlord on or before the closing of Landlord's construction loan, a clean, unconditional and irrevocable letter of credit in form and substance reasonably satisfactory in all respects to the Landlord, and from a commercial bank having an AA rating by Standard and Poors or from an institution that is a wholly owned subsidiary of a bank having an AA rating by Standard and Poors (it being agreed that the form of letter of credit attached hereto as SCHEDULE C-11, and State Street Bank, as issuer of a letter of credit shall be substantially satisfactory for all purposes hereunder), in an amount determined in accordance with Exhibits A and A-1 to the Lease. The TI Security Deposit shall provide for partial draws. Provided that Tenant has cured any Material Tenant Construction Default, the TI Security Deposit shall be reduced by half upon Tenant's achievement of Interim Project Substantial Completion (with the only exception being for Base Building Improvements) by the Tenant Work Outside Date.

                   (iv) As a condition precedent to Tenant's exercising Tenant's Deferral Election described in Section 4.7, the Tenant shall deliver to Landlord or Construction Lender a clean, unconditional and irrevocable letter of credit in form and substance reasonably satisfactory in all respects to the Landlord, and from a commercial bank having an AA rating by Standard and Poors or from an institution that is a wholly owned subsidiary of a bank having an AA rating by Standard and Poors (it being agreed that the form of letter of credit attached hereto as SCHEDULE C-11, and State Street Bank, as issuer of a letter of credit shall be substantially satisfactory for all purposes hereunder) in an amount of [$100] per square foot of Deferred Area, to secure the future build-out of the Deferred Area (the "Deferred Area L/C"). The Deferred Area L/C shall provide for partial draws. The Deferred Area L/C shall be pledged to the Construction Lender in a pledge agreement in substantially the form attached hereto as SCHEDULE C-10. The amount of the Deferred Area L/C shall be reduced, on a dollar-for-dollar basis, by the amount of the Deferred Area Escrow described in Option 2 of
         Section 4.7, if applicable. Also, upon Tenant's satisfaction of Interim Project Substantial Completion and delivery of the Deferred Area L/C, provided that Tenant has cured any Material Tenant Construction Default, then the Tenant Work L/C shall be returned to Tenant. The TI Security Deposit, the Tenant Work L/C and the Deferred Area L/C, if applicable, are collectively referred to as the "Letters of Credit".

         10.3 PLEDGE TO LENDER AND RETURN OF LETTERS OF CREDIT. The Landlord may pledge its right, title and interest in and to the Letters of Credit to any mortgagee and, in order to perfect such pledge, have such Letter of Credit held in escrow by such mortgagee. In connection with any such pledge or grant of security interest by the Landlord to a mortgagee ("Security Deposit Pledgee"), Tenant covenants and agrees to cooperate as reasonably requested by the Landlord, in order to permit the Landlord to implement the same on terms and conditions reasonably required by such mortgagee including, without limitation, providing in any letter of credit that the Tenant provides under this Article XI any necessary and appropriate language that will permit the implementation of such pledge. The Landlord and the Tenant agree that such pledge agreement shall be in substantially the form attached hereto as SCHEDULE C-10 (but with customary and reasonable changes as may be requested by Construction Lender which do not materially, adversely affect Landlord's or Tenant's rights or obligations thereunder) (the "Pledge Agreement"). No Letter of Credit shall be available for the use of the Construction Lender or the Landlord for any reason other than in accordance with the exercise of the Landlord's rights pursuant to this Work Letter in the event of a Material Tenant Construction Default, as set forth in Section 7.8. Upon completion of the Tenant's Construction Work and payment of all costs in connection therewith, to the extent not expended in accordance with this Work Letter, provided that there then exists no outstanding Material Tenant Construction Default, the Letters of Credit shall be returned to the Tenant, provided further that, upon cure of any outstanding Material Tenant Construction Default, the Letters of Credit shall be returned to Tenant.

             End of Work Letter, other than Schedules which follow.

                                  SCHEDULE C-1

                              40 LANDSDOWNE STREET
                        MILLENNIUM PHARMACEUTICALS, INC.
          ALLOCATION OF RESPONSIBILITY BETWEEN LANDLORD AND TENANT WORK

Building mechanical, electrical, plumbing, fire protection & alarm and similar systems to be designed to standards mutually agreed upon by Landlord and Tenant.

-----------------------------------------------------------------------------------------------------------------------------------
              ELEMENT                                    DESCRIPTION                LANDLORD DESIGN    LANDLORD       TENANT DESIGN
                                                                                      & CONSTRUCT    DESIGN & TEN      & CONSTRUCT
                                                                                                        CONST.
-----------------------------------------------------------------------------------------------------------------------------------
SITE IMPROVEMENTS                     Completion of Landsdowne                              X
-----------------------------------------------------------------------------------------------------------------------------------
                                      Quadrangle, perimeter sidewalks, street
                                      trees, street lights, street furniture and
                                      landscaping accordance with current plans
                                      and the University Park Design Guidelines.
-----------------------------------------------------------------------------------------------------------------------------------
BUILDING ENVELOPE                     Brick facade articulated with                         X
                                      thermally-insulated glass and curtain
                                      wall systems, including light-gauge metal
                                      stud back-up with insulation.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Gypsum wallboard on typical exterior walls,                         X
                                      except where required in service areas to be
                                      constructed by Landlord.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Mechanical penthouse enclosure on roof,               X
                                      size to be mutually determined, designed
                                      to complement architectural design of
                                      building.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Screen walls to match penthouse to enclose                          X
                                      exterior mechanical equipment.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Cost of all modifications to Building envelope                                       X
                                      and penthouse required to accommodate Tenant
                                      requirements (such as additional louvers, access
                                      doors, etc.), together with installation
                                      responsibility if specified too late to be
                                      included in Base Building plans and
                                      specifications.
-----------------------------------------------------------------------------------------------------------------------------------
ROOFING                               Mechanically adhered EPDM system, ballasted at        X
                                      roof visible levels from occupied areas on sixth
                                      and seventh floors.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Roof modifications wherever located to                                               X
                                      accommodate penetrations and equipment required
                                      by Tenant.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Walking pads to all rooftop-mounted mechanical                                       X
                                      equipment (may not be located on fourth floor
                                      roof).
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
              ELEMENT                                    DESCRIPTION                LANDLORD DESIGN    LANDLORD       TENANT DESIGN
                                                                                      & CONSTRUCT    DESIGN & TEN      & CONSTRUCT
                                                                                                        CONST.
-----------------------------------------------------------------------------------------------------------------------------------
STRUCTURAL                            All Base Building foundations.                        X
-----------------------------------------------------------------------------------------------------------------------------------
                                      Cost of any foundation modifications required by                                     X
                                      Tenant.
-----------------------------------------------------------------------------------------------------------------------------------
                                      All steel framing for Base Building                   X
                                      design, including framed openings for
                                      egress stairs, elevators, and base
                                      building supply air shafts.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Steel framing for up to six pre-determined            X
                                      floor penetrations (stacked on each
                                      floor) to accommodate tenant laboratory
                                      exhaust systems.
-----------------------------------------------------------------------------------------------------------------------------------
                                      All floor slabs on upper floors above                 X
                                      ground (designed for 100 lbs/sf live
                                      load).
-----------------------------------------------------------------------------------------------------------------------------------
                                      First floor structural slab (150 lbs/sf               X
                                      live load) at loading dock, main
                                      electrical rooms and other primary
                                      Building service rooms.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Installation of structural slab per Base                            X
                                      Building design for remainder of ground
                                      floor.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Concrete slab at penthouse and 7th floor roof for     X
                                      support and sound dampening of mechanical
                                      equipment.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Structural modifications to floor or roof systems     X                              X
                                      to accommodate tenant requirements, if identified   Installation                Design and
                                      in time to install with Base Building structural                                incremental
                                      system.                                                                          cost for
                                                                                                                     materials and
                                                                                                                      installation
-----------------------------------------------------------------------------------------------------------------------------------
                                      Spray-on fireproofing (as required by                 X
                                      code) for all steel installed by
                                      Landlord.
-----------------------------------------------------------------------------------------------------------------------------------
                                      All structural modifications to accommodate                                          X
                                      tenant requirements identified after
                                      completion of Base Building steel package,
                                      including patching of fireproofing.
-----------------------------------------------------------------------------------------------------------------------------------
BASE BUILDING COMMON AREAS            Building entrance doors at first floor lobbies.       X
-----------------------------------------------------------------------------------------------------------------------------------
                                      Lobby finishes and furnishings consistent with                      X
                                      Base Building Design to conform with standards
                                      established in other lobbies throughout
                                      University Park.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
              ELEMENT                                    DESCRIPTION                LANDLORD DESIGN    LANDLORD       TENANT DESIGN
                                                                                      & CONSTRUCT    DESIGN & TEN      & CONSTRUCT
                                                                                                        CONST.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Egress stairways, including all misc. metals and      X
                                      concrete pans, fully installed save for
                                      wall-mounted rails to be stocked for Tenant
                                      installation.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Wall construction, finishes, doors and                             X
                                      rail installation for egress stairs.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Interior loading area with two truck bays             X
                                      and space for one rubbish dumpster.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Wall construction for first floor main                X
                                      electrical service rooms, water and fire
                                      pump room.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Finishes, lighting, etc. for above                                 X
-----------------------------------------------------------------------------------------------------------------------------------
                                      All core area restrooms, electrical and                            X
                                      telephone rooms, janitors closets, and
                                      supply air shafts.
-----------------------------------------------------------------------------------------------------------------------------------
CONVEYANCE                            Three, 3,500 lb. passenger elevators linking                       X
                                      building lobby to all tenant office/lab floors.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Dedicated 5,000 lb. freight elevator linking                       X
                                      loading dock to all tenant floors and mechanical
                                      penthouse.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Elevator cab finishes if installed by                              X
                                      subcontractors other than elevator
                                      subcontractor.
-----------------------------------------------------------------------------------------------------------------------------------
TENANT AREAS                          Partitions, ceilings, flooring, painting, other                                      X
                                      finishes, doors, millwork and all related
                                      office and laboratory buildout within
                                      tenant premises in compliance with
                                      Landlord Design Guidelines.
-----------------------------------------------------------------------------------------------------------------------------------
WINDOW TREATMENT                      Window sills and blinds at all                                     X
                                      windows, style to be mutually determined
                                      by Landlord and Tenant.
-----------------------------------------------------------------------------------------------------------------------------------
HVAC                                  All Building mechanical equipment, including                                         X
                                      chilled water plant, cooling towers, hot
                                      water boilers, steam boilers, water pumps
                                      and piping, heat exchanges, air handling
                                      equipment, exhaust systems, DDC control
                                      systems, etc. System design and equipment
                                      selection to be mutually approved by
                                      Landlord and Tenant.
-----------------------------------------------------------------------------------------------------------------------------------
                                      All acoustic attenuators, dampening equipment,                                       X
                                      shields, etc. necessary to achieve noise control
                                      standards established within City of Cambridge
                                      regulations and zoning ordinances.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
              ELEMENT                                    DESCRIPTION                LANDLORD DESIGN    LANDLORD       TENANT DESIGN
                                                                                      & CONSTRUCT    DESIGN & TEN      & CONSTRUCT
                                                                                                        CONST.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Any modifications to Building equipment                                              X
                                      after initial design to accommodate
                                      tenant requirements.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Additional air handler and associated ducts,                                         X
                                      equipment and controls if required for a Tenant
                                      Animal Care Facility.
-----------------------------------------------------------------------------------------------------------------------------------
                                      All ductwork, fire dampers, volume dampers, fan                                      X
                                      boxes, registers, grills, diffusers, and
                                      other components required for distribution
                                      of air throughout the building.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Central computerized direct digital                                                  X
                                      control system, with links to Park
                                      Management office.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Tenant exhaust system for laboratories, hoods,                                       X
                                      etc. including ductwork, fans, registers,
                                      grilles, shaft enclosures, structural
                                      modifications for equipment mounting, and
                                      controls.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Specialized tenant equipment, such as fume hoods,                                    X
                                      including all related HVAC appurtenances, with
                                      energy-efficient controls.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Stairwell pressurization and smoke vestibule                                         X
                                      ventilation.
-----------------------------------------------------------------------------------------------------------------------------------
NATURAL GAS                           Gas service to face of building.                      X
-----------------------------------------------------------------------------------------------------------------------------------
                                      Gas manifolds, meter set-ups, and piping                                             X
                                      throughout Building (with separate service
                                      distribution for HVAC and laboratory
                                      requirements).
-----------------------------------------------------------------------------------------------------------------------------------
PLUMBING                              Water service stubbed to Base Building                X
                                      water service room.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Sanitary service stubbed to Building, including       X
                                      sampling port outside of building, stubs
                                      through foundations and any lines under
                                      ground floor slabs to be installed by
                                      Landlord, loading dock gas/oil separator,
                                      etc.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Complete storm leader system including                X
                                      roof drains, leaders through Building,
                                      and connections to storm lines outside of
                                      Building.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
              ELEMENT                                    DESCRIPTION                LANDLORD DESIGN    LANDLORD       TENANT DESIGN
                                                                                      & CONSTRUCT    DESIGN & TEN      & CONSTRUCT
                                                                                                        CONST.
-----------------------------------------------------------------------------------------------------------------------------------
                                      All plumbing distribution and equipment                                              X
                                      throughout Building, including service with
                                      meter-set-up and back-flow prevention (in
                                      conformance with City requirements), booster
                                      pumps, risers, vents, waste lines, bathroom
                                      fixtures, etc.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Fuel oil storage tank, and separate transfer                                         X
                                      pumps and distribution piping for both Building
                                      life safety emergency generator and equipment
                                      back-up generator.
-----------------------------------------------------------------------------------------------------------------------------------
                                      All non-potable water systems and                                                    X
                                      equipment for laboratory requirements.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Production and distribution of hot water                                             X
                                      and steam for laboratory use.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Acid waste neutralization pit, equipment                                             X
                                      and waste lines, to stub provided by
                                      Landlord.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Manifolds, piping, and other requirements for                                        X
                                      laboratory gases, compressed air, vacuum systems,
                                      steam and humidified air.
-----------------------------------------------------------------------------------------------------------------------------------
                                      All modifications to Base Building associated                                        X
                                      with Tenant LN2 tank such as depressed slab,
                                      louvers, fill station, venting to roof, etc.
                                      Location of all equipment subject to Landlord
                                      approval.
-----------------------------------------------------------------------------------------------------------------------------------
ELECTRICAL                            Redundant primary service feeds from Com              X
                                      Electric's Putnam Street double ended
                                      power substation, with manual transfer by
                                      Com Electric
                                      between feeds.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Cost of upgrade to automatic transfer from normal                                    X
                                      to standby power if desired. This will reduce
                                      downtime to +/- one minute.  (Note: must be
                                      ordered with base building.)
-----------------------------------------------------------------------------------------------------------------------------------
                                      Building electrical service to provide 6000                                          X
                                      Amperes at 480/277 Volt, 3 phase, 4-wire
                                      via main switchboards in main electrical
                                      room (per design of Tenant engineer with
                                      Landlord approval).
-----------------------------------------------------------------------------------------------------------------------------------
                                      Modification to primary meter system with                                            X
                                      Building-supplied transformer, if approved by
                                      Landlord, with provisions for future
                                      billing to multiple tenants.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Power wiring to elevators.                                                           X
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
              ELEMENT                                    DESCRIPTION                LANDLORD DESIGN    LANDLORD       TENANT DESIGN
                                                                                      & CONSTRUCT    DESIGN & TEN      & CONSTRUCT
                                                                                                        CONST.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Distribution of electrical service from                                              X
                                      main switchboard throughout building.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Tenant fit-up of panels, transformers,                                               X
                                      receptacles and lighting in tenant area.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Lighting & receptacles serving core areas.                          X
-----------------------------------------------------------------------------------------------------------------------------------
                                      Life safety emergency generator to provide                                           X
                                      stand-by power for code-required egress lighting,
                                      fire alarm systems, elevators (one at a time) and
                                      fire pump.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Stand-by generator for any tenant laboratory                                         X
                                      requirements, including transfer switch,
                                      controls, acoustic enclosure, etc.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Emergency egress and exit lighting in core areas.                   X
-----------------------------------------------------------------------------------------------------------------------------------
                                      Emergency egress and exit lighting in                                                X
                                      tenant areas.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Lightning protection system if required by            X
                                      insurance underwriters, including cabling
                                      to earth ground, protection rods on all
                                      base building equipment on the roof and
                                      all interconnecting cables.
-----------------------------------------------------------------------------------------------------------------------------------
FIRE PROTECTION                       Complete sprinkler service including fire                                            X
                                      department connection, alarm valve flow
                                      protection, stairway standpipe with flow control
                                      valve stations at each floor, fire pump and all
                                      related controls, and runouts and heads
                                      throughout building, all per Factory Mutual and
                                      City requirements.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Any extinguishing systems for special equipment.                                     X
-----------------------------------------------------------------------------------------------------------------------------------
FIRE ALARM                            Base building expandable analog/                                                     X
                                      addressable fire alarm system.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Detection and annunciation devices in core                                           X
                                      areas and stair entries.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Detection & annunciation devices, subpanels, and                                     X
                                      all wiring in tenant areas and as required to tie
                                      into base building system.
-----------------------------------------------------------------------------------------------------------------------------------
TELEPHONE                             Conduits for tell-data access to Building ground                                     X
                                      floor telephone room, and floor sleeves in
                                      pre-designated locations for floor telephone
                                      closets.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
              ELEMENT                                    DESCRIPTION                LANDLORD DESIGN    LANDLORD       TENANT DESIGN
                                                                                      & CONSTRUCT    DESIGN & TEN      & CONSTRUCT
                                                                                                        CONST.
-----------------------------------------------------------------------------------------------------------------------------------
                                      All telephone and data wiring, conduits                                              X
                                      and outlets for Tenant areas.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Audio-visual connections and systems for Tenant                                      X
                                      areas.
-----------------------------------------------------------------------------------------------------------------------------------
CABLE TV                              Conduits for cable TV access to                       X
                                      Building ground floor telephone room.
-----------------------------------------------------------------------------------------------------------------------------------
                                      All cable TV wiring throughout Building.                                             X
-----------------------------------------------------------------------------------------------------------------------------------
SECURITY                              Park wide security network system for                 X
                                      monitoring and access control.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Card access at Building entries and within                                           X
                                      elevators.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Card access and/or alarm systems into or                                             X
                                      within Tenant's premises.
-----------------------------------------------------------------------------------------------------------------------------------
SIGNAGE                               Building and site exterior address and                X
                                      directional signage consistent with University
                                      Park standards.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Exterior corporate identity sign                                                     X
                                      consistent with the lease terms.
-----------------------------------------------------------------------------------------------------------------------------------
                                      Code-required interior signage in building            X
                                      common areas.
-----------------------------------------------------------------------------------------------------------------------------------
                                      All other interior signage, to be designed by                                        X
                                      Tenant to be consistent with building
                                      signage systems.
-----------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE C-4

                                PROJECT SCHEDULE

                              40 LANDSDOWNE STREET

--------------------------------------------------------------------------------------------------------------------
TASK NAME                                                            TARGET DATE              OUTSIDE DATE
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
BASE BUILDING DESIGN
--------------------------------------------------------------------------------------------------------------------
     Commence Schematic Design                                       3/15/01
--------------------------------------------------------------------------------------------------------------------
     Complete Schematic Design                                       5/15/01
--------------------------------------------------------------------------------------------------------------------
     Planning Board Design Review                                    6/1/01
--------------------------------------------------------------------------------------------------------------------
     Complete Design Development                                     7/1/01
--------------------------------------------------------------------------------------------------------------------
     Release 75% CDs for Pricing and Building Permit Application     9/1/01
--------------------------------------------------------------------------------------------------------------------
     Secure Building Permit                                          10/1/01
--------------------------------------------------------------------------------------------------------------------
     Complete 100% CDS for Base Building                             10/15/01
--------------------------------------------------------------------------------------------------------------------
BASE BUILDING CONSTRUCTION
--------------------------------------------------------------------------------------------------------------------
     Commence Site Prep                                              9/15/01
--------------------------------------------------------------------------------------------------------------------
     Commence Foundations                                            11/1/01
--------------------------------------------------------------------------------------------------------------------
     Complete Steel Erection                                         5/1/02
--------------------------------------------------------------------------------------------------------------------
     Tenant Construction Readiness                                   10/15/02                 10/15/02
--------------------------------------------------------------------------------------------------------------------
     Base Building Substantial Completion                            1/1/03                   4/1/03
--------------------------------------------------------------------------------------------------------------------
     Base Building Final Completion                                  6/1/03*                  7/1/03*
--------------------------------------------------------------------------------------------------------------------
     Site Improvements Final Completion                              9/1/03                   10/1/03
--------------------------------------------------------------------------------------------------------------------
TENANT DESIGN
--------------------------------------------------------------------------------------------------------------------
     Commence Programming & Schematic Design                         3/15/01
--------------------------------------------------------------------------------------------------------------------
     Complete Schematic Design                                       6/15/01
--------------------------------------------------------------------------------------------------------------------
     Complete structural coordination with Base Building             7/1/01
--------------------------------------------------------------------------------------------------------------------
     Complete Base Building MEP Permit Pkg                           9/1/01
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
TASK NAME                                                            TARGET DATE              OUTSIDE DATE
--------------------------------------------------------------------------------------------------------------------
     Complete Design Development                                     10/1/01
--------------------------------------------------------------------------------------------------------------------
     Complete Construction Documents                                 1/15/02
--------------------------------------------------------------------------------------------------------------------
     Secure Building Permit                                          3/1/02
--------------------------------------------------------------------------------------------------------------------
TENANT CONSTRUCTION
--------------------------------------------------------------------------------------------------------------------
     Begin Equipment Deliveries & Rough-In                           3/1/02**
--------------------------------------------------------------------------------------------------------------------
     Begin Full-Scale TI Construction                                8/15/02**
--------------------------------------------------------------------------------------------------------------------
     Base Systems & CLF Substantial Completion                       9/1/03                   12/1/03
--------------------------------------------------------------------------------------------------------------------
     Tenant Improvement Substantial Completion, Rent                 10/1/03                  1/1/04
     Commencement***
--------------------------------------------------------------------------------------------------------------------
     1st Deferred Space Substantial Completion                                                 10/1/04
--------------------------------------------------------------------------------------------------------------------
     2nd Deferred Space Substantial Completion                                                 10/1/05
--------------------------------------------------------------------------------------------------------------------

*or thirty (30) days after Punchlist Notice, whichever is later.
**or earlier if practical; not intended to be a deadline.
***also known as Interim Project Substantial Completion if Tenant elects Tenant's Deferral Election.

     Pursuant to Article 3 of the Work Letter, Landlord and Tenant have agreed to work cooperatively to prepare and review the plans and specifications for the components of the Millennium Work which are their respective responsibilities. In recognition of the iterative nature of the process of preparation of the plans and specifications, and the importance of their timely approval, Landlord and Tenant hereby agree that each party shall review and approve or provide detailed comments upon all major submissions of plans and specifications by the other party (i.e., schematics, design development documents, one set of interim construction documents and final construction documents, or Major Changes as defined herein) within ten (10) business days of delivery of the major submission, and shall review and approve or provide detailed comments upon all other submissions within five (5) business days of delivery of such other submissions. Any failure by Landlord to adhere to the foregoing schedule shall be deemed to be a "Landlord Delay", and any failure by Tenant to adhere to the foregoing schedule shall be deemed to be a "Tenant Delay", in each case subject to the terms of Section 7.6 of the Work Letter.

                                  SCHEDULE C-5

                    STANDARD INSTALLED LABORATORY EQUIPMENT

"Standard Installed Laboratory Equipment" ("SILE") shall be defined as equipment that is integrated into the building which is consistent with and necessary for the operation of a standard, high quality biotechnology research laboratory. Such equipment would include, but would not be limited to, supply and exhaust ventilation systems; fume hoods in reasonable quantity; environmental rooms in reasonable quantity; laboratory benches and casework with associated permanent shelving, fixtures, plumbing supply/waste lines and equipment associated therewith, gas supply lines, a back-up electrical generator sufficient to meet critical power requirements, etc.

Standard Installed Laboratory Equipment does not include stand-alone equipment such as autoclaves, cagewashers, glasswashers, refrigerators, biosafety cabinets, NMR equipment, benchtop equipment, etc.

Within thirty (30) days of Lease Commencement, Landlord and Tenant shall review the final scope of Tenant's Improvements and develop a mutually acceptable list of those installed equipment items that will be deemed to be Standard Installed Laboratory Equipment, and those that, by virtue of quantity, specialization or portability, will not be deemed to be Standard Installed Laboratory Equipment and will therefore remain the property of Tenant, subject to the terms of this Lease.

Landlord and Tenant agree that they shall work together in good faith to change the definition of SILE from time to time based on changes in technologies and standards for first-class biotechnology research laboratory facilities.

                                  SCHEDULE C-10

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (this "AGREEMENT"), dated as of ____________, 2000, by and among FC 40 LANSDOWNE, INC., a Massachusetts corporation having an address at c/o Forest City Commercial Group, Inc., 38 Sidney Street, Cambridge, Massachusetts 02139 ("BORROWER"), ___________________________, a
____________________, having an address at ________________________________
("AGENT"), as Agent for the Lender pursuant to the terms and conditions of that certain Loan Agreement (as defined herein), and MILLENNIUM PHARMACEUTICALS, INC., a Delaware corporation having an address at 238 Main Street, Cambridge, Massachusetts ("Tenant").

                              W I T N E S SE T H:

         WHEREAS, the Lender has agreed to make a loan to Borrower (the "LOAN") pursuant to that certain Loan Agreement dated as of even date herewith, between Borrower, Agent and the Lender (as amended, modified, or supplemented from time to time, the "LOAN AGREEMENT," capitalized terms not otherwise defined herein shall have the meaning of such terms in the Lease (as defined herein), or if not therein defined, in the Loan Agreement) for the development and construction of a first class office building and laboratory complex at 40 LANSDOWNE Street, Cambridge, Massachusetts (the "PROJECT");

         WHEREAS, Tenant has agreed to lease the Project pursuant to that certain lease dated __________________, 2000 between Borrower and Tenant (as amended, modified or supplemented from time to time, the "LEASE");

         WHEREAS, pursuant to Article 10 of the Work Letter attached as Exhibit C to the Lease (the "WORK LETTER"), Tenant is required to deposit with Borrower two letters of credit as security for the performance by Tenant of its construction obligations under the Lease consisting of the Tenant Work L/C and the TI Security Deposit, as defined in Article 10 of the Work Letter and potentially a third letter of credit, consisting of the Deferred Area L/C, also as defined in Article 10 of the Work Letter (collectively, the "LETTERS OF CREDIT");

         WHEREAS, execution of this Agreement is a condition precedent to the Loan Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Agent, and Tenant hereby agree as follows:

         SECTION 1. PLEDGE AND ASSIGNMENT. (a) Borrower hereby pledges and assigns to Agent for the benefit of the Lender, and grants to Agent for the benefit of the Lender a security interest in, the Borrower's rights and interest in the Letters of Credit and all replacements, substitutions, renewals and proceeds of any and all of the Letters of Credit.

          (b) Borrower has delivered to Agent and Agent acknowledges receipt of the Letters of Credit listed on Schedule I hereto, which Agent shall hold, along with the Deferred Area L/C, if applicable, pursuant to the terms and provisions of this Agreement. Borrower shall deliver to Agent within one (1) Business Day of its receipt of same any replacements, substitutions and renewals of any Letters of Credit hereafter issued in favor of Borrower or any Affiliate of Borrower, as beneficiary, and any and all other instruments, securities, certificates of deposits, bonds or collateral delivered to Borrower or any Affiliate of Borrower pursuant to the Lease from and after the date hereof as security for the Tenant's obligations thereunder.

         (c) The pledge and assignment made pursuant to this Agreement shall be in addition to, and shall in no way limit or impair, any rights of Agent in and to any other Collateral pursuant to the Loan Agreement or the other Loan Documents.

         SECTION 2. SECURITY FOR TENANT CONSTRUCTION OBLIGATIONS. This Agreement and the pledge and assignment made hereunder secure all construction obligations of Tenant pursuant to the Work Letter, including Tenant's obligation to pay for the Tenant Construction Work to the extent the cost thereof exceeds the Construction Allowances or includes non-Eligible Expenses, as defined in the Work Letter (the "TENANT OBLIGATIONS"). In no event shall any Letter of Credit held hereunder be drawn upon for any reason other than to cure a Material Tenant Construction Default in accordance with Section 7.8 of the Work Letter.

         SECTION 3. AGENT'S DOMINION AND CONTROL. Subject always to the terms of the Lease, all Letters of Credit shall be under the sole dominion and control of Agent and, subject to the terms of this Agreement, Agent shall have the sole right to draw upon any Letter of Credit and to exercise any rights of Agent hereunder with respect to funds drawn thereunder.

         SECTION 4. REPLACEMENT LETTERS OF CREDIT OR AMENDMENTS . (a) Pursuant to the Work Letter, as construction of the Tenant Work progresses, Tenant shall have the right to periodically (but not more frequently than quarterly) replace or modify the Tenant Work L/C so as to reduce the amount payable thereunder, as more specifically set forth in Section 10.2 of the Work Letter. Lender agrees to cooperate and return any superseded Tenant Work L/C for which an appropriate substitute has been delivered, provided that there then exists no outstanding, uncured Material Tenant Construction Default. Any such substitute shall constitute a Letter of Credit as defined in this Agreement.

         (b) Pursuant to the Work Letter, upon timely achievement of Interim Project Substantial Completion, Tenant shall have the right to reduce by half the amount of the TI Security Deposit, as more specifically set forth in
Section 10.2 of the Work Letter. Lender agrees to cooperate and return any superseded TI Security Deposit for which an appropriate substitute has been delivered, provided that there then exists no outstanding, uncured Material Tenant Construction Default. Any such substitute shall constitute a Letter of Credit as defined in this Agreement.

         (c) Pursuant to the Work Letter, as construction of the Tenant Work progresses, Tenant shall have the right to periodically (but not more frequently than quarterly) replace or modify the Deferred Area L/C so as to reduce the amount payable thereunder, as more specifically set forth in Section 10.2 of the Work Letter. Lender agrees to cooperate and return any superseded Deferred Area L/C for which an appropriate substitute has been delivered, provided that there then exists no outstanding, uncured Material Tenant Construction Default. Any such substitute shall constitute a Letter of Credit as defined in this Agreement.

         SECTION 5. DRAWS ON LETTERS OF CREDIT; RETURN OF LETTERS OF CREDIT. (a) Upon notice to Agent by Borrower (i) that there has been a Material Tenant Construction Default as defined in Section 7.8 of the Work Letter attached to the Lease, and (ii) specifying the nature of such Material Tenant Construction Default and specifying the amount payable to Borrower under the Work Letter and identifying the Letter(s) of Credit to which Borrower is entitled by reason of such Material Tenant Construction Default, together with a copy of the notice of Material Tenant Construction Default, duly delivered to Tenant in accordance with the Lease, then so long as no Event of Default shall have occurred and be continuing under the Loan Agreement or other Loan Documents, Agent shall deliver the applicable Letter(s) of Credit to Borrower and Borrower may effect a partial draw thereunder for purposes of paying for and thereafter return the Letter(s) of Credit to Agent. In the event that Lender has taken possession of or become the owner of the Project, then Lender may exercise for its own behalf, the rights of Borrower described above.

         (b) Notwithstanding any default or Event of Default by Borrower under the Loan Agreement or other Loan Documents, upon written notice to Agent by Borrower that (i) Tenant Construction Work has been completed in accordance with the Work Letter and Tenant is entitled to the return of any Letter of Credit, or
(ii) Tenant is otherwise entitled to a return of any Letter of Credit in accordance with the terms of the Lease, and identifying the Letter(s) of Credit to be returned, Agent shall deliver the applicable Letter(s) of Credit to Borrower for delivery to Tenant. If Borrower has not so notified Agent, but Tenant believes that it is entitled to the return of any Letter of Credit, then Tenant may so notify Agent and Borrower in writing, which notice shall be accompanied by a representation that Tenant is entitled to the return of the applicable Letter of Credit, accompanied by such evidence of completion as is required by the Work Letter. If Borrower fails to object in writing, within fifteen (15) days of receipt of such notice from Tenant, then Agent shall deliver the applicable Letter(s) of Credit to Tenant. Any dispute between Borrower and Tenant regarding Tenant's right to a return of a Letter of Credit shall be resolved in accordance with the Dispute Resolution Process described in EXHIBIT J to the Lease.

         (c) Notwithstanding any default or Event of Default by Borrower under the Loan Agreement or other Loan Documents, upon written notice to Agent by Borrower that pursuant to the Work Letter, Tenant is entitled to reduce the amount of the TI Security Deposit by half and upon receipt by Agent of a Letter of Credit in a face amount that is half of the face amount of the original TI Security Deposit then being held by Agent and is otherwise in form substantially similar to the TI Security Deposit delivered to Agent on the date hereof, Agent shall deliver to Tenant the TI Security Deposit then being held by Agent.

         SECTION 6. FURTHER ASSURANCE. (a) Borrower and Tenant agree on the date hereof and at any time from time to time hereafter to execute and deliver promptly all instruments and documents (including any UCC (as defined below) filing necessary to perfect Agent's liens on, and security interests in, the Letters of Credit for the benefit of the Lender (collectively, the "Financing Statements")), and take all further action that may be necessary or reasonably desirable or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Letter of Credit.

         SECTION 7. AGENT'S DUTIES; INDEMNITY. (a) The powers conferred on Agent hereunder are solely to protect its and the Lender's interests in the Letters of Credit and shall not impose any duty upon it to exercise any such powers except as expressly provided herein. Except for the safe custody of any Letter of Credit in its possession, and the accounting for moneys actually received by it hereunder and to return the Letters of Credit to Tenant as and when Tenant is entitled thereto under the Terms of the Work Letter. Agent shall have no duty as to any Letter of Credit or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to such Letter of Credit. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Letter of Credit in its possession if such Letter of Credit is accorded treatment substantially equal to that which it accords its own property.

         (b) Agent shall be entitled to rely upon the authenticity of any signature and the genuineness and/or validity of any writing received by Agent pursuant to or otherwise relating to this Agreement, including any photocopy or facsimile of such a writing.

         (c) Agent and the Lender shall not be liable to either of Borrower or Tenant for any error of judgment, mistake or act or omission hereunder or any matter or thing arising out of its conduct hereunder, except Agent shall be liable for Agent's willful misfeasance or gross negligence.

         (d) Borrower agrees to indemnify and hold harmless Agent from and against any and all costs, claims, damages or expenses (including, without limitation, reasonable attorneys' fees and disbursements) howsoever occasioned that may be incurred by Agent acting under this Agreement, except to the extent arising out of Agent's willful misfeasance or gross negligence.

         SECTION 8. REMEDIES. (a) Upon the occurrence and continuation of any Material Tenant Construction Default under the Lease with respect to which Borrower may exercise remedies in accordance with Section 7.8 of the Work Letter and only to the extent of the amount of such Material Tenant Construction Default, Agent may draw upon the Letters of Credit.

         (b) Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not be deemed to be an election of remedies available to Agent under the Loan

Documents, at law or in equity, nor shall it be deemed to impair, waive or otherwise modify, in any manner, any rights or remedies of Agent under the Loan Documents or any other document or instrument evidencing, securing or relating to the Loan, or preclude or limit Agent from pursuing at any time whatever remedies that are available to Agent under the Loan Documents, at law or in equity.

         SECTION 9. AMENDMENTS, WAIVER. (a) Neither this Agreement, nor any term or provision thereof may be changed, waived, discharged or terminated except by an instrument in writing executed by the party against which enforcement of the change, waiver, discharge or termination shall be sought.

         (b) No failure on the part of Agent to exercise, and no delay in exercising, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof-, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right under this Agreement or the other Loan Documents. The remedies provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any remedies provided by law.

         SECTION 10. NOTICES. All notices, approvals, consents, requests, demands and other communications with, to, from or upon the respective parties hereto shall be in writing and shall be hand delivered or sent by guaranteed overnight delivery service or by registered mail, return receipt requested, postage prepaid, addressed as follows:

                                    If to Agent or the Lender:

                                    ------------------------
                                     -----------------------
                                     ------------------------
                                    Attention:
                                              ------------------------
                                    FAX:

                                    With a required copy to:

                                    -----------------------------

                                    -----------------------------

                                    -----------------------------
                                    Attention:
                                              -----------------------------
                                    FAX:
                                    If to Borrower:

                                    FC 40 Lansdowne, Inc.
                                    c/o Forest City Development
                                    38 Sidney Street
                                    Cambridge, MA 02139-4234
                                    Attention: Gayle Friedland
                                    FAX: (617) 225-0311

                                    With a required copy to:

                                    Forest City Rental Properties Corporation
                                    1100 Terminal Tower
                                    50 Public Square
                                    Cleveland, OH 44113
                                    Attention: President
                                    FAX: (216) 263-6206

With a copy to:

Goodwin, Procter & Hoar, LLP
Exchange Place
Boston, MA 02109
Attention: Elizabeth McDermott, Esq.
FAX: (617) 227-8591

If to Tenant:

Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, MA 02139-4211
Attention: General Counsel
FAX:

With a copy to:

Hale and Dorr
60 State Street, 2nd Fl.
Boston, MA 02109
Attention: Katharine E. Bachman, Esq.
FAX: (617) 526-5000

or to such other address as any party may designate from time to time by notice to the others in the manner set forth herein. All such communications shall be deemed to be given (i) if hand delivered or sent by guaranteed overnight delivery service, on the day received, or (ii) if mailed, on the third Business Day following deposit thereof in the U.S. Mail.

         SECTION 11. CONTINUING SECURITY INTEREST AND RETURN OF LETTERS OF CREDIT. This Agreement shall create a continuing security interest, subject to the terms and conditions set forth herein, in the Letters of Credit and shall remain in full force and effect until the performance in full of the Tenant Obligations. Notwithstanding the foregoing, upon the performance in full of the Tenant Obligations, the security interest granted hereby shall automatically and completely terminate without further act on the part of any party hereto and all rights to the Letters of Credit shall revert to Tenant or Borrower, as provided in the Lease. Upon any such termination, Agent will, at Borrower's expense, immediately return to Borrower such of the Letters of Credit as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to Borrower, at Borrower's sole cost and expense, such documents as Borrower or Tenant shall reasonably request to evidence such termination.

         SECTION 12. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and shall inure to the benefit of Borrower, Agent and Tenant and their respective successors, permitted assigns and legal representatives; provided , however , that Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of Agent.

         SECTION 13. SEVERABILITY If any one or more provisions in this Agreement shall be held to be invalid, illegal, void or unenforceable in any respect (a) such provision or provisions shall be given force to the fullest possible extent that they are valid, legal and enforceable, (b) such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and (c) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         SECTION 14. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, except the creation, perfection and enforcement of the security interest contemplated hereby shall be governed by and construed in accordance with the laws of the State of _____________________. Unless otherwise defined herein or in the Loan Agreement, terms defined in the UCC are used herein as therein defined,

         SECTION 15. AGENT APPOINTED ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints Agent its attorney-in-fact with full authority in the place and stead of Borrower and in the name of Borrower or otherwise in Agent's discretion, subject always to the terms of the Lease, to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement.

         SECTION 16. AGENT IN POSSESSION. Borrower hereby confirms and agrees that notwithstanding the provisions of this Agreement, Borrower retains sole control of the operation and maintenance of the Project, subject to the obligations of Borrower under this Agreement and the other Loan Documents, and Agent is not and shall not be deemed to be a mortgagee in possession.

         SECTION 18. ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof, and all prior representations, promises, warranties, understandings or agreements, expressed or implied, oral or otherwise, relating hereto, are merged into this Agreement.

         SECTION 19. WAIVER OF JURY TRIAL. EACH OF BORROWER AND TENANT IRREVOCABLY AND AS AN INDEPENDENT COVENANT WAIVES A JURY TRIAL AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING BETWEEN BORROWER AND/OR TENANT AND AGENT AND/OR THE LENDER, WHETHER HEREUNDER OR OTHERWISE, IRRESPECTIVE OF WHICH PARTY COMMENCES SUCH ACTION OR PROCEEDING.

         SECTION 20. HEADINGS. The headings preceding the text of the paragraphs of this Agreement are used solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

         SECTION 21. COUNTERPARTS. This Agreement may be executed in any number of counterparts. All such counterparts will be deemed to be originals and will together constitute but one and the same instrument.

         SECTION 22. CONSENT TO JURISDICTION. All disputes arising out of or relating to this Agreement and all actions to enforce this Agreement shall be adjudicated in the state courts of Massachusetts or the federal courts sitting in Boston, Massachusetts and each of Borrower and Tenant hereby irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding arising out of or relating to this Agreement or in any action to enforce this Agreement.

                         *              *               *
                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                          BORROWER:

                                          FC 40 LANDSDOWNE, INC.

                                          By: _________________________________
                                              Name:
                                              Title:

                                          AGENT:

                                          ____________________, AS AGENT

                                          By: _________________________________
                                              Name:
                                              Title:

                                          TENANT:

                                          MILLENNIUM PHARMACEUTICALS, INC.

                                          By: _________________________________
                                              Name: Janet C. Bush
                                              Title: Vice President of Finance

                                   Schedule I

                      Security Deposits as of Closing Date


         An Irrevocable Standby Letter of Credit, which allows for partial draws, provided by Millennium Pharmaceuticals, Inc. issued by [State Street Bank] naming FC 40 Lansdowne, Inc. (or any successor in interest thereto as landlord under the lease) as Beneficiary in the amount of [$10,000,000]

         An Irrevocable Standby Letter of Credit, which allows for partial draws, provided by Millennium Pharmaceuticals, Inc. issued by [State Street Bank] naming FC 40 Lansdowne, Inc. (or any successor in interest thereto as landlord under the lease) as Beneficiary in the amount of [$5,000,000]

                                    EXHIBIT D

                                STANDARD SERVICES

         The building standard services shall be defined by the Landlord and its Management Agent. A listing of services shall be as promulgated from time to time by the Landlord and shall be further described in the Tenant Handbook.

         The following services will be provided by the Landlord:

         A. Regular maintenance of exterior and parking lot landscaping and University Park common areas.

         B. Regular maintenance, sweeping and snow removal of building exterior areas such as roadways, driveways, sidewalks, parking areas and courtyard paving.

         C. Maintenance and repair of external base building surveillance, fire and environmental alarm equipment, elevators, mechanical, electrical, plumbing equipment on roof and life safety systems, with Landlord hereby agreeing to comply with the terms of applicable warranties in performing such maintenance.

         D. Building surveillance and alarm system operation and live monitoring service to building standard specifications. Tenant may connect its monitoring system to Landlord's monitoring system to enable to enable Landlord and Tenant to jointly monitor security.

         E.  Daily, weekday rubbish removal from dumpsters.

         F.  Maintenance of exterior lighting.

         G. Complete interior and exterior cleaning of all windows two times per year.

         The following services will be provided by the Tenant:

         H. Daily, weekday maintenance, passenger elevators, lobby areas and vestibules.

         I. Periodic cleaning of stairwells, freight elevators, and back of house areas.

         J. Daily, weekday rubbish removal of all tenant trash receptacles other than dumpsters.

         K.  Daily, weekday cleaning of Tenant space to building standard.

The foregoing allocation may be modified from time to time with the mutual consent of Landlord and Tenant, such consent not to be unreasonably withheld, conditioned or delayed

                                    EXHIBIT E

                              RULES AND REGULATIONS

         Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, contractors, any subtenants and is to be deemed of such number and gender as the circumstances require. The word "Premises" is to be taken to include the space covered by the Lease. The word "Landlord" shall be taken to include the employees and agents of Landlord. Other capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

         The following Rules and Regulations apply to buildings that are wholly occupied by a single tenant.

         A. No actions shall be taken by Tenant that modify the exterior appearance of the Premises or the Building, unless expressly permitted by Landlord.

         B. No blinds, shades, awnings or other window treatments shall be placed or installed in windows or curtain wall glazing other than those approved and installed as Building Standard.

         C. No sign, advertisement, notice or the like, shall be posted on the Building exterior, in windows visible from the exterior of the building, or in the building lobby except as permitted under the terms of the Lease or as reasonably necessary in the operation of the Tenant's operations without prior approval of Landlord.

         D. All deliveries to the Building, other than envelopes and small packages that can legitimately be delivered by hand or bicycle courier service, shall be accepted only through the building loading dock and not through the main lobby.

         E. Bicycles shall not be fastened to fences, signposts, or other non-designated equipment.

         F. Tenant shall not cause or permit any unusual or objectionable odors, noises or vibrations to be produced upon or emanate from said Premises.

         G. No pets or other animals, excepting those used for legitimate research purposes, shall be permitted in or about the Building or the grounds of the Park.

         H Unless specifically authorized by Landlord, employees or agents of Landlord shall not perform for nor be asked by Tenant to perform work other than their regularly assigned duties.

         I. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same from occurring.

         J. Access roads and loading areas, parking areas, sidewalks, entrances, lobbies, halls, walkways, elevators, stairways and other common area provided by Landlord shall not be obstructed by Tenant, or used for other purpose than for ingress and egress.

         K. Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needful for the safety, appearance, care and cleanliness of the Building or the park and for the preservation of good order therein. All parking, building operation, or construction rules and regulations which may be established from time to time by Landlord on a uniform basis shall be respected and obeyed, subject to the requirements of this Lease.

         L. Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants except that Landlord shall use good faith efforts to uniformly enforce such rules and regulations.

                                    EXHIBIT G

                               MEASUREMENT METHOD

                                    EXHIBIT H

                      FORM OF MIT NON-DISTURBANCE AGREEMENT

         Agreement dated as of ______________, 2000, by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts educational corporation chartered by Massachusetts law (the "Ground Lessor"), FC 40 LANDSDOWNE, INC., a Massachusetts corporation ("Landlord") and MILLENNIUM PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

                                   BACKGROUND

         Ground Lessor and Landlord are parties, as landlord and tenant respectively, to a Construction and Lease Agreement ("Ground Lease") dated ________________, 2000, for certain real property located at 40 Landsdowne Street in Cambridge, Massachusetts, as more particularly described on Exhibit A attached hereto ("Land"). A Notice of Lease pertaining to the Ground Lease has been recorded at the Middlesex South District Registry of Deeds and filed for registration in the Middlesex South Registry District of the Land Court. Landlord intends to construct a building (collectively, the "Building") on the Land. Tenant has entered into a lease dated as of _______________, 2000 ("Lease") with Landlord for premises in the Building ("Premises"), the Premises being more particularly described in the Lease.

                                   AGREEMENTS

         1. NON-DISTURBANCE. If the Ground Lease is terminated, for any reason, Ground Lessor shall not disturb Tenant in Tenant's possession of the Premises and without any hindrance or interference from the Ground Lessor, shall permit Tenant peaceably to hold and enjoy the Premises for the remainder of the unexpired term of the Lease, together with any extension periods provided for therein, upon and subject to the same terms, covenants and conditions as are contained in the Lease, and shall recognize the Lease as modified hereby. The foregoing is on the condition that Tenant is not in default under the Lease beyond any applicable notice and grace periods contained in the Lease.

         2. ATTORNMENT. Tenant hereby agrees that if the Ground Lease is terminated for any reason, Tenant shall attorn to Ground Lessor and shall be liable to and recognize Ground Lessor as Landlord under the Lease for the balance of the term of the Lease upon and subject to all of the terms and conditions thereof. In such case, upon receipt of notice from Ground Lessor setting forth the effective date of the termination of the Ground Lease, Tenant shall pay to the Ground Lessor all obligations required to be paid and performed by Tenant under the Lease arising after the date of termination. The Lease shall continue in full force and effect as a direct lease between Ground Lessor and Tenant.

         3. ADDITIONAL CONDITIONS. Tenant agrees that Ground Lessor shall not be: (i) liable for any act or omission of any person or party who may be landlord under the Lease prior to any termination of the Ground Lease ("Prior Landlord"); (ii) subject to any offsets or defenses which Tenant might have against Prior Landlord; (iii) bound by any prepayment of rent or additional rent, or any other charge which Tenant might have paid to Prior Landlord for more than the then current month (other than a bona fide security deposit paid by Tenant to Landlord under the Lease or other rent, additional rent or charge which has been received by Ground Lessor); and (iv) bound by any amendment, modification or termination of the Lease made without Ground Lessor's express agreement when such agreement is required under the Ground Lease. Tenant additionally agrees with Ground Lessor that Tenant shall not enter into any assignment of the Lease or sublease of all or any part of the Premises in cases where Landlord's consent is required thereto, unless Ground Lessor shall have also given its consent thereto, which consent shall not be unreasonably withheld or delayed. Nothing herein, however, shall constitute a waiver of tenant's rights as against such individual or entity which is the landlord under the Lease as of the time of any event or circumstances which may give rise to a claim of the Tenant against such individual or entity. In addition, nothing herein shall relieve any successor landlord under the Lease from its obligation to comply with those obligations of a Landlord under the Lease during the period for which it is the owner of the Landlord's interest in the Lease.

         4. LANDLORD'S DEFAULTS. Tenant hereby agrees that, if Tenant provides Landlord with any notice of default or claimed default on the part of Landlord under the Lease, Tenant shall concurrently therewith send a copy of such notice to Ground Lessor. In such event, Ground Lessor shall be permitted (but not obligated) to cure any such default within the period of time allotted thereto in the Lease. If Landlord shall fail to cure such default within the period of time allocated thereto in the Lease (or, if Landlord shall not within such time period have commenced diligent efforts to remedy a default that cannot be fully cured within such time period) then Tenant shall provide Ground Lessor with notice of such failure. Upon receipt of such notice of Landlord's failure to cure, Ground Lessor shall be granted an additional thirty (30) days during which it shall be permitted (but not obligated) to cure such default. In the case of a default, which cannot with diligence be remedied by Ground Lessor within thirty
(30) days, Ground Lessor shall have such additional period of time as may be reasonably necessary in order for Ground Lessor to remedy such default with diligence and continuity of effort, provided that Ground Lessor has commenced to cure such default within such thirty (30) day period.

         5. NOTICES. Duplicates of all notices delivered by any party to another party and required by this Agreement shall be delivered concurrently to all other parties to this Agreement. All notices shall be written, delivered by certified or registered mail, and sent, if to Ground Lessor, to 238 Main Street, Suite 200, Cambridge, Massachusetts 02142, Attention: Director of Real Estate, if to Tenant to 75 Sidney Street, Cambridge, Massachusetts 02139-4211,
Attention: General Counsel, with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attention: Katharine E. Bachman, Esq., and if to Landlord to 38 Sidney Street, Cambridge, MA

02139-4234, Attention: Ms. Gayle W. Farris, or such addresses as may, from time to time, be set forth in notices to the other parties hereunder.

         6. EXCULPATION OF GROUND LESSOR. Ground Lessor shall not be personally liable hereunder. Tenant agrees to look to Ground Lessor's interest in the Land and Building only for satisfaction of any claim against Ground Lessor hereunder.

         7. SUCCESSORS AND ASSIGNS. This Agreement shall bind Tenant, its successors and assigns, and shall benefit Tenant and only such successor and assigns of Tenant as are permitted by the Lease and shall bind and benefit Ground Lessor and its successors and assigns (provided that after transfer of Ground Lessor's entire interest in the Land to another party, Ground Lessor shall have no liability for any act or omission of such party) and shall bind and benefit Landlord and its successors and assigns.

         EXECUTED as an instrument under seal as of the date set forth above.

                               MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                               Ground Lessor

                               By: ____________________________________________
                                   Name:
                                   Title:

                               MILLENNIUM PHARMACEUTICALS, INC.
                               Tenant

                               By:_____________________________________________

                               FC 40 LANDSDOWNE, INC.
                               Landlord

                               By: ____________________________________________

COMMONWEALTH OF MASSACHUSETTS   )
                                )  ss:
COUNTY OF MIDDLESEX             )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the MASSACHUSETTS INSTITUTE OF TECHNOLOGY, by___________________, its Director of Real Estate and Associate Treasurer, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

         IN TESTIMONY HEREOF, I set my hand and official seal at __________________, this _____ day of _______________, ____.

                                       ________________________________________
                                       Notary Public
                                       My Commission Expires: _________________

COMMONWEALTH OF MASSACHUSETTS   )
                                )  ss:
COUNTY OF MIDDLESEX             )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named MILLENNIUM PHARMACEUTICALS, INC., by ______________________ who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free act and deed and the free act and deed of said corporation.

         IN TESTIMONY HEREOF, I set my hand and official seal at __________________, this _____ day of _______________, ____.

                                       ________________________________________
                                       Notary Public
                                       My Commission Expires: _________________

COMMONWEALTH OF MASSACHUSETTS   )
                                )  ss:
COUNTY OF MIDDLESEX             )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named FC 40 LANDSDOWNE, INC., by _______________________ who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free act and deed and the free act and deed of said corporation.

         IN TESTIMONY HEREOF, I set my hand and official seal at __________________, this _____ day of _______________, ____.

                                       ________________________________________
                                       Notary Public
                                       My Commission Expires: _________________

                                    EXHIBIT I

                         FORM OF PERMANENT LENDER'S SNDA
          [TO BE PROVIDED BY PERMANENT LENDER ONLY AFTER COMPLETION OF
                             THE MILLENNIUM PROJECT]

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

         THIS AGREEMENT made as of the ____ day of ___________, 2000 between ____________________________________, a _________________________________,
having an office at ________________________________________________________
("MORTGAGEE"), FC 40 LANDSDOWNE, INC., a Massachusetts corporation, having an office at 1100 Terminal Tower, 50 Public Square, Cleveland, Ohio 44113 ("LANDLORD"), and MILLENNIUM PHARMACEUTICALS, INC., a Delaware corporation, having an office at 238 Main Street, Cambridge, Massachusetts ("TENANT").

                            W I T N E S S E T H:

         WHEREAS, Tenant has entered into a lease dated _____________, 2000 between Landlord, as landlord, and Tenant, as tenant, with respect to certain space (the "DEMISED PREMISES") in the building located at 40 Landsdowne Street, Cambridge, Massachusetts (said lease, as hereafter amended and supplemented, subject to Paragraph 7 hereof, is hereinafter called the "LEASE"); capitalized terms used herein and not otherwise defined herein shall have the same meanings set forth in the Lease; and

         WHEREAS, Mortgagee is the holder of the Leasehold Mortgage with Assignments of Rents, Security Agreement and Fixture Filing dated ____________, 2000 from Landlord to Mortgagee (the "MORTGAGEE"), which encumbers the land and improvements more particularly described in Exhibit A hereto (the "PREMISES"), of which the Demised Premises are a part, and Landlord's interest in the Lease; and

         WHEREAS, Mortgagee, Landlord and Tenant desire to enter into this Agreement upon the terms, covenants and conditions contained herein.

         NOW, THEREFORE, in consideration of the premises and the agreements of the parties contained herein, the parties agree as follows:

         1. The Lease and all of Tenant's rights thereunder are and shall be at all times and in all respects subject and subordinate to the lien of the Mortgage, and to all advances now or hereafter made under or secured by the Mortgage, and all renewals, modifications, consolidations, replacements, substitutions, additions and extensions of the Mortgage and to any subsequent mortgages or assignments with which the Mortgage may be spread and/or consolidated.

         2. Provided Tenant complies with this Agreement and if Tenant shall not be in default under the Lease beyond the applicable period of grace, if any, provided therein with respect to the default in question as of the date Mortgagee commences a foreclosure action, (i) Tenant shall not be named as a party in any action or proceeding to enforce the Mortgage, unless such joinder shall be required under applicable law, and in which case Mortgagee shall not seek affirmative relief from Tenant in such action or proceeding, nor shall the Lease be cut off or terminated nor Tenant's possession thereunder be disturbed in any such action or proceeding, and (ii) subject to the provisions of Paragraph 4 of this Agreement, Mortgagee will recognize the Lease and Tenant's rights thereunder.

         3. Upon any foreclosure of the Mortgage or other acquisition of the leasehold estate in the Premises, Tenant shall attorn to Mortgagee or any other party acquiring the leasehold estate in the Premises or so succeeding to Landlord's rights (collectively, the "SUCCESSOR LANDLORD") and shall recognize the Successor Landlord as its landlord under the Lease and Tenant shall promptly execute and deliver any instrument that the Successor Landlord may reasonably request in writing to evidence further said attornment.

         4. Upon such attornment or other acquisition of the leasehold estate in the Premises, the Lease shall continue as a direct lease between the Successor Landlord and Tenant upon all terms, covenants and conditions thereof as are then applicable except that the Successor Landlord shall not be (i) liable for any previous act or omission of Landlord under the Lease, (ii) subject to any offsets, defenses, claims or counterclaims that Tenant may have against Landlord, (iii) bound by any covenant to perform or complete any construction in connection with the Demised Premises or the Premises or to pay any sums to Tenant in connection therewith, (iv) bound by any prepayment of more than one
(1) month's rent or other charges under the Lease unless such payment shall have been expressly approved in writing by Mortgagee, (v) bound by any amendment, modification, extension, expansion, termination, cancellation or surrender of the Lease unless approved in writing by Mortgagee, or (vi) liable for any security deposit given by Tenant under the Lease, unless and to the extent in Mortgagee's possession on or after the date that Successor Landlord succeeds to the interest of Landlord under the Lease.

         5. The attornment provided for in Paragraph 3 of this Agreement shall inure to the benefit of Mortgagee or any Successor Landlord, shall be self-operative, and no further instrument shall be required to give effect to the attornment. Tenant, however, upon demand of Mortgagee or any Successor Landlord, as the case may be, agrees to execute, from time to time, instruments in confirmation thereof, reasonably satisfactory to Mortgagee or any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Paragraph shall be construed to impair any right otherwise exercisable by Mortgagee or any such Successor Landlord.

         6. Tenant from and after the date hereof shall send a copy of any notice of default or notice in connection with the commencement of any action to terminate the Lease or similar statement under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, such notice shall not be effective unless Mortgagee shall have been given such notice and shall have failed to cure such default as hereinafter provided. Such notices shall be sent by certified or registered mail, postage prepaid, return receipt requested, or shall be delivered to Mortgagee at the following address (or at such other address as Mortgagee shall specify in a written notice to Tenant at the address specified above for Tenant):

                        --------------------------------

                        --------------------------------

                        --------------------------------

                        --------------------------------

Any notice to Tenant hereunder shall be sent to the address specified above, with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attention:
Katharine E. Bachman, Esq.

Any such notice of default shall be deemed to be given to Mortgagee on the earlier to occur of (a) the day of receipt (as evidenced by a receipt signed by Mortgagee or the refusal to accept delivery by Mortgagee) or (b) three (3) days after deposit in the mail. With respect to the commencement by Tenant of any action to terminate the Lease, Mortgagee shall have the right, but not the obligation, to cure any default on the part of Landlord which is the basis for such action within a reasonable time (including the time required for Mortgagee to foreclose the Mortgage and obtain possession of the Premises if such possession is necessary to effect such cure) after receipt of the notice by Tenant with respect to such action, so long as Mortgagee is diligently prosecuting such cure and/or the foreclosure of the Mortgagee if possession of the Premises is necessary to effect such cure. Mortgagee's right to cure shall not apply to the exercise by Tenant of its right to terminate the Lease pursuant to Section 12.18 thereof or Article 9 of the Work Letter, and shall not affect Tenant's rights under Section 2.5 of the Lease.

         7. Tenant shall not change, or consent to a change in, the terms, covenants, conditions and agreements of the Lease in any manner which would be binding on Mortgagee without the express consent in writing of Mortgagee. No exercise by Landlord of any right to terminate the Lease, and no acceptance of any termination, surrender or cancellation of the Lease (except as otherwise expressly referred to in Paragraph 6 above), shall be effective unless Mortgagee shall have expressly consented thereto in writing.

         8. Anything herein or in the Lease to the contrary notwithstanding, in the event that Successor Landlord shall acquire title to the Premises, Successor Landlord shall have no obligation, nor incur any liability, beyond Successor Landlord's then interest, if any, in the Premises and Tenant shall look exclusively to such interest of Successor Landlord, if any, in the Premises for the payment and discharge of any obligations imposed upon Successor Landlord hereunder or under the Lease and Successor Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that with respect to any money judgment which may be obtained or secured by Tenant against Successor Landlord, Tenant shall look solely to the estate or interest owned by Successor Landlord in the Premises and Tenant will not collect or attempt to collect any such judgment (i) from any officer, director, shareholder, partner, employee, agent or representative of Successor Landlord or (ii) out of any assets of Successor Landlord other than Successor Landlord's estate or interest in the Premises.

         9. (a) Tenant acknowledges that it has notice that Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Mortgagee, pursuant to the Mortgage as part of the security for the obligations secured by the Mortgage. In the event that Mortgagee notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Mortgagee, Tenant agrees that it shall pay its rent and all other sums due under the Lease to Mortgagee or as Mortgagee shall direct in writing to Tenant at its address for notices set forth in Section 12.2 of the Lease.

            (b) Tenant hereby acknowledges receipt of a notice from Landlord directing Tenant to pay, INTER ALIA, all Annual Fixed Rent and Additional Rent directly to account #__________ at ______________________________.
Tenant shall not make any payment under the Lease contrary to the aforementioned direction without the written consent of Mortgagee.

            (c) Landlord hereby indemnifies and holds Tenant harmless from and against all claims, loss or damage of whatever nature arising from Tenant's compliance with Paragraphs 9(a) and (b) above.

         10. Landlord hereby consents to the terms and provisions of this Agreement, including, without limitation, Paragraph 9 hereof.

         11. This Agreement may not be modified, amended or terminated unless in writing and duly executed by the party against whom the same is sought to be asserted and constitutes the entire agreement between the parties with respect to the subject matter hereof.

         12. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         13. Notwithstanding anything to the contrary contained in Section 12.10 of the Lease, the Lease shall not terminate upon or as a result of the termination of the Ground Lease if Mortgagee exercises its rights under the Ground Lease to request that MIT (or its successors and assigns) enter into a "new lease" for the Premises. The entering into of any such "new lease" shall have the same effect as the acquisition of the leasehold estate in the Premises for purposes of Paragraphs 3 and 4 hereunder.

         14. Tenant agrees that Tenant shall from time to time, upon not less than fifteen (15) days' prior written request by Mortgagee, execute, acknowledge, deliver and certify to Mortgagee a statement in the form set forth in Section 10.4 of the Lease.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                           MORTGAGEE:


                                              _________________________________

                                           By:
                                              Name:
                                              Title:

                                           TENANT:

                                           MILLENNIUM PHARMACEUTICALS, INC.

                                           By:
                                              Name:
                                              Title:

                                           LANDLORD:

                                           FC 40 LANDSDOWNE, INC.

                                           By:

                                              By:
                                                 Name:
                                                 Title:

                          [ACKNOWLEDGMENTS TO BE ADDED]

                                    EXHIBIT J

                           DISPUTE RESOLUTION PROCESS

         Any dispute or determination by a party hereto which, pursuant to the terms of this Lease, may be resolved by the "Dispute Resolution Process," shall be undertaken in accordance with the following provisions:

         (a) In the event of any such dispute, the complaining party (the "Claimant") shall serve upon the other party (the "Respondent") by registered mail or hand delivery a written demand for arbitration (the "Dispute Notice"), setting forth with particularity the nature of the dispute. The Claimant shall simultaneously serve any request (the "Document Request") for production of relevant documents from the Respondent. The service of such Dispute Notice and Document Request shall be effective upon receipt thereof. Failure to serve a Document Request shall constitute a waiver by the Claimant of any right to demand documents from the Respondent, except as provided in Subparagraph (c) below. The Dispute Notice shall also be delivered to J.A.M.S./Endispute, 73 Tremont Street, 4th floor, Boston, Massachusetts 02108, for mediation as part of that firm's national mediation services expertise. J.A.M.S./Endispute shall select a member of the company to conduct the arbitration (hereinafter the "Arbitrator"), the choice of which shall be binding on the parties. If J.A.M.S./Endispute believes it has a material conflict of interest with any of the parties, it shall select an alternative nationally recognized firm to conduct the arbitration, within ten (10) business days of receipt of the Dispute Notice. If J.A.M.S./Endispute shall cease to exist and/or shall decline to serve under this Lease as to all or any particular dispute submitted thereto for arbitration, and within ten (10) business days of receipt of a Dispute Notice, shall fail to select an alternative nationally recognized firm, then, and in any such event, the parties shall mutually select an alternative arbitrator for their dispute(s) and, in the absence of agreement within a period of ten (10) days, either party shall have the right, on notice to the other, to apply to the President of the Boston Bar Association for selection of an independent arbitrator.

         (b) RESPONSE BY RESPONDENT. Within ten (10) business days of receipt of a Dispute Notice and Document Request, the Respondent shall serve a detailed written response to the Dispute Notice, including any arbitrable counterclaims, and shall produce all non-privileged documents called for in the Document Request. At the same time, Respondent shall serve any Document Request on Claimant, failing which Respondent shall be deemed to have waived any right to demand documents from Claimant. Within two (2) business days of delivery of the response, all undisputed amounts shall be paid by Respondent by wire transfer.

         (c) RESPONSE BY CLAIMANT. Within ten (10) business days of receipt of such written response, the Claimant shall serve a reply to any counterclaims asserted by Respondent and shall produce all non-privileged documents requested by Respondent. At the same time, the Claimant may serve a second Document Request limited to documents relevant to Respondent's counterclaim. Within two (2) business days of delivery of the reply to any counterclaims, all undisputed amounts shall be paid by the Claimant by wire transfer.

         (d) RESPONSE BY RESPONDENT. Respondent shall produce all non-privileged documents called for in any such second Document Request within ten (10) business days of service thereof.

         (e) Appearance Before Arbitrator. Within thirty-five (35) business days of service of the Dispute Notice, any arbitrable dispute shall be submitted to the Arbitrator, whose decision shall be final, binding and non-appealable, and may be entered and enforced as a judgment by any court of competent jurisdiction. The Arbitrator shall consider and determine only matters properly subject to arbitration pursuant to this Lease.

         The Arbitrator shall, in consultation with the parties, establish such further procedures, including hearings, as he or she deems appropriate, provided, however, that a decision of the dispute (including counterclaims) shall be rendered no later than sixty (60) business days after service of the Dispute Notice.

         (f) Final Decision; Fees and Expenses. The Arbitrator's decision shall be in writing, and shall include findings of fact and a concise explanation of the reasons for the decision. The decision shall be delivered to the parties immediately. The Arbitrator's fees and expenses shall be borne by one or both of the parties in accordance with the direction of the Arbitrator, who shall be guided in such determination by the results of the arbitration. If any party refuses to appear before the Arbitrator or to respond as required in subparagraphs (a) through (e) above, the Arbitrator shall decide the matter as by default against the non-appearing party, and such decision shall be final, binding and non-appealable to the same extent as a decision rendered with the full participation of such party.

                                    EXHIBIT K

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

         THIS AGREEMENT made as of the _____ day of _____________, 2000, between _______________________________ ("Mortgagee"), FC 40 LANDSDOWNE, INC., a
Massachusetts corporation, having an office at c/o Forest City Development, 38 Sidney Street, Cambridge, Massachusetts 02139 ("Landlord"), and MILLENNIUM PHARMACEUTICALS, INC., a Delaware corporation, having an office at 75 Sidney Street, Cambridge, Massachusetts 02139 ("Tenant").

                          W I T N E S S E T H:

         WHEREAS, Tenant has entered into a lease dated _______________, 2000 between Landlord, as landlord, and Tenant, as tenant, with respect to the building to be constructed at

40 Landsdowne Street, Cambridge, Massachusetts, described in Exhibit A hereto (the "Demised Premises"), (said lease, as hereafter amended and supplemented, subject to Paragraph 7 hereof, is hereinafter called the "Lease"), capitalized terms used herein and not otherwise defined herein shall have the same meanings set forth in the Lease); and

         WHEREAS, Mortgagee is the holder of the Leasehold Mortgage with Assignments of Rents, Security Agreement and Fixture Filing dated _____________, 2000, from Landlord to Mortgagee (the "Mortgage"), which encumbers the Demised Premises, and Landlord's interest in the Lease; and

         WHEREAS, Mortgagee, Landlord and Tenant desire to enter into this Agreement upon the terms, covenants and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises and the agreements of the parties contained herein, the parties agree as follows:

         1. The Lease and all of Tenant's rights thereunder are and shall be at all times and in all respects subject and subordinate to the lien of the Mortgage, and to all advances now or hereafter made under or secured by the Mortgage, and all renewals, modifications, consolidations, replacements, substitutions, additions and extensions of the Mortgage and to any subsequent mortgages or assignments with which the Mortgage may be spread and/or consolidated.

         2. Provided Tenant complies with this Agreement and if Tenant shall not be in default under the Lease beyond the applicable period of grace, if any, provided therein with respect to the default in question as of the date Mortgagee commences a foreclosure action, (i) Tenant shall not be named as a party in any action or proceeding to enforce the Mortgage, unless such joinder shall be required under applicable law, and in which case Mortgagee shall not seek affirmative relief from Tenant in such action or proceeding, nor shall the Lease be cut off or terminated nor Tenant's possession thereunder be disturbed in any such action or proceeding, and (ii) subject to the provisions of Paragraph 4 of this Agreement, Mortgagee will recognize the Lease and Tenant's rights thereunder and hereunder.

         3. Upon any foreclosure of the Mortgage or other acquisition of the leasehold estate in the Premises, Tenant shall attorn to Mortgagee or any other party acquiring the leasehold estate in the Premises or so succeeding to Landlord's rights (collectively, the "Successor Landlord") and shall recognize the Successor Landlord as its landlord under the Lease and Tenant shall promptly execute and deliver any instrument that the Successor Landlord may reasonably request in writing to evidence further said attornment.

         4. (a) Upon such attornment or other acquisition of the leasehold estate in the Premises, the Lease shall continue as a direct lease between the Successor Landlord and Tenant upon all terms, covenants and conditions thereof as are then applicable except that the Successor

Landlord shall not be (i) liable for any previous act or omission of Landlord under the Lease, (ii) subject to any offsets, defenses, claims or counterclaims that Tenant may have against Landlord, (iii) except as provided in Paragraph 4(b) below, bound by any covenant to perform or complete any construction in connection with the Demised Premises or the Premises or to pay any sums to Tenant in connection therewith, (iv) bound by any prepayment of more than one
(1) month's rent or other charges under the Lease unless such payment shall have been expressly approved in writing by Mortgagee, (v) bound by any amendment, modification, extension, expansion, termination, cancellation or surrender of the Lease unless approved in writing by Mortgagee, or (vi) liable for any security deposit given by Tenant under the Lease, except as provided in a Pledge Agreement between Landlord, Tenant, and Mortgagee of even date herewith.

                  (b) In the event Landlord shall have failed to complete and pay for the Base Building Improvements or to pay the Leasehold Improvement Allowance as and to the extent required under the Lease (collectively, the "Construction/TI Obligations") on or prior to the date that Successor Landlord succeeds to the interest of Landlord under the Lease (such date being the "Succession Date"), Successor Landlord shall be obligated, from and after the Succession Date, to perform the Construction/TI Obligations.

         5. The attornment provided for in Paragraph 3 of this Agreement shall inure to the benefit of Mortgagee or any Successor Landlord and shall be self-operative, and no further instrument shall be required to give effect to the attornment. Tenant, however, upon demand of Mortgagee or any Successor Landlord, as the case may be, agrees to execute, from time to time, instruments in confirmation thereof, reasonably satisfactory to Mortgagee or any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Paragraph shall be construed to impair any right otherwise exercisable by Mortgagee or any such Successor Landlord.

         6. Tenant from and after the date hereof shall send a copy of any notice of default or notice in connection with the commencement of any action to terminate the Lease or similar statement under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, such notice shall not be effective unless Mortgagee shall have been given such notice and shall have failed to cure such default as hereinafter provided. Such notices shall be sent by certified or registered mail, postage prepaid, return receipt requested, or shall be delivered to Mortgagee at the following address (or at such other address as Mortgagee shall specify in a written notice to Tenant at the address specified above for Tenant):

                       ___________________________________

                       ___________________________________

                       ___________________________________

                       Attention: ________________________

Any such notice of default shall be deemed to be given to Mortgagee on the earlier to occur of (a) the day of receipt (as evidenced by a receipt signed by Mortgagee or the refusal to accept delivery by Mortgagee) or (b) three (3) days after deposit in the mail. With respect to the commencement by Tenant of any action to terminate the Lease, Mortgagee shall have the right, but not the obligation, to cure any default on the part of Landlord which is the basis for such action within a reasonable time (including the time required for Mortgagee to foreclose the Mortgage and obtain possession of the Premises if such possession is necessary to effect such cure) after receipt of the notice by Tenant with respect to such action, so long as Mortgagee is diligently prosecuting such cure and/or the foreclosure of the Mortgage if possession of the Premises is necessary to effect such cure. Mortgagee's right to cure shall not apply to the exercise by Tenant of its right to terminate the Lease pursuant to Section 12.18 thereof and shall not affect Tenant's rights under Section 2.5 of the Lease or Section 4(b) of this Agreement.

         7. Tenant shall not change, or consent to a change in, the terms, covenants, conditions and agreements of the Lease in any manner which would be binding on Mortgagee without the express consent in writing of Mortgagee. No exercise by Landlord of any right to terminate the Lease, and no acceptance of any termination, surrender or cancellation of the Lease (except as expressly set forth in the last sentence of Paragraph 6 above), shall be effective unless Mortgagee shall have expressly consented thereto in writing.

         8. Anything herein or in the Lease to the contrary notwithstanding, in the event that Successor Landlord shall acquire title to the Premises, Successor Landlord shall have no obligation, nor incur any liability, beyond Successor Landlord's then interest, if any, in the Premises and Tenant shall look exclusively to such interest of Successor Landlord, if any, in the Premises for the payment and discharge of any obligations imposed upon Successor Landlord hereunder or under the Lease and Successor Landlord is hereby released and relieved of any other liability hereunder and under the Lease. Tenant agrees that with respect to any money judgment which may be obtained or secured by Tenant against Successor Landlord, Tenant shall look solely to the estate or interest owned by Successor Landlord in the Premises and Tenant will not collect or attempt to collect any such judgment (i) from any officer, director, shareholder, partner, employee, agent or representative of Successor Landlord or
(ii) out of any assets of Successor Landlord other than Successor Landlord's estate or interest in the Premises.

         9. (a) Tenant acknowledges that it has notice that Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Mortgagee pursuant to the Mortgage as part of the security for the obligations secured by the Mortgage. In the event that Mortgagee notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Mortgagee, Tenant agrees that it shall pay its rent and all other sums due under the Lease to Mortgagee or as Mortgagee shall direct in writing to Tenant at its address for notices set forth in Section 12.2 of the Lease.

            (b) Tenant hereby acknowledges receipt of a notice from Landlord directing Tenant to pay, inter ali, all Annual Fixed Rent and Additional Rent directly to account

No. ____________________ at ______________________ Bank. Tenant shall not make any payment under the Lease contrary to the aforementioned direction without the written consent of Mortgagee.

             (c) Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all claims, losses or damages of whatever nature arising from Tenant's compliance with Paragraphs 9(a) and (b) above.

         10. Landlord hereby consents to the terms and provisions of this Agreement, including, without limitation, Paragraph 9 hereof.

         11. This Agreement may not be modified, amended or terminated unless in writing and duly executed by the party against whom the same is sought to be asserted and constitutes the entire agreement between the parties with respect to the subject matter hereof.

         12. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         13. Notwithstanding anything to the contrary contained in Section 12.10 of the Lease, the Lease shall not terminate upon or as a result of the termination of the Ground Lease if Mortgagee exercises its rights under the Ground Lease to request that MIT (or its successors and assigns) enter into a "new lease" for the Premises. The entering into of any such "new lease" shall have the same effect as the acquisition of the leasehold estate in the Premises for purposes of Paragraphs 3 and 4 hereof.

         14. Tenant agrees that Tenant shall from time to time, upon not less than fifteen (15) days' prior written request by Mortgagee, execute, acknowledge, deliver and certify to Mortgagee a statement in the form set forth in Section 10.4 of the Lease.

         15. This Agreement may be executed in any number of counterparts. All such counterparts will be deemed to be originals and will together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        MORTGAGEE:

                                        ------------------------------

                                        By:
                                           Name:
                                           Title:

                                     TENANT:

                                     MILLENNIUM PHARMACEUTICALS, INC.

                                     By:
                                         Name:
                                         Title:

                                     LANDLORD:

                                     FC 40 LANDSDOWNE, INC.

                                     By:

                                         By:
                                             Name:
                                             Title:

State of                   )
                           ) ss.:
County            )

         On the ___ day of _____________ in the year 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and as his/her/their free act and deed, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


(STAMP/SEAL)                                Notary Public


My Commission expires:

State of                   )
                           ) ss.:
County            )

         On the ___ day of ____________ in the year 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and as his/her/their free act and deed, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


(STAMP/SEAL)                                Notary Public

My Commission expires:

State of                   )
                           ) ss.:
County            )

         On the ___ day of _____________ in the year 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and as his/her/their free act and deed, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


(STAMP/SEAL)                                Notary Public


My Commission expires:

                                    EXHIBIT L

                          FOREST CITY ENTERPRISES, INC.
                               1100 TERMINAL TOWER
                                50 PUBLIC SQUARE
                            CLEVELAND, OH 44113-2203

                                                     ____________, 2000

Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, MA  02139

         Re: Completion Guaranty of Forest City Enterprises, Inc. regarding that certain lease, dated July __, 2000 (the "Lease") between FC 35 Landsdowne, Inc. ("Landlord") and Millennium Pharmaceuticals, Inc. ("Tenant") for premises located at 35 Landsdowne Street, Cambridge, MA

         As an inducement to your entering into the Lease, and in consideration for your entering into the Lease with Landlord, which constitutes valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned covenants and agrees as follows:

         1. Except as expressly provided in paragraph 2 below, if demand is made upon the undersigned under a completion guaranty ("Bank Completion Guaranty") to Landlord's Construction Lender (the "Bank") the form of which is anticipated to substantially follow the form of guaranty delivered in connection with the financing of the project known as 45/75 Sidney Street, a copy of which is attached hereto, to perform any construction obligations relating to the Base Building Improvements, or the undersigned can otherwise require the Bank to make advances of the loan to which reference is made in the Bank Completion Guaranty (the "Loan") by performing such construction obligations relating to the Base Building Improvements, in both cases including satisfaction of all of the applicable conditions precedent to advances of the Loan except to the extent the undersigned is not required to satisfy the same under the Bank Completion Guaranty, the undersigned shall so perform the construction obligations relating to the Base Building Improvements. For purposes of interpreting any language in the Bank Completion Guaranty to the effect that advances of the Loan shall be made "in accordance with the terms of the Loan Agreement," the undersigned represents and warrants that such language refers to administrative and procedural requirements governing the process of disbursing the proceeds of the Loan.

         2. In no event shall you have any right to enforce the completion guaranty memorialized hereby (this "Millennium Completion Guaranty") following any default in (i) your obligations under the Lease not cured within any applicable notice and grace periods or (ii) your obligations in the completion guaranty delivered by you to the undersigned of even date herewith. Furthermore, neither shall you have any right to enforce this Millennium Completion Guaranty under the circumstances where Landlord under the Lease is entitled to terminate the Lease by virtue of the penultimate paragraph of that certain side letter agreement between Landlord and Tenant, of even date herewith, regarding "Potential 35 Landsdowne Lease Termination", whether or not Landlord elects to terminate the Lease as provided therein.

         3. For purposes of interpreting the Bank Completion Guaranty, the undersigned represents and warrants that the construction work, completion of which is guaranteed by the undersigned for the benefit of the Bank includes the Base Building Improvements, the Base Systems, and the Core/Lobby/Finish Work and those of the Leasehold Improvements contemplated to be paid for by application of the Leasehold Improvement Allowance, as such terms are defined in the Lease.

         4. The undersigned represents and warrants that, prior to drawing down the Loan, an equity contribution of at least Ten Million Dollars ($10,000,000) shall have been made by Landlord, and the undersigned covenants and agrees that, to the extent such contribution has not yet been made, it will so be made.

         5. The undersigned expressly acknowledges and agrees that the benefit of this Millennium Completion Guaranty to Tenant shall not be diminished by the prepayment in full of the principal amount of, and all interest on, the Loan by either Landlord or the undersigned and the resulting termination of the Bank Completion Guaranty prior to Substantial Completion of the Base Building Improvements, and disbursement of the Construction Allowances, and therefore the undersigned represents and warrants that any such prepayment shall either (x) be made only contemporaneously with a refinancing of the Loan or (y) constitute an extension of financing by the undersigned, and in either case neither the Guaranteed Completion Obligations of the undersigned nor the Landlord's right to advances of Loan proceeds shall be in any way diminished. The undersigned further expressly acknowledges and agrees that the benefit of this Millennium Completion Guaranty to Tenant shall not be diminished by a purchase of the Loan by either Landlord or the undersigned or any affiliate thereof.

         6. Any communications concerning this Millennium Completion Guaranty shall be in writing and addressed as follows:

                  If to Guarantor:  Forest City Enterprises, Inc.
                                    1130 Terminal Tower
                                    50 Public Square
                                    Cleveland, OH  44113-2203
                                    Attention:  James A. Ratner

                  With a copy to:   Forest City Enterprises, Inc.
                                    1100 Terminal Tower
                                    50 Public Square
                                    Cleveland, OH  44113-2203
                                    Attention:  General Counsel
                  and
                                    Goodwin, Procter & Hoar  LLP
                                    Exchange Place
                                    Boston, MA  02109-2881
                                    Attention: Elizabeth McDermott Esq.

                  If to Millennium: Millennium Pharmaceuticals, Inc.
                                    75 Sidney Street
                                    Cambridge, MA  02139
                                    Attention: General Counsel

                  With a copy to:   Hale and Dorr, LLP
                                    60 State Street
                                    Boston, MA  02109
                                    Attention: Katharine E. Bachman, Esq.

         7. This Millennium Completion Guaranty memorialized shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed solely entirely within the same. No amendment of any provision hereof shall be effective unless the same shall be in writing and signed by the undersigned.

         Executed under seal as of the date and year first above written.

                                                 Very truly yours,

                                                 FOREST CITY ENTERPRISES, INC.

                                                 By:

                                                 Its:

                                    EXHIBIT A

                            Bank Completion Guaranty

                                    EXHIBIT M

                        MILLENNIUM PHARMACEUTICALS, INC.
                                75 SIDNEY STREET
                               CAMBRIDGE, MA 02139

                                                     ____________, 2000

Forest City Enterprises, Inc.
1100 Terminal Tower
50 Public Square
Cleveland, OH  44113-2203

         Re: Completion Guaranty of Millennium Pharmaceuticals, Inc. ("Tenant") for the benefit of Forest City Enterprises, Inc. ("FCE") regarding that certain lease, dated June __, 2000 (the "Lease") between FC 40 Landsdowne, Inc. ("Landlord") and Tenant for premises located at 40 Landsdowne Street, Cambridge, MA

         As an inducement to your entering into (a) the completion guaranty (the "Bank Completion Guaranty") of even date herewith for the benefit of _____________________ ("Bank") and (b) the completion guaranty of even date herewith for the benefit of Tenant, which constitutes valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned covenants and agrees as follows:

         1. Except as expressly provided in paragraph 2 below, if demand is made upon FCE under a completion guaranty of even date herewith (the "Bank Completion Guaranty") to the Bank the form of which is anticipated to substantially follow the form of guaranty delivered in connection with the financing of the project known as 45/75 Sidney Street, a copy of which is attached hereto, to perform any construction obligations relating to the Base Systems, the undersigned shall so perform the construction obligations relating to the Base Systems. For purposes of interpreting any language in the Bank Completion Guaranty to the effect that advances of the Loan shall be made "in accordance with the terms of the Loan Agreement," you have represented and warranted that such language refers to administrative and procedural requirements governing the process of disbursing the proceeds of the Loan.

         2. In no event shall you have any right to enforce the completion guaranty memoralized hereby (this "FCE Completion Guaranty") following (i) any default in your obligations in the completion guaranty delivered by you to the undersigned of even date herewith, or (ii) any default by the Landlord in its obligations under the Lease not cured within applicable grace periods. Furthermore, neither shall you have any right to enforce this Millennium Completion Guaranty under the circumstances where Landlord under the Lease is entitled to terminate the Lease by virtue of the penultimate paragraph of that certain side letter agreement between Landlord and Tenant, of even date herewith, if Landlord elects to terminate the Lease as provided therein.

         3. For purposes of interpreting the Bank Completion Guaranty, you represent and warrant that the construction work, completion of which is guaranteed by the undersigned includes the Base Building Improvements, the Base Systems and the Core/Lobby/Finish Work, and those of the Leasehold Improvements contemplated to be paid for by application of the Leasehold Improvement Allowance, as such terms are defined in the Lease.

         4. You have represented and warranted that, prior to drawing down the Loan, an equity contribution of at least Ten Million Dollars ($10,000,000) shall have been made by Landlord, and you have covenanted and agreed that, to the extent such contribution has not yet been made, it will so be made.

         5. Any communications concerning this FCE Completion Guaranty shall be in writing and addressed as follows:

                  If to FCE:  Forest City Enterprises, Inc.
                              1130 Terminal Tower
                              50 Public Square
                              Cleveland, OH 44113-2203
                              Attention: James A. Ratner

                  With a copy to:  Forest City Enterprises, Inc.
                                   1100 Terminal Tower
                                   50 Public Square
                                   Cleveland, OH  44113-2203
                                   Attention:  General Counsel
                  and
                                   Goodwin, Procter & Hoar  LLP
                                   Exchange Place
                                   Boston, MA  02109-2881
                                   Attention: Elizabeth McDermott Esq.

                  If to Guarantor:  Millennium Pharmaceuticals, Inc.
                                    75 Sidney Street
                                    Cambridge, MA  02139
                                    Attention: General Counsel

                  With a copy to:   Hale and Dorr, LLP
                                    60 State Street
                                    Boston, MA  02109
                                    Attention: Katharine E. Bachman, Esq.

         6. This FCE Completion Guaranty shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed solely entirely within the same. No amendment of any provision hereof shall be effective unless the same shall be in writing and signed by the undersigned.

         Executed under seal as of the date and year first above written.

                                               Very truly yours,

                                               MILLENNIUM PHARMACEUTICALS, INC.

                                               By:

                                               Its:

                                    EXHIBIT A

                            Bank Completion Guaranty

                             FC 40 LANDSDOWNE, INC.
                           C/O FOREST CITY DEVELOPMENT
                                38 SIDNEY STREET
                               CAMBRIDGE, MA 02139

                                              August 4, 2000

Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, MA  02139

         Re:      POTENTIAL 40 LANDSDOWNE LEASE TERMINATION

         Reference is hereby made to the lease, dated August 4, 2000 (the "Lease") between FC 40 Landsdowne, Inc. ("Landlord") and Millennium Pharmaceuticals, Inc. ("Tenant") for premises located at 40 Landsdowne Street, Cambridge, MA (the "Building"). Capitalized terms not defined herein below shall have the respective meanings ascribed to them in the Lease.

         The purpose of this letter is provide Landlord with the right to terminate the Lease, upon the occurrence of the circumstances contemplated below.

         Landlord and Tenant additionally agree that Landlord shall be obligated, in connection with its construction of the Building under the Lease, to expend up to, but not in excess of, Ten Million Dollars ($10,000,000) to cause the remediation of environmental contamination at the Premises. Should the performance by Landlord of the remediation of environmental contamination require that costs in excess of Ten Million Dollars ($10,000,000) be incurred, in order to fulfill the requirements of environmental laws and regulations, as a consequence of existing contamination other than by virtue of the negligence or willful misconduct of Landlord or Landlord's contractors, agents or employees, then Landlord may terminate the Lease, by notice given to Tenant prior to the Commencement Date under the Lease, whereupon the Lease shall terminate and neither Landlord nor Tenant shall have any further obligations to each other under the Lease and this letter.

         Tenant acknowledges that Landlord may not exercise the aforesaid right to terminate the Lease without the consent of its construction lender unless the construction lender's mortgage encumbering the Premises has been repaid in full. Therefore, Tenant may not rely on the effectiveness of Landlord's termination of the Lease as aforesaid unless Tenant has been furnished with a written consent of any mortgagee with whom Tenant has executed a

         Subordination, Non-Disturbance and Attornment Agreement, or evidence reasonably satisfactory to Tenant that the mortgage held by such mortgagee has been repaid in full.

         This Agreement shall expire and have no further force or effect from and after the Rent Commencement Date.

                                    Very truly yours,

                                    FC 40 LANDSDOWNE, INC.


                                    By: /s/ GAYLE FRIEDLAND

                                    Its: Vice President

Above Agreed to:

MILLENNIUM PHARMACEUTICALS, INC.

By: /s/ KEVIN STARR

Its: CFO